UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Bluerock Residential Growth REIT, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

BLUEROCK RESIDENTIAL GROWTH REIT, INC.
712 Fifth Avenue, 9th Floor
New York, New York 10019
TELEPHONE: (212) 843-1601

January 8, 2014

Dear Stockholder:

On behalf of the Board of Directors (the “Board”), I cordially invite you to attend the special meeting of stockholders of Bluerock Residential Growth REIT, Inc. (the “Company”). The meeting will be held on January 23, 2014 at 10:00 a.m. Eastern Time, at our principal executive offices located at 712 Fifth Avenue, 9th Floor, New York, New York 10019. Attached for your review is a notice of a Special Meeting of Stockholders and Proxy Statement. Please respond at your earliest convenience to help us avoid potential delays and additional expense to solicit votes. It is very important that you read this letter and proxy statement carefully. Your vote is very important.

Exchange Listing and Concurrent Public Offering

As you know, the Board has been exploring strategic alternatives to enhance the growth of the Company's real estate investment portfolio. As a result, with the assistance of our financial advisor, Wunderlich Securities, Inc., we are moving toward listing our stock on a publicly-traded national securities exchange and concurrently raising new capital in a public offering, which we expect will be completed in or about the first quarter of 2014 if market conditions allow. We cannot, however, provide you with complete assurance that we will complete the exchange listing or the concurrent public offering in the first quarter of 2014, or at all.

Amendment and Restatement of our Charter

At this meeting, you are being asked to approve, among other things, seven proposals to amend our charter as set forth in the Second Articles of Amendment and Restatement of our charter (the “Second Amended and Restated Charter”). The Second Amended and Restated Charter will become effective in connection with the expected initial listing of a newly established share class of Class A common stock on a national securities exchange. The Second Amended and Restated Charter is primarily intended to accomplish two objectives in connection with the listing of the Class A common stock: (1) to permit us to effectuate a plan for phased-in liquidity with respect to our outstanding common stock, and (2) to more closely align our charter to those of our peers with publicly listed securities. Each of these objectives is described briefly below and in more detail in the attached proxy statement.

Please note also that if for some reason the exchange listing and/or the concurrent public offering do not take place, we will not effectuate the amendment and restatement of our charter as set forth in the Second Amended and Restated Charter, even if the proposals to amend our charter are approved by our stockholders, and the plan for phased-in liquidity will not take effect. Further, each one of the proposals to amend our charter is conditioned on the approval of each of the other six proposals to amend our charter, and, therefore, stockholders must vote to approve all of the seven proposals in order for the Second Amended and Restated Charter to be implemented.

The Board unanimously recommends that the stockholders vote for the approval of the seven proposals to amend our charter as set forth in the Second Amended and Restated Charter.

The Plan for Phased-In Liquidity

As part of the exchange listing and concurrent public offering process, and after consultation with and at the recommendation of our financial advisor, we are proposing two amendments to our current charter to permit us to effectuate a plan for phased-in liquidity with respect to our outstanding common stock. This would be accomplished through the reclassification of certain shares of our capital stock as Class A common

1

stock, which we expect will be issued to new investors in the concurrent public offering and listed on a national securities exchange, and the change of each share of our outstanding common stock into Class B common stock, which would subsequently convert, over time, into listed shares of Class A common stock.

Our financial advisor and our Board believe that this plan for phased-in liquidity for our existing stockholders is essential to the potential success of the exchange listing and concurrent public offering. Accordingly, the Board strongly urges that you approve the proposals to amend our charter described in the accompanying proxy statement and reflected in the Second Amended and Restated Charter to permit us to establish phased-in liquidity for our outstanding shares of common stock.

Under the plan for phased-in liquidity, your existing shares will change automatically into unlisted shares of Class B common stock, which will subsequently and automatically convert into listed shares of Class A common stock at predetermined intervals as outlined below. This progressive conversion of all of our currently outstanding common stock into Class A listed shares will introduce our outstanding shares of common stock into the public market in stages, rather than all at once.

We expect that this phased-in liquidity will mitigate the risk of stock-pricing instability by minimizing the chance that a significant portion of our outstanding shares of common stock will be sold within a brief period of time shortly after our exchange listing and concurrent public offering. That potential for concentrated sales of our outstanding common stock shortly after our exchange listing could make our new shares of Class A common stock less attractive to institutional and other investors in our concurrent public offering that we expect will coincide with our exchange listing, and accordingly, could reduce demand to buy our stock and/or reduce the price per share that investors would be willing to pay at the public offering, and thus may not be in the best interests of existing stockholders. In addition, the chance that a significant portion of our shares of common stock could be sold within a short period of time immediately following our exchange listing could increase the volatility and reduce the trading price of our common stock, which is also a potentially negative event to potential institutional and other investors considering an investment in the Company in connection with our concurrent public offering.

The plan for phased-in liquidity, with its progressive conversion of our outstanding common stock into Class A listed shares, directly addresses these potential risks, and therefore, we have been advised, will increase the likelihood of a successful exchange listing and the concurrent public offering of the new Class A common stock at the strongest possible price. Further, we have been advised that institutional investors and other potential buyers of our Class A listed shares will require such a plan for phased-in liquidity to be in place. For these reasons, our financial advisor and the Board agree that this plan for phased-in liquidity is an essential requirement for our planned exchange listing and concurrent public offering.

Please note that, although the plan for phased-in liquidity is expected to impact the number and classification of the shares you currently own, it will not have any effect on your proportional ownership interest, your voting rights, your right to receive dividends, the total amount of your dividends or your rights upon liquidation with respect to your shares. Current stockholders will, however, experience dilution of their proportional ownership interests and voting rights in connection with the sale of shares of Class A common stock in the concurrent public offering. Each of the proposals to implement the plan for phased-in liquidity is conditioned on the approval of each of the other proposals to amend our charter, and, therefore, stockholders must vote to approve all of the seven proposals to amend our charter in order for the plan for phased-in liquidity to be implemented.

Example

The following is an example of how the plan for phased-in liquidity will work, assuming the Board does not exercise its discretion to implement a stock dividend or stock split in conjunction with the exchange listing and concurrent public offering. If you currently own 3,000 shares of our common stock, at the time of the filing of the Second Amended and Restated Charter and the resulting changes in our common stock, your shares will automatically change into 3,000 shares of our Class B common stock, divided into three (3) equal sub-classes (Class B-1, B-2 and B-3, respectively) of 1,000 shares each, which will subsequently and automatically convert into Class A listed shares, at the following intervals:

2

•	The entirety of your 1,000 shares of unlisted Class B-1 common stock will automatically convert into 1,000 shares of Class A common stock 360 days after the initial exchange listing;
•	The entirety of your 1,000 shares of unlisted Class B-2 common stock will automatically convert into 1,000 shares of Class A common stock 540 days after the initial exchange listing; and
•	The entirety of your 1,000 shares of unlisted Class B-3 common stock will automatically convert into 1,000 shares of Class A common stock 720 days after the initial exchange listing.

Thus, the final anticipated conversion date for your shares would be in or about the first quarter of 2016, at which time we would expect that all of your shares will be shares of Class A common stock, listed on a national securities exchange.

The attached proxy statement includes more detail regarding the structure of and plan for phased-in liquidity that we currently anticipate we will implement if you approve the two proposals to amend our charter to permit us to effectuate it.

Other Amendments

We are also proposing five amendments to our current charter to more closely align our charter to those of our peers with publicly listed securities. Currently, our charter includes a number of provisions and restrictions that have been required by state securities administrators in order for us to publicly offer our stock without having it listed on a national securities exchange. Once the Class A common stock is listed on a national securities exchange, however, these provisions and restrictions will no longer be required and, in some cases, if retained, would place restrictions on our activities that could put us at a competitive disadvantage compared to our peers with publicly listed securities. Additionally, we are proposing certain amendments that will align our charter with practices that have evolved in the charters of publicly traded REITs that are similar to us, including those that will mitigate certain risks relating to our REIT qualification.

Approvals Required

It is our belief that the proposals to amend our charter as described in the accompanying proxy statement and reflected in the Second Amended and Restated Charter will allow our existing stockholders the best opportunity for a strong initial share price in the concurrent public offering and exchange listing and will give our existing stockholders future, phased-in liquidity for their existing shares. It is our desire to lessen the potential for volatile trading activity in our stock after it has been listed; therefore, we believe that it is in the best interests of all current stockholders to approve the seven proposals to amend our charter as set forth in the Second Amended and Restated Charter. We believe that these charter amendments are important to our ability to provide liquidity and long-term value to all stockholders.

In addition to the proposed charter amendments, the proxy statement contains information regarding the requested approval of new equity incentive plans to attract and retain independent directors, executive officers and other key employees and advisors. Our Board believes that it is in the best interests of all current stockholders to approve these new incentive plans and provide a platform for incentivizing the Company’s growth. Our Board unanimously recommends that the stockholders vote for the approval of the equity incentive plans.

We need the approval of our stockholders for the amendments to our charter and the adoption of the new equity incentive plans.

Conclusion

The accompanying notice of the special meeting of stockholders and the proxy statement contain a description of the formal business to be acted upon by the stockholders at the special meeting. At this meeting, you will be entitled to vote on seven proposals to amend our charter as set forth in the Second Amended and Restated Charter (a copy of which is attached to the proxy statement as Appendix A), the approval of certain equity incentive plans to attract and retain independent directors, executive officers and other key employees (copies of which are attached to the proxy statement as Appendix B), and a proposal to permit the adjournment of the special meeting, if necessary.

3

REGARDLESS OF THE SIZE OF YOUR HOLDINGS, IT IS VERY IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. ACCORDINGLY, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON, WE URGE YOU TO AUTHORIZE YOUR PROXY AS SOON AS POSSIBLE.

You may authorize your proxy by completing, signing and dating the enclosed proxy card and returning it as soon as possible in the postage pre-paid envelope provided. You may also authorize a proxy through the Internet, via fax, or by calling a toll-free telephone number, by following the procedures described in the attached proxy statement. Submitting your proxy card or authorizing a proxy via the Internet, via fax, or via telephone will ensure that your shares will be represented at the meeting and voted in accordance with your wishes. If you attend the meeting, you may, if you wish, revoke your proxy and vote your shares in person.

We encourage you to read the accompanying materials carefully, and thank you in advance for your continued support.

Sincerely,

/s/ R. Ramin Kamfar
R. Ramin Kamfar
Chairman, Chief Executive Officer and President

4

BLUEROCK RESIDENTIAL GROWTH REIT, INC.
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
DATE: January 23, 2014
TIME: 10:00 a.m. (Eastern Time)
PLACE: 712 Fifth Avenue, 9th Floor
New York, New York 10019

To Our Stockholders:

The purpose of the special meeting is to consider and to vote upon the following proposals:

1. Charter Amendments.  Seven proposals to amend certain provisions of our charter, which we refer to herein as Proposals 1(A) through 1(G), including amendments to:

Phased-In Liquidity Related Amendments

(a)	provide for the reclassification of certain shares of our capital stock as Class A common stock, which will be subject to listing on a national securities exchange;
(b)	provide for the change of each share of our outstanding common stock into 1/3 of a share of Class B-1 common stock, 1/3 of a share of Class B-2 common stock and 1/3 of a share of Class B-3 common stock immediately prior to the exchange listing, and their automatic conversion into shares of Class A common stock at 360 days, 540 days and 720 days, respectively, following the date of the initial exchange listing, in connection with the plan for phased-in liquidity;

Amendments Related to NASAA REIT Guidelines Provisions and Other Amendments

(c)	remove or revise provisions regarding our equity stock and our stockholders;
(d)	remove or revise provisions regarding our Board;
(e)	remove or revise provisions relating to the conduct of our business that limit or regulate certain powers of our Company;
(f)	revise provisions restricting transfer and ownership of shares of our capital stock; and
(g)	effectuate certain ministerial modifications, clarifications and conforming changes to, and the restatement of, our charter.

2. Incentive Plans.  A proposal to adopt the 2014 Equity Incentive Plan for Individuals, or the 2014 Individuals Plan, and the 2014 Equity Incentive Plan for Entities, or the 2014 Entities Plan, to attract and retain independent directors, executive officers and other key employees, including employees of our external advisor or manager and our operating partnership, and their affiliates and other service providers, including our external advisor or manager and its affiliates; and

3. Adjournment of Special Meeting for Additional Solicitation.  A proposal to permit the adjournment of the special meeting, if necessary, to solicit additional proxies in favor of the foregoing proposals if there are not sufficient votes for the proposals.

The Board has fixed the close of business on December 19, 2013 as the record date for determining stockholders of record entitled to notice of and to vote at the meeting.

A proxy statement and proxy card accompany this notice.

We hope to have the maximum number of stockholders present in person or by proxy at the meeting. To assure your representation at the meeting, please authorize your proxy by completing, signing, dating and mailing the enclosed proxy card. You may also authorize your proxy through the Internet, via fax, or by calling a toll-free telephone number, by following the procedures described in the attached proxy statement. YOUR COOPERATION IN PROMPTLY SUBMITTING YOUR PROXY WILL BE VERY MUCH APPRECIATED. For specific instructions, please refer to the instructions on the proxy card.

5

You may use the enclosed envelope, which requires no further postage, if mailed in the United States, to return your proxy. If you attend the meeting, you may revoke your proxy and vote in person, if you desire.

By order of the Board of Directors,

/s/ Michael L. Konig
Michael L. Konig
Secretary

Dated: January 8, 2014

6

BLUEROCK RESIDENTIAL GROWTH REIT, INC.
712 Fifth Avenue, 9th Floor
New York, New York 10019

PROXY STATEMENT
FOR SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD JANUARY 23, 2014

Our Board of Directors, or Board, is furnishing you this proxy statement to solicit proxies on its behalf to be voted at the special meeting of stockholders to be held on January 23, 2014 at 10:00 a.m. Eastern Time at our principal executive offices at the address set forth above, and at any and all adjournments or postponements thereof, which we refer to as the Special Meeting. We encourage your participation in the voting at the Special Meeting and solicit your support on the proposals to be presented.

This proxy statement and the accompanying proxy card are first being mailed to stockholders on or about January 8, 2014.

Unless the context otherwise requires, all references to the “Company,” “our,” “we” and “us” in this proxy statement relate to Bluerock Residential Growth REIT, Inc. and those entities owned or controlled directly or indirectly by us. The mailing address of our principal executive offices is 712 Fifth Avenue, 9th Floor, New York, New York 10019 and our telephone number is (212) 843-1601.

STOCKHOLDERS ARE URGED TO READ AND CONSIDER CAREFULLY THE INFORMATION CONTAINED IN THIS PROXY STATEMENT.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING TO BE HELD ON JANUARY 23, 2014.

The proxy statement is available at http://bluerockre.com/investments/brg/proxy.

1

INSTRUCTION GUIDE FOR AUTHORIZING YOUR PROXY

FOUR EASY WAYS TO AUTHORIZE YOUR PROXY WITHOUT
ATTENDING OUR SPECIAL MEETING

1.	Authorize Your Proxy by Mail

Simply mark, sign, date and return the enclosed proxy card as promptly as possible in the prepaid-postage envelope enclosed.

2.	Authorize Your Proxy by Fax

Simply mark, sign and date the enclosed proxy card, and fax it to 1-781-633-4036 as promptly as possible.

3.	Authorize Your Proxy by Telephone

It is fast, convenient, and your vote is immediately confirmed and posted.

Just Follow These Steps:

•	Read the accompanying proxy statement and proxy card;
•	Using a touch-tone phone, call the toll free number, 1-866-977-7699, which is also shown on your proxy card;
•	Enter your CONTROL NUMBER located on your proxy card;
•	Enter the last four digits of your taxpayer identification number (your “PIN”); and
•	Follow the simple recorded instructions.

Your vote is important!
Call 24 hours a day

4.	Authorize Your Proxy by Internet

It is fast, convenient, and your vote is immediately confirmed and posted. Using a computer, simply go to the designated website for our stockholders:

www.eproxyvote.com/bluerock

Just Follow These Steps:

•	Read the accompanying proxy statement and proxy card;
•	Go to the website www.eproxyvote.com/bluerock;
•	Enter your CONTROL NUMBER located on your proxy card; and
•	Follow the simple instructions.

Your vote is important!

Go to www.eproxyvote.com/bluerock 24 hours a day

2

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND RELATED MATTERS

We are providing you with this proxy statement, which contains information about the proposals to be voted upon at our Special Meeting. To make this information easier to understand, we have presented some of the information below in a question and answer format. These questions and answers may not address all questions that may be important to you as a stockholder of the Company. Please refer to the more detailed information contained elsewhere in this proxy statement and the appendices to this proxy statement. See also, “Where Can I Find More Information About the Company?”

Q.	When and where is the Special Meeting?
A.	The Special Meeting will be held on January 23, 2014 at 10:00 a.m. Eastern Time at 712 Fifth Avenue, 9th Floor, New York, New York 10019.
Q.	Why did you send me this proxy statement?
A.	We sent you this proxy statement and the proxy card on behalf of our Board, which is soliciting a proxy from you to vote your shares at the Special Meeting. This proxy statement contains information we are required to provide to you, and is designed to assist you in voting your shares.
Q.	Will my vote make a difference?
A.	Yes. Your vote is needed to ensure that the proposals can be acted upon. YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save the Company significant additional expenses associated with soliciting stockholder votes. We encourage you to participate in the governance of the Company.

PLEASE VOTE YOUR SHARES BY AUTHORIZING YOUR PROXY BY TELEPHONE, VIA THE INTERNET, VIA FAX, OR BY COMPLETING, SIGNING AND DATING THE ACCOMPANYING PROXY CARD AND RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

Q.	How do I vote without attending the Special Meeting?
A.	You may authorize a proxy by completing, dating, signing and promptly returning the proxy card in the pre-addressed, postage-paid envelope provided with this proxy statement. Completed proxy cards must be received by January 22, 2014. You may also authorize a proxy to vote by telephone, via fax, or via the Internet by following the procedures described in this proxy statement under “Instruction Guide for Authorizing Your Proxy” and your proxy card. Those stockholders of record authorizing a proxy to vote by telephone, via fax or via the Internet must do so no later than 5:00 p.m. Eastern Time, on January 22, 2014.

Votes cast by proxy or in person at the Special Meeting will be tabulated by an inspector of election appointed for the Special Meeting. Each executed and timely returned proxy will be voted in accordance with the directions indicated on it. Except for broker non-votes, executed but unmarked proxies will be voted by the person(s) named thereon (i) FOR the seven proposals to amend our charter; (ii) FOR the proposal to adopt the 2014 Individuals Plan and the 2014 Entities Plan; (iii) FOR the proposal to permit the adjournment of the Special Meeting; and (iv) in the discretion of such person(s) upon such matters not presently known or determined that properly may come before the Special Meeting.

Q.	Who is entitled to vote?
A.	On or about January 8, 2014, we will begin mailing the proxy materials to all stockholders of record as of the close of business on December 19, 2013, the record date fixed by our Board for determining the holders of record of our common stock entitled to notice of and to vote at the Special Meeting.
Q.	How many votes do I have?
A.	Each of the outstanding shares of our common stock, as of the close of business on the record date, is entitled to one vote on all matters to be voted upon at the Special Meeting. On the record date, there were approximately 2,413,811 shares of common stock issued and outstanding.

3

Q.	What am I voting on?
A.	At the Special Meeting, we will be asking you to consider and vote upon the following:
•	seven proposals to amend our charter to permit us to implement a plan for phased-in liquidity with respect to our outstanding common stock, and to more closely align our charter to those of our peers with publicly listed securities;
•	a proposal to adopt the 2014 Individuals Plan and the 2014 Entities Plan to attract and retain independent directors, executive officers and other key employees, including employees of our external advisor or manager and our operating partnership, and their affiliates and other service providers, including our external advisor or manager and its affiliates; and
•	a proposal to permit the adjournment of the Special Meeting, if necessary, to solicit additional proxies in favor of the foregoing proposals if there are not sufficient votes for the proposals.
Q.	What are the seven proposals to amend the Company’s charter?
A.	Our Board is proposing that our stockholders approve seven amendments to our charter, which do the following:

Phased-In Liquidity Related Amendments

(a)	provide for the reclassification of certain shares of our capital stock as Class A common stock, which will be subject to listing on a national securities exchange;
(b)	provide for the change of each share of our outstanding common stock into 1/3 of a share of Class B-1 common stock, 1/3 of a share of Class B-2 common stock and 1/3 of a share of Class B-3 common stock immediately prior to the exchange listing, and their automatic conversion into shares of Class A common stock at 360 days, 540 days and 720 days, respectively, following the date of the initial exchange listing, in connection with the plan for phased-in liquidity;

Amendments Related to NASAA REIT Guidelines Provisions and Other Amendments

(c)	remove or revise provisions regarding our equity stock and our stockholders;
(d)	remove or revise provisions regarding our Board;
(e)	remove or revise provisions relating to the conduct of our business that limit or regulate certain powers of our Company;
(f)	revise provisions restricting transfer and ownership of shares of our capital stock; and
(g)	effectuate certain ministerial modifications, clarifications and conforming changes to, and the restatement of, our charter.
Q.	What are our Board’s recommendations?
A.	Our Board unanimously recommends a vote:
•	FOR the seven proposals to amend our charter;
•	FOR the proposal to adopt the 2014 Individuals Plan and the 2014 Entities Plan; and
•	FOR the proposal to permit the adjournment of the Special Meeting, if necessary, to solicit additional proxies in favor of the foregoing proposals if there are not sufficient votes for the proposals.

4

Q.	Why are we seeking approval of the seven proposals to amend our charter?
A.	We currently intend to pursue the initial listing of a newly established share class of Class A common stock on a national securities exchange in or about the first quarter of 2014 and a concurrent public offering of Class A common stock in connection with the listing. The proposed amendments to our current charter set forth in the Second Amended and Restated Charter are primarily intended to accomplish the following two objectives in connection with the exchange listing of the Class A common stock:
•	Permit us to implement a plan for phased-in liquidity. Concentrated sales of our common stock shortly following its listing on a national securities exchange would likely reduce the trading price of our common stock. The proposed amendments would permit us to implement a plan for phased-in liquidity that would reduce the likelihood that these concentrated sales would occur. We would implement this plan for phased-in liquidity as described in more detail below.
•	More closely align our charter to those of our peers with publicly listed securities. We expect to accomplish this objective by removing current provisions and restrictions in our charter that were required by state securities administrators. These provisions will no longer be required after the exchange listing and, in some cases, if retained, could put us at a competitive disadvantage compared to our peers with publicly listed securities. Additionally, we are proposing certain amendments that will align our charter with practices that have evolved in the charters of publicly traded REITs that are similar to us, including those that will mitigate certain risks relating to our REIT qualification.
Q.	Why are we pursuing an initial listing of the Class A common stock at this time?
A.	We currently intend to pursue the initial listing of the Class A common stock in or about the first quarter of 2014. We believe that an exchange listing will provide you with a much more liquid market for your shares of common stock in the future. Currently, your options for liquidity are very limited as our share repurchase program has been terminated, and, even had it not been terminated, in any 12-month period, we would have only been able to repurchase up to 5% of the weighted average number of shares of our common stock outstanding during the prior calendar year. An exchange listing should make it much easier for potential investors to buy our common stock, and should provide a much more transparent market, as all trades on the exchange will be reported. As a result, we believe that an exchange listing will provide you with a much more liquid market for your shares of common stock in the future.

In addition to providing more liquidity to you for your shares, we believe that an exchange listing will better position the Company for future growth. In order to capitalize on future growth opportunities, we need to be able to access capital to fund our potential investments and to further reduce the amount of debt we carry on our balance sheet. We believe that one important step in increasing our access to equity capital will be the listing of the Class A common stock on a national securities exchange.

Q.	Why are you proposing amendments to the Company’s current charter providing for phased-in liquidity of the existing, outstanding common stock?
A.	With an exchange listing, we believe that liquidity is one part of a two part equation. The other part is valuation. Both parts are important. For a successful exchange listing, we have determined that we will need to move our common stock into the public market in a way that minimizes the stock-pricing instability that could result from concentrated sales of our common stock. To accomplish this, the proposed amendments for the reclassification of certain shares of our capital stock as Class A common stock, and the change of the Company’s existing common stock into Class B common stock, will permit us to implement a plan for phased-in liquidity of the Company’s existing, outstanding common stock in connection with the exchange listing of the Class A common stock, which will place our outstanding shares into the public market in stages, rather than all at once. We and our financial advisor believe that it is in the best interests of our stockholders to have stable stock pricing in the short and long term. We cannot control market forces. However, we can attempt to structure the exchange listing of the Class A common stock to increase the likelihood of success for our stockholders. Immediately prior to the exchange listing and public offering that we expect to concurrently undertake, we expect to have approximately 2.4 million shares of common stock outstanding. If we conduct an exchange listing

5

without phased-in liquidity of the Company’s existing, outstanding common stock, all of those shares of our common stock would become listed at the same time, and therefore could all be immediately put up for sale in the public market. This could result in large and concentrated sales of our outstanding common stock in a brief period of time shortly after our exchange listing and concurrent public offering, which would likely reduce the trading price of our common stock. The potential for concentrated sales of our common stock shortly after our exchange listing could also make our shares less attractive to institutional and other investors in the concurrent public offering and accordingly, could reduce demand to buy our stock and/or reduce the price that new investors would be willing to pay. The progressive conversion of our outstanding common stock, first into unlisted Class B shares and subsequently, over time, into listed Class A shares, would directly address these potential risks. We believe this plan for phased-in liquidity makes it more likely that our shares will be able to become traded in the public market without causing any material disruption in stock pricing, and thus will be more attractive to initial investors in our concurrent public offering.

By approving the proposed amendments to our charter regarding the reclassification of certain shares of our capital stock as Class A common stock and the change of the Company’s existing common stock into Class B common stock, you will allow our Board to have flexibility to implement a plan for phased-in liquidity of the Company’s existing common stock in connection with the exchange listing of the Class A common stock to increase the likelihood of a successful exchange listing and concurrent public offering of the new Class A common stock at the strongest possible price.

Q.	What is phased-in liquidity?
A.	Generally, phased-in liquidity is a process by which stockholders’ existing shares of common stock are listed on a national securities exchange over time as opposed to all at once in connection with an initial exchange listing. When we refer to phased-in liquidity, we are referring to the process by which certain shares of our capital stock will be reclassified as shares of Class A common stock and made available for exchange listing and purchase at the concurrent public offering, and stockholders’ existing shares of common stock will be changed into shares of unlisted Class B common stock that will be subsequently converted into Class A common stock over time. We expect that shares of Class A common stock will be identical to our existing common stock, except that shares of Class A common stock will be listed and will become tradable on a national securities exchange immediately upon listing. Stockholders’ shares of Class B common stock (which will consist of three, equal sub-classes of Class B-1, Class B-2 and Class B-3 common stock) will convert into shares of Class A common stock at predetermined intervals in the future, and thus will be listed on a national securities exchange over time, as opposed to all at once in connection with the initial exchange listing. We currently anticipate that the plan for phased-in liquidity will provide for the exchange listing of your existing shares of common stock, following their conversion from Class B common stock into Class A common stock, in three (3) equal increments, on each of the 360-day, 540-day and 720-day anniversaries of our initial exchange listing.
Q.	Will the plan for phased-in liquidity affect my right to receive dividends?
A.	No. The plan for phased-in liquidity will have no effect on your right to receive dividends or the total amount of your dividends. This phased-in liquidity would treat all current stockholders the same so that your proportional ownership interest in the Company would remain the same and, therefore, your share of any dividends relative to other existing stockholders would remain the same. After the implementation of the plan for phased-in liquidity, each outstanding share of our common stock, whether Class B-1, Class B-2, Class B-3 (i.e., prior to converting to Class A common stock), or Class A (i.e., after such conversion, or as purchased by new investors in our concurrent public offering), will be entitled to share equally in any dividend declared with respect to our common stock. As a result, any dividend that we pay to you will be divided equally among your then outstanding shares of Class A common stock, Class B-1 common stock, Class B-2 common stock and Class B-3 common stock (as applicable). You will receive the same aggregate dividend that you would have received if this plan for phased-in liquidity had not been implemented, but, instead of receiving the full amount of the dividend on a single class of common stock, you will be receiving one-third of this amount on each of three classes of Class B

6

common stock. Current stockholders will, however, experience dilution of their proportional ownership interests and voting rights in connection with the sale of shares of Class A common stock in the concurrent public offering.
Q.	Will the plan for phased-in liquidity affect my rights as a stockholder?
A.	No. Although the plan for phased-in liquidity is expected to impact the number and classification of your shares, it will have no effect on your proportional ownership interest in the Company, your voting rights, your right to receive dividends, the total amount of your dividends or your rights upon liquidation. All current stockholders would be treated the same so that your percentage of the Company would remain the same. The only substantive effect of the plan for phased-in liquidity will be to provide for a phased-in approach to your ability to sell your stock in the public market following the exchange listing of the Class A common stock.
Q.	How many shares of stock will I own after the implementation of the plan for phased-in liquidity?
A.	Subject to the discretion of the Board to effectuate a stock dividend or stock split, the number of shares that you will own after the implementation of the plan for phased-in liquidity will remain the same as the number of shares you own currently. As an example, assume that you currently own 3,000 shares of our common stock and the Board does not implement a stock dividend or stock split. In such event, at the time of the filing of the Second Amended and Restated Charter and resulting changes in our common stock, your existing shares will automatically change into 3,000 shares of our Class B common stock, divided into three (3) equal sub-classes (Class B-1, B-2 and B-3, respectively) of 1,000 shares each, and will subsequently convert into Class A listed shares, at the following intervals:
•	The entirety of your 1,000 shares of unlisted Class B-1 common stock will automatically convert into 1,000 shares of Class A common stock 360 days after the initial exchange listing;
•	The entirety of your 1,000 shares of unlisted Class B-2 common stock will automatically convert into 1,000 shares of Class A common stock 540 days after the initial exchange listing; and
•	The entirety of your 1,000 shares of unlisted Class B-3 common stock will automatically convert into 1,000 shares of Class A common stock 720 days after the initial exchange listing.

Because the plan for phased-in liquidity will affect all holders of common stock in the same manner, it will have no effect on your proportional ownership interest in the Company.

Q:	How does the current plan for phased-in liquidity compare to the Company’s original plan for a liquidity event for stockholders?
A.	The current plan for phased-in liquidity is expected to provide existing stockholders with liquidity in advance of the anticipated timing of a liquidity event as previously contemplated in connection with the Company’s continuous registered offerings. In connection with such offerings, we intended to pursue a liquidity event one year after the completion of our offering stage (i.e., one year after the date on which we were no longer publicly offering equity securities through such offerings and had not done so for one year). However, under our current charter, our Board is only required to consider a liquidity event by the sixth anniversary of the completion of our offering stage, and stockholders may have been required to hold their shares for an indefinite period of time. By contrast, phased-in liquidity is expected to provide existing stockholders with enhanced liquidity with respect to one-third ( 1/3) of their Class B common stock at each of (i) 360 days after the initial exchange listing; (ii) 540 days after the initial exchange listing; and (iii) 720 days after the initial exchange listing; such that all common stock held by existing stockholders is expected to be exchange listed and publicly tradable within two (2) years of our initial exchange listing.

Please note that there will be no public market for the shares of Class B common stock. Until the shares of Class B common stock convert into Class A common stock and become listed on a national securities exchange, they cannot be traded on a national securities exchange. As a result, our stockholders will have very limited, if any, liquidity with respect to their shares of Class B common stock. Further, the trading price per share of Class A common stock when each class of Class B common stock converts into Class A common stock could be very different than the trading price per share of the Class A common

7

stock on the date of the exchange listing. As a result, stockholders may receive less consideration for their shares than they may have received if they had been able to sell immediately upon the effectiveness of the exchange listing.

Q:	Is the implementation of the plan for phased-in liquidity expected to be taxable to me for U.S. federal income tax purposes?
A.	You will not recognize any gain or loss for U.S. federal income tax purposes as a result of the initial change of your existing shares of common stock into shares of Class B common stock, or the subsequent conversion of those shares of Class B common stock into shares of Class A common stock that are listed on a national securities exchange. You should read “Certain Material U.S. Federal Income Tax Considerations,” below, for a more complete discussion of U.S. federal income tax consequences. Tax matters can be complicated, and the tax consequences to you of phased-in liquidity may depend on your particular tax situation.
Q.	What is the purpose of the proposed amendments to our charter other than the two proposed amendments relating to the plan for phased-in liquidity?
A.	The vast majority of the changes to our charter that we are proposing relate to the removal of provisions and restrictions currently contained in our charter that were required by state securities administrators in order for us to publicly offer our stock without having it listed on a national securities exchange. Once the Class A common stock is listed on a national securities exchange, however, these provisions and restrictions will no longer be required and, in some cases, if retained, would place restrictions on our activities that could put us at a competitive disadvantage compared to our peers with listed securities. The impacts of these five proposals are described under Proposals No. 1(C), 1(D), 1(E), 1(F) and 1(G) later in this proxy statement. The descriptions of all of the proposed amendments to our charter are qualified in their entirety by reference to the proposed Second Amended and Restated Charter, which is included as Appendix A to this proxy statement.
Q.	When do you expect the Second Amended and Restated Charter to be effective?
A.	If all of the proposals to amend our charter are approved by our stockholders, the Second Amended and Restated Charter will become effective upon its filing with, and acceptance for record by, the State Department of Assessments and Taxation of Maryland. We expect to file the proposed Second Amended and Restated Charter in connection with the expected initial exchange listing of the Class A common stock.

The possibility exists that, subsequent to the filing of the Second Amended and Restated Charter, the exchange listing or concurrent public offering could fail to take place. If that occurs, all shares of our Class B common stock will be converted into shares of our Class A common stock pursuant to the terms of the Second Amended and Restated Charter, with identical terms in all respects, including with respect to voting rights, rights to receive dividends, the total amount of your dividends, and rights upon liquidation with respect to your shares.

We currently intend to complete both the exchange listing and a concurrent public offering, and do not intend to complete either event separately. However, we may determine not to complete the exchange listing or the concurrent public offering, in which case we will not effectuate the amendment and restatement of our charter as set forth in the Second Amended and Restated Charter, even if the proposals to amend our charter are approved by our stockholders.

Q.	Do you plan to suspend the publication of the estimated value per share of the Company’s common stock while you are pursuing a potential exchange listing?
A.	As we currently intend to pursue the initial listing of the Class A common stock on a national securities exchange in or about the first quarter of 2014, we are not planning to publish an estimated value per share of our common stock as of December 31, 2013. Once we have listed, stockholders will be able to value their shares of stock by reference to the market trading prices, and an estimated value per share will be unnecessary. If the exchange listing of the Class A common stock does not proceed as expected, we expect that we would likely resume providing an estimated value per share.

8

Q.	What will happen if one or more of the proposed amendments to our charter is not approved?
A.	Our financial advisor and our Board believe that the implementation of the plan for phased-in liquidity, as contemplated by the proposed amendments to our charter regarding the reclassification of certain shares of our capital stock as Class A common stock and the change of each share of our outstanding common stock into Class B common stock, is an essential component of the planned exchange listing and concurrent public offering. Further, our financial advisor and our Board believe it is imperative that we align our charter with those of our publicly listed peers in order to be competitive. Therefore, each one of the proposals to amend our charter is conditioned on the approval of each of the other six proposals to amend our charter. Stockholders must vote to approve all of the seven proposals in order for the Second Amended and Restated Charter to be implemented. If any of the proposals for the amendment of our charter are not approved, our Board will consider all of its options in connection with the exchange listing and the concurrent public offering. Our Board may determine to move forward with the exchange listing and/or the concurrent public offering, or to abandon the exchange listing and/or the concurrent public offering. Should our Board determine to move forward with the exchange listing and/or the concurrent public offering without phased-in liquidity, in particular, the trading price of our Class A listed common stock may be lower than if the plan for phased-in liquidity contemplated by these proposed amendments to our charter had been implemented.
Q.	How many votes do you need to hold the Special Meeting?
A.	In order for us to conduct the Special Meeting, we must have a quorum, which means that 50% of our outstanding shares of common stock as of the close of business on the record date must be present in person or by proxy at the Special Meeting. Your shares will be counted as present at the Special Meeting if you:
•	authorize a proxy over the Internet, by telephone or via fax;
•	properly submit a proxy card (even if you do not provide voting instructions); or
•	attend the Special Meeting and vote in person.

The inspector of election appointed by us for the Special Meeting will determine whether or not a quorum is present. Abstentions and broker non-votes will count toward the presence of a quorum. A broker “non-vote” occurs when a broker holding stock on behalf of a beneficial owner submits a signed proxy but does not vote on a non-routine proposal because the broker does not have discretionary power with respect to that item and has not received instructions from the beneficial owner.

Q.	What vote is required to approve each proposal, assuming that a quorum is present at the Special Meeting?
A.	Under our charter, the affirmative vote of a majority of the shares of our common stock issued and outstanding is required to approve the seven proposals to amend our charter, and the affirmative vote of a majority of the votes cast by stockholders present in person or by proxy at the meeting is required to approve the proposal to adopt the 2014 Plans, as well as to approve the proposal to permit the adjournment of the Special Meeting. Abstentions and broker non-votes will have the effect of a vote against the proposals to amend our charter, but will have no effect on the outcome of the other proposals.
Q.	May I revoke my proxy?
A.	Yes. Each stockholder giving a proxy has the power to revoke it at any time before the shares it represents are voted by giving written notice of the revocation to our Secretary, by delivering a later-dated proxy (which automatically revokes the earlier proxy), by submitting a proxy again by telephone, via fax or via the Internet or by voting in person at the Special Meeting. Attendance at the Special Meeting will not, in itself, constitute revocation of a previously granted proxy.

9

Q.	Are voting procedures different if I hold my shares in the name of a broker, bank or other nominee?
A.	If your shares are held in a “street name” through a broker, bank or other nominee, please refer to the instructions provided by such nominee regarding how to vote your shares or to revoke your voting instructions. The availability of telephone, fax and Internet proxy authorization depends on the voting processes of the broker, bank or other nominee.
Q.	What is the effect of abstentions and broker non-votes?
A.	Because the seven proposals to amend our charter as set forth in the Second Amended and Restated Charter must be approved by a majority of the shares of our common stock issued and outstanding, abstentions and broker non-votes will have the effect of votes against these proposals. For this reason, the Board urges you to affirmatively vote in favor of the proposals. Because abstentions and non-votes are not considered votes cast, they will have no effect on the outcome of the proposals to adopt the 2014 Plans or to permit the adjournment of the Special Meeting, which only require the affirmative vote of a majority of the votes cast by stockholders present in person or by proxy at the meeting. As described above, a “broker non-vote” occurs when a broker holding stock on behalf of a beneficial owner submits a proxy but does not vote on a non-routine proposal because the broker does not have discretionary power with respect to that item and has not received instructions from the beneficial owner.
Q.	Who will solicit and pay the cost of soliciting proxies for the Special Meeting?
A.	We will bear all expenses incurred in connection with the solicitation of proxies. Our officers, directors and employees may solicit proxies by mail, personal contact, letter, telephone, telegram, facsimile or other electronic means. They will not receive any additional compensation for those activities, but they may be reimbursed for their out-of-pocket expenses. In addition, we have hired Boston Financial Data Services (“Boston Financial”), an independent proxy solicitor, to solicit proxies with respect to matters being voted upon at the Special Meeting. We expect that our proxy solicitor’s fees for soliciting proxies (inclusive of fees relating to contacting our stockholders and all other fees) will range from $10,000 to $15,000. Boston Financial’s services will be ministerial in nature and will involve no recommendation or encouragement to vote in a particular manner.
Q.	Could other matters be decided at the Special Meeting?
A.	As of the date of this proxy statement, the above-referenced proposals are the only matters we are aware of that are to be acted upon at the Special Meeting. If any other matter should properly come before the Special Meeting, the persons appointed by you in your proxy will vote on those matters in accordance with the recommendation of our Board, or, in the absence of such a recommendation, in accordance with their discretion. The affirmative vote of a majority of the votes cast will be required for approval.
Q.	If I plan to attend the Special Meeting in person, should I notify anyone?
A.	While you are not required to notify anyone in order to attend the Special Meeting, if you do plan to attend the meeting, we would appreciate it if you would contact our Investor Relations department at (888) 558-1031 or via email at investor.relations@bluerockre.com so that we will be able to prepare a suitable meeting room for the attendees.
Q.	Who can help answer my questions?
A.	Please contact our proxy solicitor, Boston Financial, at (855) 800-9419 if you have any questions about the Special Meeting or with respect to authorizing a proxy to vote your shares at the Special Meeting.
Q.	Where can I find more information about the Company?
A:	We file annual, quarterly and current reports and other information with the SEC. You may read and copy any reports or other information we file with the SEC on the website maintained by the SEC at http://www.sec.gov. Our SEC filings are also available to the public at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 or 1-202-551-7900 for further information regarding the public reference facilities.

10

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements included in this proxy statement that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements. These statements are only predictions. We caution that forward-looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in any forward-looking statements. Forward-looking statements are typically identified by the use of terms such as “may,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.

The forward-looking statements included herein are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors that could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	the competitive environment in which we operate;
•	real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets;
•	decreased rental rates or increasing vacancy rates;
•	our ability to lease units in newly acquired or newly constructed apartment properties;
•	potential defaults on or non-renewal of leases by tenants;
•	creditworthiness of tenants;
•	our ability to obtain financing for and complete acquisitions under contract;
•	acquisition risks, including failure of such acquisitions to perform in accordance with projections;
•	the timing of acquisitions and dispositions;
•	the performance of the regional operating partners of our sponsor, Bluerock Real Estate, L.L.C.;
•	potential natural disasters such as hurricanes;
•	national, international, regional and local economic conditions;
•	the general level of interest rates;
•	potential changes in the law or governmental regulations that affect us and interpretations of those laws and regulations, including changes in real estate and zoning or tax laws, and potential increases in real property tax rates;
•	financing risks, including the risks that our cash flows from operations may be insufficient to meet required payments of principal and interest and we may be unable to refinance our existing debt upon maturity or obtain new financing on attractive terms or at all;
•	lack of or insufficient amounts of insurance;
•	our ability to maintain our qualification as a REIT;
•	litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; and
•	possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us or a subsidiary owned by us or acquired by us.

11

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this proxy statement. All forward-looking statements are made as of the date of this proxy statement and the risk that actual results will differ materially from the expectations expressed in this proxy statement will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this proxy statement, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this proxy statement, the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this proxy statement will be achieved.

12

PROPOSAL 1:

PROPOSALS TO AMEND OUR CHARTER

We currently intend to pursue the initial listing of a newly established share class of Class A common stock on a national securities exchange in or about the first quarter of 2014 and a concurrent public offering in connection with the exchange listing. For a successful exchange listing, our financial advisor and our Board believe that we will need to move our common stock into the public market in a way that minimizes the stock-pricing instability that could result from concentrated sales of our common stock. The proposed amendments to our charter as set forth in the Second Articles of Amendment and Restatement of our charter (the “Second Amended and Restated Charter”) will, in part, permit us to implement a plan for phased-in liquidity in connection with the exchange listing of the Class A common stock, which is intended to stabilize public stock prices by having our currently outstanding common stock enter into the public market over time and in defined phases, rather than all at once, as further described below.

The majority of the other provisions of our charter that we seek to amend were initially imposed by various state securities administrators at the time we were formed and raised capital through a series of “best efforts” offerings. We were required to register our offerings in each state as well as with the SEC. Many of the state securities administrators require that an issuer whose securities are not listed for trading on a national securities exchange or designated for quotation on an over-the-counter market include provisions from the Statement of Policy Regarding Real Estate Investment Trusts adopted by the North American Securities Administrators Association, or the NASAA REIT Guidelines. We are no longer raising capital through “best efforts” public offerings and do not intend to do so in the future. We terminated our most recent “best efforts” public offering in September 2013. Currently, our charter includes a number of provisions and restrictions that were required by state securities administrators in order for us to publicly offer our stock without having it listed on a national securities exchange. Once the Class A common stock is listed on a national securities exchange, however, these provisions and restrictions will no longer be required and, in some cases, if retained, would place restrictions on our operations that could put us at a competitive disadvantage compared to our peers with listed securities.

Because we were required to include many provisions from the NASAA REIT Guidelines in our charter, it contains provisions that are redundant of or may conflict with provisions contained in the Maryland General Corporation Law or “MGCL.” We believe that, at a minimum, these provisions may create interpretive questions and result in uncertainty, which could affect our ability to operate our business and advance our strategic objectives. Other provisions from the NASAA REIT Guidelines impose conditions on our board or limit the board’s authority in ways not required by the MGCL for Maryland corporations. We believe that in the future, these provisions could have an adverse effect on the Company by preventing us from being able to respond quickly to changing circumstances or take advantage of new opportunities.

On December 16, 2013, our Board determined that the amendments to our charter set forth in the Second Amended and Restated Charter, as described below, were advisable, and directed that the amendments to our charter as set forth in the Second Amended and Restated Charter be submitted for consideration at a special meeting of stockholders. A form of the Second Amended and Restated Charter, marked to reflect the changes to our current charter, is attached to this proxy statement as Appendix A. This summary of the provisions of the Second Amended and Restated Charter is qualified in its entirety by reference to Appendix A. The Second Amended and Restated Charter amends our current charter to:

Phased-In Liquidity Related Amendments

(a)	provide for the reclassification of certain shares of our capital stock as Class A common stock, which will be subject to listing on a national securities exchange;
(b)	provide for the change of each share of our outstanding common stock into 1/3 of a share of Class B-1 common stock, 1/3 of a share of Class B-2 common stock and 1/3 of a share of Class B-3 common stock immediately prior to the exchange listing, and their automatic conversion into shares of Class A common stock at 360 days, 540 days and 720 days, respectively, following the date of the initial exchange listing, in connection with the plan for phased-in liquidity;

13

Amendments Related to NASAA REIT Guidelines Provisions and Other Amendments

(c)	remove or revise provisions regarding our equity stock and our stockholders;
(d)	remove or revise provisions regarding our Board;
(e)	remove or revise provisions relating to the conduct of our business that limit or regulate certain powers of our Company;
(f)	revise provisions restricting transfer and ownership of shares of our capital stock; and
(g)	effectuate certain ministerial modifications, clarifications and conforming changes to, and the restatement of, our charter.

Effectiveness

If all of the proposals to amend our charter are approved by our stockholders, the Second Amended and Restated Charter will become effective when filed with, and accepted for record by, the State Department of Assessments and Taxation of Maryland. We only intend to cause the Second Amended and Restated Charter to become effective in connection with the expected initial listing of the Class A common stock on a national securities exchange and a concurrent public offering in connection with the listing.

Appraisal Rights

Under Maryland law and our charter, you will not be entitled to rights of appraisal with respect to the proposed amendments to our charter as set forth in the Second Amended and Restated Charter. Accordingly, to the extent that you object to the proposed amendments to our charter as set forth in the Second Amended and Restated Charter, you will not have the right to have a court judicially determine (and you will not receive) the fair value for your shares of common stock under the provisions of Maryland law governing appraisal rights.

APPROVAL OF EACH OF PROPOSALS NOS. 1(A) THROUGH 1(G) IS CONDITIONED ON APPROVAL OF EVERY OTHER OF PROPOSALS NOS. 1(A) THROUGH 1(G). THIS MEANS FOR THE AMENDMENT AND RESTATEMENT OF OUR CHARTER AS SET FORTH IN THE SECOND AMENDED AND RESTATED CHARTER TO BE APPROVED AND IMPLEMENTED, OUR STOCKHOLDERS MUST VOTE “FOR” AND APPROVE EACH OF PROPOSALS NOS. 1(A) THROUGH 1(G).

14

PROPOSAL NO. 1(A)

APPROVAL OF AMENDMENTS TO OUR CHARTER TO PROVIDE FOR THE RECLASSIFICATION OF CERTAIN SHARES OF OUR CAPITAL STOCK AS CLASS A COMMON STOCK, WHICH WILL BE SUBJECT TO LISTING ON A NATIONAL SECURITIES EXCHANGE.

We currently intend to pursue the initial listing of a newly established share class of Class A common stock on a national securities exchange in or about the first quarter of 2014 and a concurrent public offering of Class A common stock in connection with the exchange listing. In this Proposal No. 1(A), we are proposing to amend our current charter to reclassify 747,586,185 shares of our capital stock as Class A common stock, which would be available for future issuance, including in connection with our concurrent public offering. Shares of our Class A common stock will be identical to our existing common stock, including with respect to voting, dividend, and liquidation rights, except that such shares of our Class A common stock would be listed on a national securities exchange upon the exchange listing.

The affirmative vote of a majority of the issued and outstanding shares of common stock is required to approve this Proposal No. 1(A). If you abstain from voting on the proposal, it will have the effect of a vote against the proposal. Proxies received will be voted FOR approval of this proposal unless you designate otherwise.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE AMENDMENTS TO OUR CHARTER TO PROVIDE FOR THE RECLASSIFICATION OF CERTAIN SHARES OF OUR CAPITAL STOCK AS CLASS A COMMON STOCK, WHICH WILL BE SUBJECT TO LISTING ON A NATIONAL SECURITIES EXCHANGE.

15

PROPOSAL NO. 1(B)

APPROVAL OF AMENDMENTS TO OUR CHARTER TO PROVIDE FOR THE CHANGE OF EACH SHARE OF OUR OUTSTANDING COMMON STOCK INTO  1/3 OF A SHARE OF CLASS B-1 COMMON STOCK,  1/3 OF A SHARE OF CLASS B-2 COMMON STOCK AND  1/3 OF A SHARE OF CLASS B-3 COMMON STOCK IMMEDIATELY PRIOR TO THE EXCHANGE LISTING, AND THEIR AUTOMATIC CONVERSION INTO SHARES OF CLASS A COMMON STOCK AT 360 DAYS, 540 DAYS AND 720 DAYS, RESPECTIVELY, FOLLOWING THE DATE OF THE INITIAL EXCHANGE LISTING, IN CONNECTION WITH THE PLAN FOR PHASED-IN LIQUIDITY

For a successful exchange listing, our financial advisor and our Board believe that we will need to move our common stock into the public market in a way that minimizes the stock-pricing instability that could result from concentrated sales of our common stock. In this Proposal No. 1(B), we are proposing to amend our current charter to change a total of 2,413,815 shares of our capital stock (which includes all of our outstanding common stock) into Class B common stock (consisting of three, equal sub-classes of Class B-1, Class B-2 and Class B-3 common stock) and permit us to implement a plan for phased-in liquidity in connection with the exchange listing of the Class A common stock, which is intended to stabilize public stock prices by having our currently outstanding common stock enter into the public market over time and in defined phases, rather than all at once, as further described below.

Immediately prior to the exchange listing and concurrent public offering, we expect to have approximately 2.4 million shares of common stock outstanding. If we conduct an exchange listing without phased-in liquidity of our existing common stock, all of those shares of our common stock would become listed at the same time, and therefore could be immediately put up for sale in the public market. This could result in large and concentrated sales of our outstanding common stock in a brief period of time shortly after our exchange listing and concurrent public offering. That potential for concentrated sales of our common stock shortly after our exchange listing could make our shares less attractive to institutional and other investors in the public offering we expect to undertake concurrently with our exchange listing, and accordingly, could reduce demand to buy our stock and/or reduce the price per share that investors are willing to pay at the concurrent public offering, and thus may not be in the best interests of existing stockholders. In addition, the chance that a significant portion of our shares of common stock are sold a brief period of time shortly after our exchange listing could increase the volatility and reduce the trading price of our common stock, which is also a potentially negative event to potential institutional and other investors considering an investment in the Company in connection with our concurrent public offering. The progressive conversion of our outstanding common stock into Class A listed shares directly addresses these potential risks, and therefore increases the likelihood of a successful exchange listing and the concurrent public offering of the new Class A common stock at the strongest possible price. Our financial advisor and our Board agree that we need to implement a plan for phased-in liquidity as part of the exchange listing to mitigate the risk of stock-pricing instability. We have been advised that institutional investors and other potential buyers of our listed stock will require such a plan to be in place, and we have determined that phased-in liquidity is an essential, necessary element of our exchange listing.

As a result, if approved, we currently anticipate that we will implement a plan for phased-in liquidity in connection with the exchange listing that will provide for the reclassification of certain shares of our capital stock as Class A common stock, which would be identical to our existing common stock, except that shares of Class A common stock would be listed on a national securities exchange. The plan for phased-in liquidity will further provide for the change of each share of our outstanding common stock into unlisted shares of Class B common stock (consisting of three, equal sub-classes of Class B-1, Class B-2 and Class B-3 common stock), which will then sequentially convert into shares of Class A common stock on each of the 360-day, 540-day and 720-day anniversaries of our initial exchange listing.

16

The terms of the Class A common stock, Class B-1 common stock, Class B-2 common stock and Class B-3 common stock would be identical in all respects, including with respect to voting rights, rights to receive dividends, the total amount of your dividends, and rights upon liquidation with respect to your shares, except that the Class B-1, Class B-2 and Class B-3 common stock would not be listed on a national securities exchange, but would instead be converted and listed as follows:

•	the Class B-1 common stock would automatically convert into Class A common stock (exchange listed and publicly tradable) on the date that is 360 days after the initial exchange listing of our Class A common stock;
•	the Class B-2 common stock would automatically convert into Class A common stock (exchange listed and publicly tradable) on the date that is 540 days after the initial exchange listing of our Class A common stock; and
•	the Class B-3 common stock would automatically convert into Class A common stock (exchange listed and publicly tradable) on the date that is 720 days after the initial exchange listing of our Class A common stock.

The following is an example of how this plan for phased-in liquidity will work, assuming the Board does not exercise its discretion to implement a stock dividend or stock split in conjunction with the exchange listing and concurrent public offering. If you currently own 3,000 shares of our common stock, at the time of the filing of the Second Amended and Restated Charter and resulting changes in our common stock, your shares will automatically convert into 3,000 shares of our Class B common stock, divided into three (3) equal sub-classes (Class B-1, B-2 and B-3, respectively) of 1,000 shares each, and will subsequently convert into Class A listed shares, at the following time periods:

•	The entirety of your 1,000 shares of unlisted Class B-1 common stock will automatically convert into 1,000 shares of Class A common stock 360 days after the initial exchange listing;
•	The entirety of your 1,000 shares of unlisted Class B-2 common stock will automatically convert into 1,000 shares of Class A common stock 540 days after the initial exchange listing; and
•	The entirety of your 1,000 shares of unlisted Class B-3 common stock will automatically convert into 1,000 shares of Class A common stock 720 days after the initial exchange listing.

It is important to note that, while the number and classification of the shares you currently own would be affected by these changes, there would be no effect by virtue of the amendment and restatement of our charter on your proportional ownership interest in the Company, your voting rights, your right to receive dividends, the total amount of your dividends or your rights upon liquidation with respect to your shares. All current stockholders would be treated the same, so that each stockholder’s percentage ownership of the Company would remain the same. Current stockholders will, however, experience dilution of their proportional ownership interests and voting rights in connection with the sale of shares of Class A common stock in the concurrent public offering.

Please note that there will be no public market for the shares of Class B common stock. Until the shares of Class B common stock convert into Class A shares and become listed on a national securities exchange, they cannot be traded on a national securities exchange. As a result, our stockholders will have very limited, if any, liquidity with respect to their shares of Class B common stock. Further, the trading price per share of Class A common stock when each class of Class B common stock converts into Class A common stock could be very different than the trading price per share of the Class A common stock on the date of the exchange listing. As a result, stockholders may receive less consideration for their shares than they may have received if they had been able to sell immediately upon the effectiveness of the exchange listing.

17

The following is a comparison of our outstanding common stock to the Class A common stock and the Class B common stock that a holder of our outstanding common stock would hold if the amendment and restatement of our charter as set forth in the Second Amended and Restated Charter are approved and we implement the plan for phased-in liquidity as described above.

	Currently Outstanding Common Stock	Class A Common Stock	Class B Common Stock
Public Market	None.	Expected to be listed on a national securities exchange.	None.
Voting Rights	One vote per share on all matters voted upon by our stockholders.	One vote per share on all matters voted upon by our stockholders.	One vote per share on all matters voted upon by our stockholders.
Distribution Rights	Entitled to such distributions as may be authorized from time to time by our Board in its discretion, subject to certain restrictions on in-kind distributions.	Entitled to such distributions as may be authorized from time to time by our Board in its discretion, including in-kind distributions.	Entitled to such distributions as may be authorized from time to time by our Board in its discretion, including in-kind distributions.
Liquidation Rights	Entitled to participate pro rata in assets remaining after payment of debts and liabilities.	Entitled to participate pro rata, together with Class B common stock, in assets remaining after payment of debts and liabilities.	Entitled to participate pro rata, together with Class A common stock, in assets remaining after payment of debts and liabilities.
Automatic Change	None currently.

If the amendment and restatement of the charter are approved, each share will change automatically into 1/3rd of a share of each of our Class B-1, Class B-2 and Class B-3 common stock upon the filing of the Second Amended and Restated Charter shortly before the listing.	None.	Each share will automatically convert into one share of Class A common stock as follows:

•    360 days after listing, in the case of Class B-1 common stock;
•    540 days after listing, in the case of Class B-2 common stock; and
• 720 days after listing, in the case of Class B-3 common stock.

Certain Material U.S. Federal Income Tax Considerations

The following description of certain material U.S. federal income tax considerations related to the initial change of the outstanding shares of common stock into Class B common stock and the subsequent conversion of those shares of Class B common stock into shares of Class A common stock is based on the Code, applicable Treasury Regulations promulgated thereunder, judicial authority, and current administrative rulings and interpretations as in effect on the date of this proxy statement. These authorities are subject to change, including possibly with retroactive effect, which could alter the U.S. federal income tax consequences described below. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the U.S. federal income tax consequences described below.

18

This discussion addresses certain U.S. federal income tax consequences of the initial change of outstanding shares of common stock into shares of Class B common stock that we currently anticipate as part of the plan for phased-in liquidity which we refer to in this discussion as the “Common Stock Conversion,” and the subsequent conversion of those shares of Class B common stock into shares of Class A common stock in accordance with their terms, which we refer to in this discussion as the “Class B Stock Conversion.” This discussion is intended to provide only a general summary to stockholders who hold and will hold their shares of common stock as capital assets and does not discuss the tax consequences of any other transaction that may occur before, after, or at the same time as the Common Stock Conversion or the Class B Stock Conversion. This discussion does not address other federal taxes (such as the alternative minimum tax or gift or estate taxes) or tax considerations under state, local or foreign laws. This discussion does not address every aspect of U.S. federal income taxation that may be relevant to stockholders in light of their particular circumstances or to persons who are otherwise subject to special tax treatment, including, without limitation: (i) partnerships, subchapter S corporations, trusts or other pass-through entities; (ii) dealers in securities; (iii) banks or other financial institutions; (iv) insurance companies; (v) mutual funds; (vi) tax exempt organizations or pension funds; (vii) foreign persons, foreign entities or U.S. expatriates; (viii) stockholders whose functional currency is not the U.S. dollar; or (ix) persons who hold our common stock as part of a hedging, straddle, conversion or other risk reduction transaction.

Tax Consequences to the Company

We will not recognize gain or loss as a result of the Common Stock Conversion or the Class B Stock Conversion.

Tax Consequences to the Stockholders of Phased-In Liquidity

A stockholder will not recognize gain or loss as a result of the Common Stock Conversion or the Class B Stock Conversion. In both the Common Stock Conversion and the Class B Stock Conversion, the aggregate tax basis of the shares received in the applicable conversion will be equal to the aggregate tax basis of the converted shares and the holding period of shares received in the applicable conversion will include the holding period of the converted shares.

Other Tax Considerations for Stockholders

The state and local tax consequences of the Common Stock Conversion or the Class B Stock Conversion may vary significantly as to each stockholder depending upon the jurisdiction in which such stockholder resides. Stockholders are urged to consult their own tax advisors regarding the specific tax consequences to them of the Common Stock Conversion or the Class B Stock Conversion, including the applicable federal, state, local and foreign tax consequences, if any.

The affirmative vote of a majority of the issued and outstanding shares of common stock is required to approve this Proposal No. 1(B). If you abstain from voting on the proposal, it will have the effect of a vote against the proposal. Proxies received will be voted FOR approval of this proposal unless you designate otherwise.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE AMENDMENTS TO OUR CHARTER TO PROVIDE FOR THE CHANGE OF EACH SHARE OF OUR OUTSTANDING COMMON STOCK INTO  1/3 OF A SHARE OF CLASS B-1 COMMON STOCK,  1/3 OF A SHARE OF CLASS B-2 COMMON STOCK AND  1/3 OF A SHARE OF CLASS B-3 COMMON STOCK IMMEDIATELY PRIOR TO THE EXCHANGE LISTING, AND THEIR AUTOMATIC CONVERSION INTO SHARES OF CLASS A COMMON STOCK AT 360 DAYS, 540 DAYS AND 720 DAYS, RESPECTIVELY, FOLLOWING THE DATE OF THE INITIAL EXCHANGE LISTING, IN CONNECTION WITH THE PLAN FOR PHASED-IN LIQUIDITY.

19

PROPOSALS NOS. 1(C), 1(D) AND 1(E)

The provisions of the Statement of Policy Regarding Real Estate Investment Trusts adopted by the North American Securities Administrators Association, or the NASAA REIT Guidelines, apply to REITs with shares of common stock that are publicly registered with the SEC but are not listed on a national securities exchange. Currently, our charter includes a number of these NASAA REIT Guidelines provisions and restrictions that were required by state securities administrators in order for us to publicly offer our stock without having it listed on a national securities exchange. Once the Class A common stock is listed on a national securities exchange, however, these provisions and restrictions will no longer be required and, in some cases, if retained, would place restrictions on our operations that could put us at a competitive disadvantage compared to our peers with listed securities and are redundant of the MGCL. In Proposals Nos. 1(C), 1(D) and 1(E), we are proposing, in connection with our listing on a national securities exchange, to remove or revise those NASAA REIT Guidelines provisions and add or revise related provisions that are needed to bring our charter in line with charters of our publicly traded peers.

PROPOSAL NO. 1(C)

APPROVAL OF AMENDMENTS TO OUR CHARTER TO REMOVE OR REVISE PROVISIONS REGARDING OUR EQUITY STOCK AND OUR STOCKHOLDERS

In this Proposal No. 1(C), we are proposing, in connection with our listing on a national securities exchange, to remove or revise those NASAA REIT Guidelines provisions that relate to the terms and rights of our classes and series of equity stock, including our common stock, and to offerings of our equity stock, all as more particularly described below:

•	Delete the requirement that all shares of stock be fully paid and nonassessable when issued as other listed companies generally are not subject to this requirement.
•	Delete the NASAA REIT Guidelines limitations on the voting rights that may be afforded to classes of common stock and preferred stock, respectively, in a private offering as other publicly traded companies generally do not have similar limitations.
•	Delete the NASAA REIT Guidelines prohibition on distributions in kind and add a provision specifically permitting dividends to be paid in shares of one class to the holders of shares of another class to provide the customary flexibility that other listed companies have.
•	Delete the NASAA REIT Guidelines provision specifying that we will not issue stock certificates unless otherwise provided by the Board, as other listed companies generally are not subject to this requirement.
•	Delete the NASAA REIT Guidelines requirements related to certain stockholder suitability requirements that expire upon an exchange listing as the provisions will no longer be applicable.
•	Delete the NASAA REIT Guidelines requirements that (a) an annual meeting of stockholders be held no less than thirty (30) days after delivery of our annual report as this is not a customary requirement in listed company charters, (b) a director receive the affirmative vote of a majority of the shares present in order to be elected as the MGCL requires only a plurality of the votes cast and (c) a special meeting of stockholders be called upon the request of the holders of at least ten percent (10%) of the outstanding shares entitled to vote (under the MGCL, the percentage required to call a meeting can be as high as, and for a public company typically is, a majority).
•	Delete the NASAA REIT Guidelines provisions related to notice of stockholder meetings and quorum at such meetings, as these provisions are typically included in a company’s bylaws.
•	Delete the NASAA REIT Guidelines requirements related to stockholder approval of certain matters as the MGCL already requires stockholder approval for such matters.
•	Delete the NASAA REIT Guidelines requirements related to inspection rights as the MGCL already grants inspection rights.

20

•	Delete the NASAA REIT Guidelines requirement that we provide a copy of our stockholder list to any stockholder upon request. The MGCL requires only that a stockholder list be provided to stockholders of record of at least five percent (5%) of the outstanding shares of any class for at least six months.
•	Delete the NASAA REIT Guidelines requirement that an annual report be provided to each stockholder within one hundred twenty (120) days after the end of the fiscal year. The MGCL already requires that an annual statement of affairs, including a balance sheet and a financial statement of operations, be submitted at the annual meeting of stockholders and made available for inspection within twenty (20) days thereafter.

The affirmative vote of a majority of the issued and outstanding shares of common stock is required to approve this Proposal No. 1(C). If you abstain from voting on the proposal, it will have the effect of a vote against the proposal. Proxies received will be voted FOR approval of this proposal unless you designate otherwise.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE AMENDMENTS TO OUR CHARTER TO REMOVE OR REVISE PROVISIONS REGARDING OUR EQUITY STOCK AND OUR STOCKHOLDERS.

21

PROPOSAL NO. 1(D)

APPROVAL OF AMENDMENTS TO OUR CHARTER
TO REMOVE OR REVISE PROVISIONS REGARDING
OUR BOARD OF DIRECTORS

In this Proposal No. 1(D), we are proposing to remove or revise those NASAA REIT Guidelines provisions that relate to the qualifications, number, election, removal and service of our directors and add related provisions that are needed to bring our charter in line with charters of our publicly traded peers, as more particularly described below:

•	Delete the NASAA REIT Guidelines requirement that our Board be comprised of at least three directors. Under the MGCL, our Board may be comprised of as few as one director. Also remove the requirement that a majority of the Board consist of independent directors (as defined by the NASAA REIT Guidelines). While stock exchange rules would require that a majority of our directors be independent in order for us to list shares of our Class A common stock, the stock exchange definition of independence will be less restrictive than the NASAA REIT Guidelines definition. Having flexibility with respect to the size of our Board and relying on the stock exchange definition of independence will enable us to attract and retain independent directors.
•	Insert a provision to specify that the Board has the authority to direct the management of our business and affairs, that our charter will be construed with a presumption in favor of such authority, and that any construction of our charter or determination made in good faith by the Board concerning its power or authority will be conclusive.
•	Delete the NASAA REIT Guidelines requirements that each non-independent director have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage our assets and that at least one independent director have at least three years of relevant real estate experience, as other publicly traded companies generally do not have similar restrictions in their charters.
•	Delete the NASAA REIT Guidelines requirement that a majority of the members of all committees (even ad hoc committees) be independent directors as such requirement is more stringent than stock exchange rules with respect to committee composition.
•	Delete the NASAA REIT Guidelines requirement that each director hold office for one year, until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies, as this provision is typically included in a company’s bylaws.
•	Delete the NASAA REIT Guidelines statement that directors serve in a fiduciary capacity and have fiduciary duties. Under the MGCL, each director has a duty to act in good faith, with a reasonable belief that his or her action is in the Company’s best interests and with the care of an ordinarily prudent person in a like position under similar circumstances. This change is advisable as it is not desirable to impose more stringent duties on directors than those required under Maryland law.
•	Delete the NASAA REIT Guidelines requirements that certain specified matters, including the issuance of preferred stock, be approved by the independent directors in order to provide the customary flexibility that other listed companies have.
•	Delete the NASAA REIT Guidelines restrictions on exculpation and indemnification of, and advance of expenses to, directors and officers and instead provide for exculpation, indemnification and advance of expenses to the maximum extent permitted by Maryland law as is common for public companies (including REITs) formed under Maryland law.
•	Insert a provision that our directors may only be removed for “cause,” meaning a conviction of a felony or final judgment of a court of competent jurisdiction holding that the director caused demonstrable material harm to the Company through bad faith or active and deliberate dishonesty.
•	Deleted a NASAA REIT Guidelines provision that stated that the NASAA REIT Guidelines were to control in the event the Board determined they conflicted with any non-mandatory provision of the MGCL, as other listed companies generally are not subject to this requirement.

22

•	Deleted the requirement that a majority of independent directors approve Board actions to which certain NASAA REIT Guidelines applied, given that the sections of the charter pertaining to such NASAA REIT Guidelines are being removed.

The affirmative vote of a majority of the issued and outstanding shares of common stock is required to approve this Proposal No. 1(D). If you abstain from voting on the proposal, it will have the effect of a vote against the proposal. Proxies received will be voted FOR approval of this proposal unless you designate otherwise.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE AMENDMENTS TO OUR CHARTER TO REMOVE OR REVISE PROVISIONS REGARDING OUR BOARD OF DIRECTORS.

23

PROPOSAL NO. 1(E)

APPROVAL OF AMENDMENTS TO OUR CHARTER
TO REMOVE OR REVISE PROVISIONS RELATING TO THE CONDUCT OF OUR BUSINESS THAT LIMIT OR REGULATE CERTAIN POWERS OF OUR COMPANY

In this Proposal No. 1(E), we are proposing to remove or revise those NASAA REIT Guidelines provisions that limit or regulate how the Company operates and the process by which it engages in transactions, all as more particularly described below:

•	Delete the NASAA REIT Guidelines restrictions on share repurchases, which are uncommon in public company charters and reduce flexibility.
•	Delete the NASAA REIT Guidelines requirements related to distribution reinvestment plans that establish disclosure and withdrawal rights uncommon in public company charters.
•	Replace the NASAA REIT Guidelines provisions related to the appointment of, supervision of and payment of enumerated fees to an external advisor with a provision simply permitting our Board to authorize the execution of and performance by us of one or more agreements with any external advisor or manager.
•	Delete the NASAA REIT Guidelines provisions limiting our investment objectives and requiring an annual review of our investment policies and prohibiting certain joint ventures and investments in equity securities as these provisions are not customarily included in listed company charters.
•	Delete the NASAA REIT Guidelines provisions relating to affiliated transactions. Under the MGCL, a transaction between a company and any of its directors or any other entity in which any of its directors is a director or has a material financial interest is subject to voidability unless the transaction is approved by the affirmative vote of a majority of disinterested directors or a majority of the votes cast by disinterested stockholders or is fair and reasonable to the Company.
•	Delete the NASAA REIT Guidelines restrictions on voting of shares held by our advisor, our directors and their affiliates regarding the removal of our advisor or directors or a transaction between our advisor, our directors or their affiliates and us, as these are not customary restrictions in listed company charters.
•	Delete the NASAA REIT Guidelines restrictions on roll-up transactions, which would otherwise cease to be applicable one year following listing.

The affirmative vote of a majority of the issued and outstanding shares of common stock is required to approve this Proposal No. 1(E). If you abstain from voting on the proposal, it will have the effect of a vote against the proposal. Proxies received will be voted FOR approval of this proposal unless you designate otherwise.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE AMENDMENTS TO OUR CHARTER TO REMOVE OR REVISE PROVISIONS RELATING TO THE CONDUCT OF OUR BUSINESS THAT LIMIT OR REGULATE CERTAIN POWERS OF OUR COMPANY.

24

PROPOSAL NO. 1(F)

APPROVAL OF AMENDMENTS TO OUR CHARTER TO REVISE PROVISIONS
RESTRICTING TRANSFER AND OWNERSHIP OF SHARES OF OUR CAPITAL STOCK

In order to maintain the Company’s tax-preferred REIT qualification under the Code, (i) any five individuals, as defined under the Code, may not own 50% or more of the shares of the Company’s stock and (ii) the Company must have at least 100 stockholders, during specified periods of time. In addition, the Code imposes limitations on stock ownership by the Company, and its affiliates, of the Company’s tenants. To help assure that the Company meets these requirements and thereby preserve the value of the Company’s REIT qualification for all of its stockholders, among other purposes, the Company’s charter has included ownership and transfer restrictions for the Company’s stock since the time we were formed and first raised capital. Although we believe that no violation of the aforementioned stock ownership limitations for REITs under the Code has occurred under the current charter, we also believe the proposed amendments to the ownership and transfer restrictions for our stock accord with practices that have evolved in the charters of REITs like the Company and will help to mitigate further any risk to the Company’s REIT qualification. Under the current charter, the general ownership limit is set as 9.8% of our stock, and we are not proposing to amend that general limit at this time. If adopted, this Proposal No. 1(F) specifically would amend the ownership and transfer restrictions in the charter that apply to our stock in the following manner:

•	Insert a provision clarifying that no person may own our stock to the extent that such ownership would cause any of our income that would otherwise qualify as “rents from real property” for purposes of the Internal Revenue Code of 1986, as amended (the “Code”), to fail to qualify as such.
•	Insert a provision stating that, after an automatic transfer of shares to a charitable trust has been made, to the extent a violation of certain transfer and ownership restrictions would nonetheless be continuing (for example, where the ownership of shares by a single charitable trust would violate the prohibition in our charter on transfers that would result in our being closely held), shares shall be transferred to a number of charitable trusts such that there is not a continuing violation of the transfer and ownership restrictions applicable for qualification as a REIT.
•	In order to provide additional flexibility in connection with the issuance of stock, insert provisions permitting our Board, as long as our ability to qualify as a REIT under the Code would not be jeopardized, to prospectively waive the prohibition in our charter on ownership of stock that would result in our being “closely held” within the meaning under the Code and to prospectively or retroactively waive the prohibition in our charter on ownership of stock that would cause any of our income that would otherwise qualify as “rents from real property” for purposes of the Code to fail to qualify as such.

The affirmative vote of a majority of the issued and outstanding shares of common stock is required to approve this Proposal No. 1(F). If you abstain from voting on the proposal, it will have the effect of a vote against the proposal. Proxies received will be voted FOR approval of this proposal unless you designate otherwise.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE AMENDMENTS TO OUR CHARTER TO REVISE PROVISIONS RESTRICTING TRANSFER AND OWNERSHIP OF SHARES OF OUR CAPITAL STOCK.

25

PROPOSAL NO. 1(G)

APPROVAL OF AMENDMENTS TO OUR CHARTER TO EFFECTUATE
CERTAIN MINISTERIAL MODIFICATIONS, CLARIFICATIONS AND CONFORMING
CHANGES TO, AND THE RESTATEMENT OF, OUR CHARTER

In addition to the proposed amendments to the Company’s charter particularly described in Proposals No. 1(A) through 1(F) above, we are proposing in this Proposal No. 1(G) to amend the charter to integrate all of the amendments to the charter proposed in Proposals No. 1(A) through 1(F), to conform cross-references and section titles, to make other immaterial typographical and drafting changes throughout the charter and to restate the charter to incorporate all the amendments approved in Proposals No. 1(A) through 1(F) along with all previously approved provisions. In addition, we are removing provisions relating to our non-participating, non-voting convertible stock, which will no longer be outstanding at the time of filing of the Second Amended and Restated Charter. We are also removing the provisions related to tender offers that expire upon an exchange listing, including (i) requiring any person making a tender offer, including a mini-tender offer, to comply with all of the provisions set forth in Regulation 14D that would be applicable if the tender offer was for more than five percent of the outstanding shares of our stock and (ii) in the event of a non-compliant tender offer, permitting us to redeem such non-compliant persons’ shares, as the provisions will no longer be applicable. Finally, we are deleting provisions related to certain required actions of our Board if our stock is not listed by the sixth anniversary of the termination of our initial offering, as they will no longer be relevant. None of these ministerial amendments would materially affect the rights or preferences of our stockholders.

The affirmative vote of a majority of the issued and outstanding shares of common stock is required to approve this Proposal No. 1(G). If you abstain from voting on the proposal, it will have the effect of a vote against the proposal. Proxies received will be voted FOR approval of this proposal unless you designate otherwise.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE AMENDMENTS TO OUR CHARTER TO EFFECTUATE CERTAIN MINISTERIAL MODIFICATIONS, CLARIFICATIONS AND CONFORMING CHANGES TO, AND THE RESTATEMENT OF, OUR CHARTER.

26

PROPOSAL 2:
ADOPTION OF 2014 EQUITY INCENTIVE PLANS

We currently have in effect the Bluerock Multifamily Growth REIT, Inc. Long Term Incentive Plan (the “Current Incentive Plan”). The Current Incentive Plan permits the grant of equity-related awards to our employees, officers, directors and consultants and the employees and officers of our advisor, Bluerock Multifamily Advisor, LLC.

On December 16, 2013, our Board adopted the 2014 Equity Incentive Plan for Individuals (the “2014 Individuals Plan”), and the 2014 Equity Incentive Plan for Entities (the “2014 Entities Plan”), to attract and retain independent directors, executive officers and other key employees, including employees of any current and future external advisor or manager of ours (referred to collectively, for purposes of this proposal, as the “Manager”) and of Bluerock Residential Holdings, L.P., a Delaware limited partnership (our “Operating Partnership”) and their affiliates and other service providers, including the Manager. We refer to both the 2014 Individuals Plan and the 2014 Entities Plan as the “2014 Plans.” The 2014 Plans provide for the grant of options to purchase shares of our common stock, stock awards, stock appreciation rights, performance units, incentive awards and other equity-based awards.

Our Board believes that the Current Incentive Plan has benefited, and the 2014 Plans will benefit, the Company by (i) assisting in recruiting and retaining the services of individuals and other service providers with high ability and initiative, (ii) providing greater incentives for participants who provide valuable services to the Company and its affiliates and (iii) associating the interests of participants with the Company and its stockholders. If the stockholders approve the 2014 Plans, no additional awards will be granted under the Current Incentive Plan, which will be terminated upon the inception of the 2014 Plans.

The more significant features of the 2014 Plans are summarized below. The summary of the 2014 Plans is qualified in its entirety by reference to the plan documents, copies of which are attached as Appendix B to this proxy statement.

Administration of the 2014 Plans

The 2014 Plans will be administered by the compensation committee of our Board, except that the 2014 Plans will be administered by our Board with respect to awards made to directors who are not employees. This summary uses the term “administrator” to refer to the compensation committee or our Board, as applicable. The administrator will approve all terms of awards under the 2014 Plans. The administrator will also approve who will receive grants under the 2014 Plans and the number of shares of our Class A common stock subject to each grant.

Eligibility

Employees and officers of the Company and our affiliates (including employees of the Manager and of our Operating Partnership) and members of our Board are eligible to receive grants under the 2014 Individuals Plan. In addition, individuals who provide significant services to us or an affiliate, including individuals who provide services to us or an affiliate by virtue of employment with, or providing services to, the Manager or our Operating Partnership may receive grants under the 2014 Individuals Plan. Currently, the Company has five (5) directors, four (4) officers and no employees who would be eligible for grants under the 2014 Individuals Plan. Our Manager is eligible for grants under the 2014 Entities Plan, and has five (5) officers and currently no employees who would be eligible for grants under the 2014 Individuals Plan.

Entities that provide significant services to us or our affiliates, including our Manager, that are selected by the administrator may receive grants under the 2014 Entities Plan.

Share Authorization

The aggregate number of shares of our Class A common stock that may be issued under the 2014 Plans is equal to 1.6 million shares. However, if the exchange listing and concurrent public offering are completed before December 31, 2014, and 8% of the number of shares sold in the concurrent public offering (including pursuant to our financial advisor’s exercise of its overallotment option) is less than 1.6 million shares, then upon completion of the concurrent public offering, the shares authorized under the 2014 Plans shall be reduced from 1.6 million shares to 8% of the number of shares sold in the concurrent public offering.

27

The issuance of shares or awards under the 2014 Individuals Plan reduces the number of shares that may be issued under the 2014 Entities Plan and vice versa.

In connection with stock splits, dividends, phased-in liquidity and certain other events, our Board will make equitable adjustments that it deems appropriate in the aggregate number of shares of our Class A common stock that may be issued under the 2014 Plans and the terms of outstanding awards.

If any options or stock appreciation rights terminate, expire or are canceled, forfeited, exchanged or surrendered without having been exercised or are paid in cash without delivery of common stock or if any stock awards, performance units or other equity-based awards are forfeited, the shares of our Class A common stock subject to such awards will again be available for purposes of the 2014 Plans. Shares of our Class A common stock tendered or withheld to satisfy the exercise price of an award or for tax withholding are also available for future grants under the 2014 Plans.

Options

The 2014 Individuals Plan authorizes the grant of incentive stock options (under Section 422 of the Code) and both the 2014 Individuals Plan and the 2014 Entities Plan authorize the grant of options that do not qualify as incentive stock options. The exercise price of each option will be determined by the administrator, provided that the price cannot be less than 100% of the fair market value of the shares of our Class A common stock on the date on which the option is granted (or 110% of the shares’ fair market value on the grant date in the case of an incentive stock option granted under the 2014 Individuals Plan to an individual who is a “ten percent stockholder” under Sections 422 and 424 of the Code). Except for adjustments to equitably reflect stock splits, stock dividends or similar events, the exercise price of an outstanding option may not be reduced without the approval of our stockholders. The exercise price for any option is generally payable (i) in cash, (ii) by certified check, (iii) by the surrender of shares of our Class A common stock (or attestation of ownership of shares of our Class A common stock) with an aggregate fair market value on the date on which the option is exercised, equal to the exercise price, or (iv) by payment through a broker in accordance with procedures established by the Federal Reserve Board. The term of an option cannot exceed ten years from the date of grant (or five years in the case of an incentive stock option granted to an individual who is a “ten percent stockholder”). Incentive stock options may only be granted under the 2014 Individuals Plan to our employees and employees of our subsidiaries.

Stock Awards

The 2014 Plans also provide for the grant of stock awards. A stock award is an award of shares of our Class A common stock that may be subject to vesting requirements, restrictions on transfer and other restrictions as the administrator determines in its sole discretion on the date of grant. The restrictions, if any, may lapse over a specified period of time or through the satisfaction of conditions, in installments or otherwise, as the administrator may determine. A participant who receives a stock award will have all of the rights of a stockholder as to those shares, including, without limitation, voting rights and the right to receive distributions. During the period, if any, when stock awards are non-transferable or forfeitable, (i) a participant is prohibited from selling, transferring, pledging, exchanging, hypothecating or otherwise disposing of the participant’s stock award shares, (ii) the Company will retain custody of any certificates and (iii) a participant must deliver a stock power to the Company for each stock award.

Stock Appreciation Rights

The 2014 Plans authorize the grant of stock appreciation rights. A stock appreciation right provides the participant with the right to receive, upon exercise of the stock appreciation right, cash, shares of our Class A common stock or a combination of the two. The amount that the participant will receive upon exercise of the stock appreciation right generally will equal the excess of the fair market value of the shares of our Class A common stock on the date of exercise over the shares’ fair market value on the date of grant. Stock appreciation rights will become exercisable in accordance with terms determined by the administrator. Stock appreciation rights may be granted in tandem with an option grant or as independents grants. The term of a stock appreciation right cannot exceed ten years from the date of grant or five years in the case of a stock appreciation right granted under the 2014 Individuals Plan in tandem with an incentive stock option awarded to an individual who is a “ten percent stockholder.”

28

Performance Units

The 2014 Plans also authorize the grant of performance units. Performance units represent the participant’s right to receive an amount, based on the value of a specified number of shares of our Class A common stock, if performance goals or other requirements established by the administrator are met. The administrator will determine the applicable performance period, the performance goals and such other conditions that apply to the performance unit. Performance goals may relate to our financial performance, the participant’s performance or such other criteria determined by the administrator. If the performance goals are met, performance units will be paid in cash, shares of our Class A common stock, other securities or property or a combination thereof.

Incentive Awards

The 2014 Plans also authorize us to make incentive awards. An incentive award entitles the participant to receive a payment if certain requirements are met. The administrator will establish the requirements that must be met before an incentive award is earned and the requirements may be stated with reference to one or more performance measures, or criteria prescribed by the administrator. A performance goal or objective may be expressed on an absolute basis or relative to the performance of one or more similarly situated companies or a published index and may be adjusted for unusual or non-recurring events, changes in applicable tax laws or accounting principles. An incentive award that is earned will be settled in a single payment, which may be in cash, Class A common stock or a combination of cash and Class A common stock.

Other Equity-Based Awards

The administrator may grant other types of stock-based awards as other equity-based awards, including LTIP units, under the 2014 Plans. Other equity-based awards are payable in cash, shares of our Class A common stock or shares or units of such other equity, or a combination thereof, as determined by the administrator. The terms and conditions of other equity-based awards are determined by the administrator, and may include a requirement that objectives stated with reference to one or more performance measures are attained.

LTIP units are a special class of partnership interest in our Operating Partnership. Each LTIP unit awarded will be deemed equivalent to an award of one share of Class A common stock under the 2014 Plans, reducing the 2014 Plans’ aggregate share authorization for other awards on a one-for-one basis. We will not receive a tax deduction for the value of any LTIP units granted to participants. The vesting period for LTIP units, if any, will be determined at the time of issuance. LTIP units, whether vested or not, will receive the same quarterly per-unit distributions as other limited partnership interests in our Operating Partnership, or OP units, which distributions will generally equal the per share distributions on shares of our Class A common stock. This treatment with respect to quarterly distributions is similar to the expected treatment of our stock awards, which will generally receive full dividends whether vested or not. Initially, LTIP units will not have full parity with OP units with respect to liquidating distributions. Under the terms of the LTIP units, our Operating Partnership will revalue its assets upon the occurrence of certain specified events, and any increase in the Operating Partnership’s valuation from the time of the last revaluation until such event will be allocated first to the holders of LTIP units to equalize the capital accounts of such holders with the capital accounts of holders of OP units. Upon equalization of the capital accounts of the holders of LTIP units with the other holders of OP units, the LTIP units will achieve full parity with OP units for all purposes, including with respect to liquidating distributions. If such parity is reached, vested LTIP units may be converted into an equal number of OP units at any time, and thereafter enjoy all the rights of OP units, including redemption/exchange rights. However, there are circumstances under which such parity would not be reached. Until and unless such parity is reached, the value that a holder of LTIP units will realize for a given number of vested LTIP units will be less than the value of an equal number of shares of our Class A common stock.

29

Dividend Equivalent Rights

The administrator may grant dividend equivalent rights in connection with the grant of performance units, other equity-based awards and incentive awards granted under the 2014 Plans. Dividend equivalent rights may be paid currently or accrued as contingent cash obligations (in which case they may be deemed to have been reinvested in shares of our Class A common stock or otherwise reinvested) and may be payable in cash, shares of our Class A common stock or other property or a combination thereof. The administrator will determine the terms of any dividend equivalent rights.

Change in Control

If we experience a change in control, outstanding options, stock appreciation rights, stock awards, performance units, incentive awards or other equity-based awards (including LTIP units) will automatically become vested. Thus, outstanding options and stock appreciation rights will be fully exercisable on the change in control, restrictions and conditions on outstanding stock awards and other equity-based awards will lapse upon the change in control and performance units, incentive awards and other equity-based awards (including LTIP units) will become earned and nonforfeitable in their entirety on the change in control. The administrator may provide that outstanding awards (all of which will then be vested) will be assumed by the surviving entity or will be replaced by a comparable substitute award of substantially equal value granted by the surviving entity. The administrator may also provide that participants must surrender their outstanding options and stock appreciation rights, stock awards, performance units, incentive awards and other equity based awards (including LTIP units) (all of which will then be vested) in exchange for a payment, in cash or shares of our common stock or other securities or consideration received by stockholders in the change in control transaction, equal to the value received by stockholders in the change in control transaction (or, in the case of options and stock appreciation rights, the amount by which that transaction value exceeds the exercise price) after acceleration of vesting for the change in control.

In summary, a change in control under the 2014 Plans occurs if:

•	a person, entity or affiliated group (with certain exceptions) acquires, in a transaction or series of transactions, more than 50% of the total combined voting power of our outstanding securities;
•	there occurs a merger, consolidation, reorganization, or business combination, unless the holders of our voting securities immediately prior to such transaction have more than 50% of the combined voting power of the securities in the successor entity or its parent;
•	we (i) sell or dispose of all or substantially all of our assets or (ii) acquire assets or stock of another entity, unless the holders of our voting securities immediately prior to such transaction have more than 50% of the combined voting power of the securities in the successor entity or its parent; or
•	during any period of two consecutive years, individuals who, at the beginning of such period, constitute our Board together with any new directors (other than individuals who become directors in connection with certain transactions or election contests) cease for any reason to constitute a majority of our Board.

The Code has special rules that apply to “parachute payments,” i.e., compensation or benefits the payment of which is contingent upon a change in control. If certain individuals receive parachute payments in excess of a safe harbor amount prescribed by the Code, the payor is denied a federal income tax deduction for a portion of the payments and the recipient must pay a 20% excise tax, in addition to income tax, on a portion of the payments.

If we experience a change in control, benefits provided under the 2014 Plans could be treated as parachute payments. In that event, the 2014 Plans provide that the benefits under the 2014 Plans, and all other parachute payments provided under other plans and agreements, will be reduced to the safe harbor amount, i.e., the maximum amount that may be paid without excise tax liability or loss of deduction, if the reduction allows the participant to receive greater after-tax benefits. The benefits under the 2014 Plans and other plans and agreements will not be reduced, however, if the participant will receive greater after-tax benefits (taking into account the 20% excise tax payable by the participant) by receiving the total benefits. The 2014 Plans also provide that these provisions do not apply to a participant who has an agreement with us providing that

30

the individual is entitled to indemnification or other payment from us for the 20% excise tax or if the participant has an agreement with us providing that the participant cannot receive payments in excess of the safe harbor amount.

Amendment; Termination

Our Board may amend or terminate the 2014 Plans at any time, provided that no amendment may adversely impair the rights of participants under outstanding awards. Our stockholders must approve any amendment if such approval is required under applicable law or stock exchange requirements. Our stockholders also must approve, among other things, any amendment that materially increases the benefits accruing to participants under the 2014 Plans, materially increases the aggregate number of shares of our Class A common stock that may be issued under the 2014 Plans (other than on account of stock dividends, stock splits, or other changes in capitalization as described above) or materially modifies the requirements as to eligibility for participation in the 2014 Plans. Unless terminated sooner by our Board or extended with stockholder approval, the 2014 Plans will terminate on the day before the tenth anniversary of the date our Board adopted the 2014 Plans.

Initial Awards Expected to be Made Under the 2014 Plans

The awards under the 2014 Plans will be made at the administrator’s discretion. Upon completion of the public offering concurrent with the exchange listing, we anticipate that our Manager will receive a grant of LTIP units under the 2014 Entities Plan and each of our independent directors will receive a grant of LTIP units under the 2014 Individuals Plan. Each of these grants is expected to vest ratably on a quarterly basis over a three year period. However, the number of awards has not yet been determined and the value of the awards will be subject to the pricing terms of the concurrent public offering. Therefore, we are not able to quantify the dollar value or number of LTIP units that we expect to award to our Manager or our independent directors, and similarly are unable to determine these amounts for awards that would have been granted last year if the 2014 Plans had been in effect. The administrator, in its discretion, may determine not to make such anticipated awards. Each of R. Ramin Kamfar, our Chairman, Chief Executive Officer and President, Michael L. Konig, our Chief Operating Officer, Secretary and General Counsel, Christopher J. Vohs, our Chief Accounting Officer, Jordan B. Ruddy, our former Chief Operating Officer and President, and Gary T. Kachadurian, a director nominee for our Board, who are all officers of our Manager, have a substantial interest in the adoption of our 2014 Plans as potential recipients of awards. Additionally, Brian D. Bailey, I. Bobby Majumder and Romano Tio, who are the independent directors of our Board, each have a substantial interest in the adoption of our 2014 Individuals Plan as potential recipients of awards.

Compensation of Executive Officers and Directors

We do not currently have any employees and our executive officers are employed by our Manager. We will not reimburse our Manager for compensation paid to our executive officers. Officers will be eligible for awards under the 2014 Individuals Plan, as described above.

If a director is also one of our executive officers, we do not pay any compensation for services rendered as a director. The amount and form of compensation payable to our independent directors for their service to us is determined by our Board, based upon recommendations from our Manager. Two of our executive officers, Messrs. Konig and Vohs, manage our Manager, and Mr. Kamfar, our Chief Executive Officer and President and the Chairman of our Board, controls our Manager, and through the Manager, they are involved in recommending and setting the compensation to be paid to our independent directors.

31

We have provided below certain information regarding compensation earned by and paid to our directors during fiscal year 2012.

Name	Fees Earned or Paid in Cash in 2012(1)	Restricted Stock Awards(2)	Total
Brian D. Bailey	$31,000	$25,000	$56,000
I. Bobby Majumder	31,000	25,000	56,000
Romano Tio	31,000	25,000	56,000
R. Ramin Kamfar(3)	—	—	—
James G. Babb, III(3)	—	—	—

(1)	Includes six $1,000 payments related to joint Board of Directors/audit committee teleconference meetings held during 2012 and the $25,000 annual retainer paid in 2012, which retainer also compensated for services to be rendered in 2013 in the amount of $8,333.
(2)	Value of vested portion of October 15, 2009, March 15, 2010, August 8, 2011 and August 8, 2012 restricted stock grants as of March 4, 2013.
(3)	Directors who are also our executive officers do not receive compensation for services rendered as a director.

We pay each of our independent directors:

•	an annual retainer of $25,000;
•	$2,500 for each board meeting attended;
•	$2,000 for each committee meeting attended; and
•	$1,000 for each teleconference meeting of the board or any committee.

All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the Board. Each new independent director that joins the Board will receive 5,000 shares of restricted stock upon election or appointment to the Board. In addition, on the date following an independent director’s re-election to the Board, he or she will receive 2,500 shares of restricted stock. Restricted stock will vest as to 20% of the shares on the date of grant and 20% of the shares on each of the first four anniversaries of the date of grant. Notwithstanding the foregoing, the restricted stock will become fully vested on the earlier occurrence of (1) the termination of the grantee’s service as a director due to his or her death, disability or termination without cause or (2) the occurrence of a change in our control.

Federal Tax Consequences

Counsel advised us regarding the federal income tax consequences of the 2014 Plans. No income is recognized by a participant at the time an option or stock appreciation right is granted. If the option is an incentive stock option, no income will be recognized upon the participant’s exercise of the incentive stock option. Income is recognized by a participant when he or she disposes of shares acquired under an incentive stock option. The exercise of a nonqualified stock option or a stock appreciation right generally is a taxable event that requires the participant to recognize, as ordinary income, the difference between the shares’ fair market value and the option price or the amount paid in settlement of the stock appreciation right.

Income is recognized on account of the grant of a stock award or any other equity-based award (other than LTIP units) when the shares or other property subject to the award first become transferable or are no longer subject to a substantial risk of forfeiture. At that time, the participant recognizes ordinary income equal to the fair market value of the shares or other property, less any amount paid by the participant for the shares or other property.

A participant will not recognize income on account of the grant or vesting of LTIP units. The amount received under the LTIP units will be taxed as ordinary income or capital gain, depending on the character of the income received by the Operating Partnership. Upon a sale or exchange of an LTIP unit a participant will recognize long-term or short-term capital gain, depending on the period that the participant held the LTIP units.

32

No income is recognized upon the grant of performance units or incentive awards. Income will be recognized on the date that payment is made under the performance units or incentive award in an amount equal to the amount paid in settlement of the awards.

The employer (either the Company or its affiliate) generally will be entitled to claim a federal income tax deduction on the account of the exercise of a nonqualified stock option or stock appreciation right, the vesting of a stock award or other equity-based award and the settlement of performance units and incentive awards. The amount of the deduction generally is equal to the ordinary income recognized by the participant. The employer will not be entitled to a federal income tax deduction on account of the grant or exercise of an incentive stock option but may claim a federal income tax deduction on account of certain dispositions of shares acquired under an incentive stock option.

Appraisal Rights

Under Maryland law and our charter, you will not be entitled to rights of appraisal with respect to the 2014 Plans. Accordingly, to the extent that you object to the 2014 Plans, you will not have the right to have a court judicially determine (and you will not receive) the fair value for your shares of common stock under the provisions of Maryland law governing appraisal rights.

Vote Required

The affirmative vote of a majority of the votes cast by stockholders present in person or by proxy at the meeting is required to approve this proposal. If you abstain from voting on the proposal, it will have no effect on the outcome of the vote. Proxies received will be voted FOR approval of this proposal unless stockholders designate otherwise.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ADOPTION OF THE 2014 PLANS.

33

PROPOSAL 3:
PERMIT THE
ADJOURNMENT OF THE SPECIAL MEETING

The third proposal is to permit the adjournment of the Special Meeting, if necessary, to solicit additional proxies in favor of Proposal 1 or Proposal 2 if there are not sufficient votes for either such proposal.

Vote Required

The affirmative vote of a majority of the votes cast by stockholders present in person or by proxy at the meeting is required to approve this proposal. If you abstain from voting on the proposal, it will have no effect on the outcome of the vote. Proxies received will be voted FOR approval of this proposal unless stockholders designate otherwise.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THIS PROPOSAL.

34

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of December 2013 regarding the number and percentage of shares of common stock beneficially owned by: (i) each director; (ii) each named executive officer; (iii) all directors and executive officers as a group; and (iv) any person known to us to be the beneficial owner of more than 5% of our outstanding shares. As of December 12, 2013, we had over 760 stockholders of record and approximately 2,413,811 shares of common stock outstanding.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percent of all Shares
R. Ramin Kamfar(3)	24,089	1.00%
James G. Babb, III	—	—
Michael L. Konig	—	—
Christopher J. Vohs	—	—
Brian D. Bailey	17,687	0.73%
I. Bobby Majumder	15,300	0.63%
Romano Tio	15,344	0.64%
All Named Executive Officers and Directors as a Group	72,420	3.00%

(1)	The address of each beneficial owner listed is 712 Fifth Avenue, 9th Floor, New York, New York 10019.
(2)	None of the securities listed are pledged as a security.
(3)	As of December 12, 2013, Bluerock Real Estate, L.L.C., or Bluerock, owns 23,089 shares of our common stock, all of which are issued and outstanding stock, and Bluerock Multifamily Advisor, LLC, or our Advisor, owns 1,000 shares of convertible stock, all of which are issued and outstanding. The shares of our common stock owned by Bluerock include the 22,100 shares of our common stock purchased by our Advisor for $200,000 in October 2008 as our initial capitalization and subsequently distributed to Bluerock by our Advisor. Bluerock is controlled by Mr. Kamfar and our Advisor is controlled by BER Holdings, LLC, which is indirectly controlled by Mr. Kamfar. Thus, Mr. Kamfar has the sole power to direct how each of our Advisor and Bluerock votes its shares of common stock and convertible stock, respectively. Mr. Kamfar does not own any shares of common stock or convertible stock directly.

STOCKHOLDER PROPOSALS FOR 2014 ANNUAL MEETING

If a stockholder wishes to present a proposal at the 2014 annual meeting, our bylaws require that the stockholder give advance written notice to our secretary, Michael L. Konig, at our executive offices no earlier than January 22, 2014 and no later than February 21, 2014. However, if we hold our 2014 annual meeting before July 6, 2014, or after September 4, 2014, stockholders must submit proposals no earlier than 150 days prior to the 2014 annual meeting date and no later than the later of 120 days prior to the 2014 annual meeting date or ten (10) days after announcement of the 2014 annual meeting date. The mailing address of our executive offices is 712 Fifth Avenue, 9th Floor, New York, New York 10019.

MULTIPLE STOCKHOLDERS SHARING AN ADDRESS

The rules of the SEC permit companies to provide a single proxy statement to households in which more than one stockholder resides. This process is known as householding. Stockholders who share an address and who have been previously notified that their broker, bank or other intermediary will be householding their proxy materials will receive only one copy of our proxy statement unless they have affirmatively objected to the householding notice.

Stockholders sharing an address who received only one set of these materials may request a separate copy which will be sent promptly at no cost by contacting our Investor Relations department at (888) 558-1031 or via email at investor.relations@bluerockre.com. For future meetings, a stockholder may request separate annual reports or proxy statements, or may request the householding of such materials, by contacting us as noted above.

35

OTHER MATTERS

As of the date of this proxy statement, the above are the only matters we are aware of that are to be acted upon at the Special Meeting. If any other matter should come before the Special Meeting, the persons appointed by your proxy will vote on those matters in accordance with the recommendation of our Board, or, in the absence of such a recommendation, in accordance with their discretion. The affirmative vote of a majority of the votes cast by stockholders on any such other matter will be required for approval.

YOUR VOTE IS IMPORTANT. THE PROMPT RETURN OF PROXIES, INCLUDING YOUR PROXIES AUTHORIZED VIA THE INTERNET, VIA FAX, OR VIA TOUCH-TONE TELEPHONE, WILL SAVE US THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. WE ENCOURAGE YOU TO COMPLETE, SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE, OR AUTHORIZE YOUR PROXY VIA THE INTERNET, VIA FAX OR VIA TOUCH-TONE TELEPHONE, BEFORE THE MEETING, SO THAT YOUR SHARES WILL BE REPRESENTED AND VOTED AT THE MEETING.

36

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

712 Fifth Avenue, 9th Floor, New York, New York 10019

SPECIAL MEETING OF STOCKHOLDERS
JANUARY 23, 2014

PROXY CARD

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING TO BE HELD ON JANUARY 23, 2014.

The proxy statement is available at http://bluerockre.com/investments/brg/proxy.

The undersigned stockholder of Bluerock Residential Growth REIT, Inc., a Maryland corporation, hereby appoints R. Ramin Kamfar as proxy and attorney-in-fact, with the power to appoint his substitute, on behalf and in the name of the undersigned, to attend the special meeting of stockholders of Bluerock Residential Growth REIT, Inc. to be held on January 23, 2014, at 10:00 a.m., Eastern Time, at 712 Fifth Avenue, 9th Floor, New York, New York 10019, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the notice of special meeting of stockholders, and of the accompanying proxy statement, the terms of each of which are hereby incorporated by reference. The undersigned hereby revokes any proxy heretofore given with respect to such meeting.

You may obtain directions to attend the Special Meeting of Stockholders of Bluerock Residential Growth REIT, Inc., by calling our Investor Relations department at (888) 558-1031 or visiting our website at www.bluerockre.com.

This proxy is solicited on behalf of the Board of Directors of Bluerock Residential Growth REIT, Inc.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE PROPOSALS SET FORTH BELOW.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS DIRECTED. IF THIS PROXY IS EXECUTED BUT NO DIRECTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” ALL OF THE PROPOSALS SET FORTH BELOW. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PROPOSAL 1(A):  Approve amendments to our charter to provide for the reclassification of certain shares of our capital stock as Class A common stock, which will be subject to listing on a national securities exchange.

☐ For	☐ Against	☐ Abstain

PROPOSAL 1(B):  Approve amendments to our charter to provide for the change of each share of our outstanding common stock into  1/3 of a share of Class B-1 common stock,  1/3 of a share of Class B-2 common stock and  1/3 of a share of Class B-3 common stock immediately prior to the exchange listing, and their automatic conversion into shares of Class A common stock at 360 days, 540 days and 720 days, respectively, following the date of the initial exchange listing, in connection with the plan for phased-in liquidity.

☐ For	☐ Against	☐ Abstain

PROPOSAL 1(C):  Approve amendments to our charter to remove or revise provisions regarding our equity stock and our stockholders.

☐ For	☐ Against	☐ Abstain

PROPOSAL 1(D):  Approve amendments to our charter to remove or revise provisions regarding our board of directors.

☐ For	☐ Against	☐ Abstain

PROPOSAL 1(E):  Approve amendments to our charter to remove or revise provisions relating to the conduct of our business that limit or regulate certain powers of our Company.

☐ For	☐ Against	☐ Abstain

PROPOSAL 1(F):  Approve amendments to our charter to remove or revise provisions restricting transfer and ownership of shares of our capital stock.

☐ For	☐ Against	☐ Abstain

PROPOSAL 1(G):  Approve amendments to our charter to effectuate certain ministerial modifications, clarifications and conforming changes to, and the restatement of, our charter.

☐ For	☐ Against	☐ Abstain

PROPOSAL 2:  Approve the adoption of the 2014 Equity Incentive Plan for Individuals and the 2014 Equity Incentive Plan for Entities to attract and retain independent directors, executive officers and other key employees, including employees of our external advisor or manager and our operating partnership, and their affiliates and other service providers, including our external advisor or manager and its affiliates.

☐ For	☐ Against	☐ Abstain

PROPOSAL 3:  Permit the adjournment of the Special Meeting, if necessary, to solicit additional proxies in favor of Proposal 1 or Proposal 2 if there are not sufficient votes for either such proposal.

☐ For	☐ Against	☐ Abstain

SIGN, DATE and RETURN:

When shares are held by joint tenants or tenants in common, the signature of one shall bind all unless the Secretary of the Company is given written notice to the contrary and furnished with a copy of the instrument or order that so provides. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

Name:	Date: / /201
Title:
Name:	Date: / /201
Title:

YOUR VOTE IS IMPORTANT!

You can authorize a proxy to cast your vote and otherwise represent you at the Special Meeting of Stockholders in one of the following ways:

MAIL:  Return the completed proxy card in the accompanying self-addressed postage-paid return envelope. Completed proxy cards must be received by January 22, 2014.

TELEPHONE:  Call (866) 977-7699 by 5:00 p.m. Eastern Time on January 22, 2014 and follow the instructions provided. Or, to speak with a customer service agent, call (855) 800-9419 by 5:00 p.m. Eastern Time on January 22, 2014. If you vote by telephone, you do not have to return your proxy card.

FAX:  Fax the completed proxy card to (781) 633-4036 until 5:00 p.m. Eastern Time on January 22, 2014.

INTERNET:  Go to the website www.eproxyvote.com/bluerock, and follow the instructions provided.

APPENDIX A

BLUEROCK ENHANCED RESIDENTIAL GROWTH REIT, INC.

SECOND ARTICLES OF AMENDMENT AND RESTATEMENT

FIRST:  Bluerock Enhanced Residential Growth REIT, Inc., a Maryland corporation (the “Corporation”), desires to amend and restate its charter as currently in effect and as hereinafter amended (the “Charter”)..

SECOND:  The following provisions are all the provisions of the Chartercharter currently in effect and as hereinafter amended:

ARTICLE I

NAME

The name of the corporation (which is hereinafter called the “Corporation”) is:

Bluerock Enhanced Residential Growth REIT, Inc.

So far as may be practicable, the business of the Corporation shall be conducted and transacted under that name. Under circumstances in which the Board of Directors determines that the use of the name “Bluerock Residential Growth REIT, Inc.” is not practicable, it may use any other designation or name for the Corporation.

ARTICLE II

PURPOSES AND POWERS

The purposes for which the Corporation is formed are to engage in any lawful act or activity (including, without limitation or obligation, engaging in business as a real estate investment trust under the Internal Revenue Code of 1986, as amended, or any successor statute (the “Code”)) for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force. For purposes of the Charter, “REIT” means a real estate investment trust under Sections 856 through 860, or any successor sections, of the Code.

ARTICLE III

PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT

The address of the principal office of the Corporation in the State of Maryland is c/o CSC — Lawyers Incorporating Service Company, 7 Saint Paul Street, Baltimore, Maryland 21202. The name and address of the resident agent of the Corporation are CSC — Lawyers Incorporating Service Company, 7 Saint Paul Street, Baltimore, Maryland 21202. The resident agent is a Maryland corporation. The Corporation may have such other offices and places of business within or outside the State of Maryland as the Board of Directors may from time to time determine.

ARTICLE IV

DEFINITIONS

As used in the Charter, the following terms shall have the following meanings unless the context otherwise requires:

Aggregate Share Ownership Limit.  The term “Aggregate Share Ownership Limit” shall mean not more than 9.8% in value of the aggregate of the outstanding Shares.

Asset.  The term “Asset” shall mean any Property, Mortgage, loan or other direct or indirect investment (other than investments in bank accounts, money market funds or other current assets) owned by the Corporation, directly or indirectly through one or more of its Affiliates or Joint Ventures or through other investment interests, and any other investment made by the Corporation, directly or indirectly through one or more of its Affiliates or Joint Ventures or through other investment interests.

Average Invested Assets.  The term “Average Invested Assets” shall mean, for a specified period, the average of the aggregate book value of the Assets, before deducting depreciation, bad debts or other non-cash reserves, computed by taking the average of such values at the end of each month during such period or such other percentage determined by the Board in accordance with Section 6.1.8 of the Charter.

Beneficial Ownership.  The term “Beneficial Ownership” shall mean ownership of Shares by a Person, whether the interest in Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. 544 of the Code, as modified by Section 856(h)(1)(B) of the Code; provided, however, that in determining the number of shares Beneficially Owned by a Person, no share shall be counted more than once. Whenever a Person Beneficially Owns Shares that are not actually outstanding (e.g. Shares issuable upon the exercise of an option or the conversion of a convertible security) (“Option Shares”), then, whenever the Charter requires a determination of the percentage of outstanding Shares Beneficially Owned by such Person, the Option Shares Beneficially Owned by such Person shall also be deemed to be outstanding. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

Board or Board of Directors.  The term “Board” or “Board of Directors” shall mean the Board of Directors of the Corporation.

Business Day.  The term “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

Bylaws.  The term “Bylaws” shall mean the Bylaws of the Corporation, as amended from time to time.

Change of Control.  The term “Change of Control” shall mean any (i) event (including, without limitation, issue, transfer or other disposition of Shares, merger, share exchange or consolidation) after which any “person” (as that term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of Securities representing greater than 50% of the combined voting power of the Corporation’s then outstanding Securities, respectively; provided, that a Change of Control shall not be deemed to occur as a result of any widely distributed public offering of the Common Shares or (ii) direct or indirect sale, transfer, conveyance or other disposition (other than pursuant to clause (i)), in one or a series of related transactions, of all or substantially all of the Properties or Assets, taken as a whole, to any “person” (as that term is used in Sections 13(d) and 14(d) of the Exchange Act).

Charitable Beneficiary.  The term “Charitable Beneficiary” shall mean one or more beneficiaries of the Charitable Trust as determined pursuant to Section 6.2.6, provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

Charitable Trust.  The term “Charitable Trust” shall mean any trust provided for in Section 6.2.1.

Charitable Trustee.  The term “Charitable Trustee” shall mean the Person unaffiliated with the Corporation and a Prohibited Owner, that is appointed by the Corporation to serve as Trustee of the Charitable Trust.

Charter.  The term “Charter” shall mean the charter of the Corporation.

Closing Price.  The term “Closing Price” on any date, shall mean the last sale price for any class or series of the Common Shares, regular way, or, in case no sale takes place on that day, the average of the closing bid and asked prices, regular way, for the Common Shares, in either case as reported in the principal consolidated transaction reporting system with respect to Common Shares Listed or, if the Common Shares are not Listed, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system or other quotation service that may then be in use or, if the Common Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Common Shares selected by the Board.

Class A Common Stock.  The term “Class A Common Stock” shall have the meaning as provided in Section 5.2.5.

Class B Common Stock.  The term “Class B Common Stock” shall have the meaning as provided in Section 5.2.5.

Class B-1 Common Stock.  The term “Class B-1 Common Stock” shall have the meaning as provided in Section 5.2.5.

Class B-2 Common Stock.  The term “Class B-2 Common Stock” shall have the meaning as provided in Section 5.2.5.

Class B-3 Common Stock.  The term “Class B-3 Common Stock” shall have the meaning as provided in Section 5.2.5.

Code.  The term “Code” shall have the meaning as provided in Article II herein.

Commencement of the Initial Public Offering. The term “Commencement of the Initial Public Offering” shall mean the date that the Securities and Exchange Commission declares effective the registration statement filed under the Securities Act for the Initial Public Offering.

Common Share Ownership Limit.  The term “Common Share Ownership Limit” shall mean not more than 9.8% (in value or in number of Common Shares, whichever is more restrictive) of the aggregate of the outstanding Common Shares. or such other percentage determined by the Board in accordance with Section 6.1.8 of the Charter.

Common Shares.  The term “Common Shares” shall have the meaning as provided in Section 5.1 herein.

Competitive Real Estate Commission.  The term “Competitive Real Estate Commission” shall mean a real estate or brokerage commission paid or, if no commission is paid, the amount that customarily would be paid, for the purchase or sale of a Property that is reasonable, customary and competitive in light of the size, type and location of the Property.

Construction Management Fee.  The term “Construction Management Fee” shall mean a fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or provide major repairs or rehabilitations on a Property.

Constructive Ownership.  The term “Constructive Ownership” shall mean ownership of Shares by a Person, whether the interest in Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

Contract Purchase Price.  The term “Contract Purchase Price” shall mean the amount actually paid or budgeted in respect of the purchase, development, construction or improvement of a Property or the amount of funds advanced with respect to a Mortgage, or the amount actually paid or budgeted in respect of the purchase of other Assets, in each case exclusive of Acquisition Fees and Acquisition Expenses but including any debt attributable to the acquired Assets.

Conversion Product.  The term “Conversion Product” shall mean the product of 0.15 times the amount, if any, by which (X) the sum of the Enterprise Value as of the date of the Triggering Event plus total Distributions paid to holders of Common Shares through the date of the Triggering Event, exceeds (Y) the sum of Invested Capital plus the Stockholders’ 7% Return as of the date of the Triggering Event.

Convertible Shares.  The term “Convertible Shares” shall have the meaning as provided in Section 5.4 herein.

Corporation.  The term “Corporation” shall have the meaning as provided in Article I herein.

Dealer Manager.  The term “Dealer Manager” shall mean Select Capital Corporation, a California corporation or such other Person selected by the Board to act as the dealer manager for an Offering.

Development Fee.  The term “Development Fee” shall mean a fee for the packaging of a Property, including the negotiation and approval of plans, and any assistance in obtaining zoning and necessary variances and financing for a specific Property, either initially or at a later date.

Director.  The term “Director” shall have the meaning as provided in Section 7.1 herein.

Distributions.  The term “Distributions” shall mean any distributions (as such term is defined in Section 2-301 of money or other property, the MGCL), pursuant to Section 5.65 hereof, by the Corporation to owners of Shares, including distributions that may constitute a return of capital for federal income tax purposes but, for purposes of Section 5.4, excluding distributions that constitute the redemption of any Common Shares and excluding distributions on any Common Shares before their redemption.

Enterprise Value.  The term “Enterprise Value” shall mean the actual value of the Corporation as a going concern based on the difference between (1) the actual value of all of its assets as determined in good faith by the Board, including a majority of the Independent Directors, and (2) all of its liabilities as set forth on its balance sheet for the period ended immediately prior to the determination date; provided that (A) if the Enterprise Value is being determined in connection with a Change of Control that establishes the Corporation’s net worth, then the Enterprise Value shall be the net worth established thereby, and (B) if the Enterprise Value is being determined in connection with a Listing, then the Enterprise Value shall be equal to the number of outstanding Common Shares multiplied by the Closing Price of a single Common Share averaged over a period of 30 trading days during which the Common Shares are listed or quoted for trading after the date of Listing. For purposes hereof, a “trading day” shall be any day on which the New York Stock Exchange is open for trading whether or not the Common Shares are then listed on the New York Stock Exchange and whether or not there is an actual trade of Common Shares on any such day. If the holder of Convertible Shares disagrees as to the Enterprise Value as determined by the Board, then each of the holder of Convertible Shares and the Corporation shall name one appraiser and the two named appraisers shall promptly agree in good faith to the appointment of one other appraiser whose determination of the Enterprise Value shall be final and binding on the parties as to Enterprise Value. The cost of any appraisal shall be split evenly between the Corporation and the Advisor..

Excepted Holder.  The term “Excepted Holder” shall mean a Stockholder for whom an Excepted Holder Limit is created by Article VI or by the Board of Directors pursuant to Section 6.1.7.

Excepted Holder Limit.  The term “Excepted Holder Limit” shall mean, provided that the affected Excepted Holder agrees to comply with the requirements established by the Board of Directors pursuant to Section 6.1.7 and subject to adjustment pursuant to Section 6.1.8, the percentage limit established by the Board of Directors pursuant to Section 6.1.7.

Excess Amount.  The term “Excess Amount” shall have the meaning as provided in Section 8.10 herein.

Exchange Act.  The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto.

Gross Proceeds.  The term “Gross Proceeds” shall mean the aggregate purchase price of all Shares sold for the account of the Corporation through an Offering, without deduction for Selling Commissions, volume discounts, any marketing support and due diligence expense reimbursement or Organization and Offering Expenses. For the purpose of computing Gross Proceeds, the purchase price of any Share for which reduced Selling Commissions are paid to the Dealer Manager or a Soliciting Dealer (where net proceeds to the Corporation are not reduced) shall be deemed to be the full amount of the offering price per Share pursuant to the Prospectus for such Offering without reduction.

Indemnitee. The term “Indemnitee” shall Listing.  The term “Listing” shall have the meaning as provided in Section 125.2(b) herein. .5.

Independent Appraiser.  The term “Independent Appraiser” shall mean a Person with no material current or prior business or personal relationship with the Advisor or the Directors and who is engaged to a substantial extent in the business of rendering opinions regarding the value of Real Property and/or other Assets of the type held by the Corporation. Membership in a nationally recognized appraisal society such as the American Institute of Real Estate Appraisers or the Society of Real Estate Appraisers shall be conclusive evidence of being engaged to a substantial extent in the business of rendering opinions regarding the value of Real Property.

Independent Director.  The term “Independent Director” shall mean a Director who is not on the date of determination, and within the last two years from the date of determination has not been, directly or indirectly associated with the Sponsor or the Advisor by virtue of (i) ownership of an interest in the Sponsor, the Advisor or any of their Affiliates, other than the Corporation, (ii) employment by the Sponsor, the Advisor or any of their Affiliates, (iii) service as an officer or director of the Sponsor, the Advisor or any of their Affiliates, other than as a Director of the Corporation, (iv) performance of services, other than as a Director, for the Corporation, (v) service as a director or trustee of more than three real estate investment trusts organized by the Sponsor or advised by the Advisor, or (vi) maintenance of a material business or professional relationship with the Sponsor, the Advisor or any of their Affiliates. A business or professional relationship is considered “material” if the aggregate gross revenue derived by the Director from the Sponsor, the Advisor and their Affiliates exceeds five percent of either the Director’s annual gross revenue during either of the last two years or the Director’s net worth on a fair market value basis. An indirect association with the Sponsor or the Advisor shall include circumstances in which a Director’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law is or has been associated with the Sponsor, the Advisor, any of their Affiliates or the Corporation.

Initial Date.  The term “Initial Date” shall mean the date on which Shares are first issued in the Corporation’s first Offering.

Initial Investment.  The term “Initial Investment” shall mean that portion of the initial capitalization of the Operating Partnership contributed by the Sponsor or its Affiliates pursuant to Section II.A. of the NASAA REIT Guidelines.

Initial Public Offering.  The term “Initial Public Offering” shall mean the first Offering pursuant to an effective registration statement filed under the Securities Act.

Invested Capital.  The term “Invested Capital” shall mean the amount calculated by multiplying the total number of Shares purchased by Stockholders by the issue price at the time of such purchase, reduced by the portion of any Distribution that is attributable to Net Sales Proceeds and by any amounts paid by the Corporation to repurchase Shares pursuant to the Corporation’s plan for the repurchase of Shares.

Joint Ventures.  The term “Joint Ventures” shall mean those joint venture or partnership arrangements in which the Corporation or any of its subsidiaries is a co-venturer or general partner established to acquire, hold or make an investment in Assets.

Leverage.  The term “Leverage” shall mean the aggregate amount of indebtedness of the Corporation for money borrowed (including purchase money mortgage loans) outstanding at any time, both secured and unsecured.

Listing.  The term “Listing” shall mean the listing of the Common Shares on a national securities exchange or the trading of the Common Shares in the over-the-counter market. Upon such Listing, the Common Shares shall be deemed Listed.

Market Price.  The term “Market Price” on any date shall mean, with respect to any class or series of outstanding Shares, the Closing Price for such Shares on such date. The “Closing Price” on any date shall mean the last sale price for such Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such Shares are not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal any other national securities exchange on which such Shares are listed or admitted to trading or, if such Shares are not listed or admitted to trading on any other national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such Shares are not quoted by any such organizationsystem, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Shares selected by the Board of Directors or, in the event that no trading price is available for such Shares, the fair market value of Shares, as determined in good faith by the Board of Directors.

MGCL.  The term “MGCL” shall mean the Maryland General Corporation Law, as amended from time to time.

Mortgages.  The term “Mortgages” shall mean, in connection with mortgage financing provided, invested in, participated in or purchased by the Corporation, all of the notes, deeds of trust, security interests or other evidences of indebtedness or obligations, which are secured or collateralized by Real Property owned by the borrowers under such notes, deeds of trust, security interests or other evidences of indebtedness or obligations.

NASAA REIT Guidelines.  The term “NASAA REIT Guidelines” shall mean the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association on May 7, 2007 and in effect on the Initial Date.

Net Assets.  The term “Net Assets” shall mean the total Assets (other than intangibles) at cost, before deducting depreciation, reserves for bad debts or other non-cash reserves, less total liabilities, calculated quarterly by the Corporation on a basis consistently applied.

Net Income.  The term “Net Income” shall mean for any period, the Corporation’s total revenues applicable to such period, less the total expenses applicable to such period other than additions to, or allowances for, reserves for depreciation, amortization, bad debts or other similar non-cash reserves and excluding any gain from the sale of the Assets.

Net Sales Proceeds.  The term “Net Sales Proceeds” shall mean in the case of a transaction described in clause (i)(A) of the definition of Sale, the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Corporation, including all real estate commissions, closing costs and legal fees and expenses. In the case of a transaction described in clause (i)(B) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Corporation, including any legal fees and expenses and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (i)(C) of such definition, Net Sales Proceeds means the proceeds of any such transaction actually distributed to the Corporation or the Operating Partnership from the Joint Venture less the amount of any selling expenses, including legal fees and expenses incurred by or on behalf of the Corporation (other than those paid by the Joint Venture). In the case of a transaction or series of transactions described in clause (i)(D) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction (including the aggregate of all payments under a Mortgage or in satisfaction thereof other than regularly scheduled interest payments) less the amount of selling expenses incurred by or on behalf of the Corporation, including all commissions, closing costs and legal fees and expenses. In the case of a transaction described in clause (i)(E) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Corporation, including any legal fees and expenses and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (ii) of the definition of Sale, Net Sales Proceeds means the proceeds of such transaction or series of transactions less all amounts generated thereby which are reinvested in one or more Assets within 180 days thereafter and less the amount of any real estate commissions, closing costs, and legal fees and expenses and other selling expenses incurred by or allocated to the Corporation or the Operating Partnership in connection with such transaction or series of transactions. Net Sales Proceeds shall also include any amounts that the Corporation determines, in its discretion, to be economically equivalent to proceeds of a Sale. Net Sales Proceeds shall not include any reserves established by the Corporation in its sole discretion.

Non-Compliant Tender Offer.  The term “Non-Compliant Tender Offer” shall have the meaning as provided in Section 11.7 herein.

Non-Transfer Event.  The term “Non-Transfer Event” shall mean any event or other changes in circumstances other than a purported Transfer, including, without limitation, any change in the value of any Shares and any redemption of any Shares.

NYSE.  The term “NYSE” shall mean the New York Stock Exchange.

Offering. Ownership Limits.  The term “OfferingOwnership Limits” shall mean any offeringthe Aggregate Share Ownership Limit and sale of Shares.

Operating Partnership.  The term “Operating Partnership” shall mean Bluerock Enhanced Residential Holdings, L.P., a Delaware limited partnership, through which the Corporation may own Assets.

Organization and Offering Expenses.  The term “Organization and Offering Expenses” shall mean any and all costs and expenses incurred by and Common Share Ownership Limit, subject to be paid from the assets of the Corporation in connection with the formation of the Corporation and the qualification and registration of an Offering, and the marketing and distribution of Shares, including, without limitation, total underwriting and brokerage discounts and commissions (including fees of the underwriters’ attorneys), expenses for printing, engraving and amending registration statements or supplementing prospectuses, mailing and distributing costs, salaries of employees while engaged in sales activity, telephone and other telecommunications costs, all advertising and marketing expenses (including the costs related adjustment pursuant to investor and broker-dealer sales meetings), charges of transfer agents, registrars, trustees, escrow holders, depositories and experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of the Shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees. Section 6.1.8.

Person.  The term “Person” shall mean an individual, corporation, limited liability company, partnership, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Exchange Act and a group to which an Excepted Holder Limit applies.

Plan of Liquidation.  The term “Plan of Liquidation” shall have the meaning as provided in Article XV herein.

Preferred Shares.  The term “Preferred Shares” shall have the meaning as provided in Section  5.1 herein.

Proxy to Liquidate.  The term “Proxy to Liquidate” shall have the same meaning as provided in Article XV herein.

Prohibited Owner.  The term “Prohibited Owner” shall mean, with respect to any purported Transfer or Non-Transfer Event, any Person who, but for the provisions of Section 6.1.1, would beneficially own (determined under the principles of Section 856(a)(5) of the Code), Beneficially Own or Constructively Own

Shares, and if appropriate in the context, shall also mean any Person who would have been the record owner of Shares that the Prohibited Owner would have so owned.

Property or Properties.  The term “Property” or “Properties” shall mean, as the context requires, any, or all, respectively, of the Real Property acquired by the Corporation, directly or indirectly through joint venture arrangements or other partnership or investment interests.

Prorated Term.  The term “Prorated Term” shall mean the quotient, the numerator of which is the number of days since the effective date of the Initial Public Offering during which the Advisory Agreement with Bluerock Enhanced Residential Advisor, LLC was enforced and the denominator of which is the number of days elapsed from the effective date of the Initial Public Offering through the date of the Triggering Event.

Prospectus.  The term “Prospectus” shall mean the same as that term is defined in Section 2(10) of the Securities Act, including a preliminary prospectus, an offering circular as described in Rule 256 of the General Rules and Regulations under the Securities Act, or, in the case of an intrastate offering, any document by whatever name known, utilized for the purpose of offering and selling Securities to the public.

Real Property or Real Estate.  The term “Real Property” or “Real Estate” shall mean land, rights in land (including leasehold interests), and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land.

Reinvestment Plan.  The term “Reinvestment Plan” shall have the meaning as provided in Section 5.11 herein.

REIT.  The term “REIT” shall mean a corporation, trust, association or other legal entity (other than a real estate syndication) that is engaged primarily in investing in equity interests in real estate (including fee ownership and leasehold interests) or in loans secured by real estate or both as defined pursuant to the REIT Provisions of the Code have the meaning as provided in Article II.

REIT Provisions of the Code.  The term “REIT Provisions of the Code” shall mean Sections 856 through 860 of the Code and any successor or other provisions of the Code relating to real estate investment trusts REITs (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder.

Restriction Termination Date.  The term “Restriction Termination Date” shall mean the first day after the Initial Date on which the Board of Directors determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of Shares set forth herein is no longer required in order for the Corporation to qualify as a REIT.

Roll-Up Entity.  The term “Roll-Up Entity” shall mean a partnership, real estate investment trust, corporation, trust or similar entity that would be created or would survive after the successful completion of a proposed Roll-Up Transaction.

Roll-Up Transaction.  The term “Roll-Up Transaction” shall mean a transaction involving the acquisition, merger, conversion or consolidation either directly or indirectly of the Corporation and the issuance of securities of a Roll-Up Entity to the holders of Common Shares. Such term does not include:

(a) a transaction involving securities of the Corporation that have been Listed for at least twelve months; or

(b) a transaction involving the conversion to corporate, trust or association form of only the Corporation, if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

(i) voting rights of the holders of Common Shares;

(ii) the term of existence of the Corporation;

(iii) Sponsor or Advisor compensation; or

(iv) the Corporation’s investment objectives.

Sale or Sales.  The term “Sale” or “Sales” shall mean (i) any transaction or series of transactions whereby: (A) the Corporation or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any Asset or portion thereof, including the lease of any Property consisting of a building only, and including any event with respect to any Asset which gives rise to a significant amount of insurance proceeds or condemnation awards; (B) the Corporation or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all of the interest of the Corporation or the Operating Partnership in any Joint Venture in which it is a co-venturer or partner; (C) any Joint Venture directly or indirectly (except as described in other subsections of this definition) in which the Corporation or the Operating Partnership as a co-venturer or partner sells, grants, transfers, conveys, or relinquishes its ownership of any Property, Mortgage, loan, or other investment or portion thereof, including any event with respect to any Asset which gives rise to insurance claims or condemnation awards; (D) the Corporation or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, conveys or relinquishes its interest in any loan or portion thereof (including with respect to any loan, all payments thereunder or in satisfaction thereof other than regularly scheduled interest payments) of amounts owed pursuant to such loan and any event which gives rise to a significant amount of insurance proceeds or similar awards; or (E) the Corporation or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any other Asset not previously described in this definition or any portion thereof, but (ii) not including any transaction or series of transactions specified in clause (i) (A) through (E) above in which the proceeds of such transaction or series of transactions are reinvested by the Corporation in one or more Assets within 180 days thereafter.

SDAT.  The term “SDAT” shall have the meaning as provided in Section 5.5 herein.

Securities.  The term “Securities” shall mean any of the following issued by the Corporation, as the text requires: Shares, any other stock, shares or other evidences of equity or beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire, any of the foregoing.

Securities Act.  The term “Securities Act” shall mean the Securities Act of 1933, as amended from time to time, or any successor statute thereto. Reference to any provision of the Securities Act shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

Selling Commissions.  The term “Selling Commissions” shall mean any and all commissions payable to underwriters, dealer managers or other broker-dealers in connection with the sale of Shares, including, without limitation, commissions payable to the Dealer Manager.

Shares.  The term “Shares” shall mean shares of stock of the Corporation of any class or series, including Common Shares, or Preferred Shares or Convertible Shares.

Soliciting Dealers.  The term “Soliciting Dealers” shall mean those broker-dealers that are members of the Financial Industry Regulatory Authority, Inc. or that are exempt from broker-dealer registration, and that, in either case, enter into participating broker or other agreements with the Dealer Manager to sell Shares.

Sponsor.  The term “Sponsor” shall mean any Person which (i) is directly or indirectly instrumental in organizing, wholly or in part, the Corporation, (ii) will control, manage or participate in the management of the Corporation, and any Affiliate of any such Person, (iii) takes the initiative, directly or indirectly, in founding or organizing the Corporation, either alone or in conjunction with one or more other Persons, (iv) receives a material participation in the Corporation in connection with the founding or organizing of the business of the Corporation, in consideration of services or property, or both services and property, (v) has a substantial number of relationships and contacts with the Corporation, (vi) possesses significant rights to control Properties, (vii) receives fees for providing services to the Corporation which are paid on a basis that is not customary in the industry or (viii) provides goods or services to the Corporation on a basis which was not negotiated at arm’s-length with the Corporation. “Sponsor” does not include any Person whose only relationship with the Corporation is that of an independent property manager and whose only compensation is as such, or wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services.

Stockholder List.  The term “Stockholder List” shall have the meaning as provided in Section 11.5 herein.

Stockholders.  The term “Stockholders” shall mean the holders of record of the Shares as maintained in the books and records of the Corporation or its transfer agent.

Stockholders’ 7% Return.  The term “Stockholders’ 7% Return” shall mean, as of any date, an aggregate amount equal to a 7% cumulative, non-compounded, annual return on Invested Capital (calculated like simple interest on a daily basis based on a 365-day year); provided, however, that for purposes of calculating the Stockholders’ 7% Return, Invested Capital shall be determined for each day during the period for which the Stockholders’ 7% Return is being calculated net of Distributions attributable to Net Sales Proceeds but (consistent with the second clause of the definition of Invested Capital) shall always exclude an amount equal to the total number of Common Shares repurchased from Stockholders by the Corporation (pursuant to any plan of the Corporation to repurchase Common Shares) multiplied by the price paid for each such repurchased Common Share when initially purchased from the Corporation.

Tendered Shares.  The term “Tendered Shares” shall have the meaning as provided in Section 11.7 herein.

Termination Date.  The term “Termination Date” shall mean the date of termination of the Advisory Agreement.

Total Operating Expenses.  The term “Total Operating Expenses” shall mean all costs and expenses paid or incurred by the Corporation, as determined under generally accepted accounting principles, that are in any way related to the operation of the Corporation or to corporate business, including advisory fees, but excluding (i) the expenses of raising capital such as Organization and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and Listing of the Shares, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) incentive fees paid in compliance with the NASAA REIT Guidelines; (vi) Acquisition Fees and Acquisition Expenses, (vii) disposition fees or real estate commissions on the Sale of Property, and (viii) other fees and expenses connected with the acquisition, origination, disposition (whether by sale, exchange or condemnation), management and ownership of Properties, Mortgages, loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property).

Transfer.  The term “Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership of Shares or the right to vote or receive dividends on Shares, or any agreement to take any such actions or cause any such events, of Shares or the right to vote or receive dividends on Shares, including (i) the granting or exercise of any option (or any disposition of any option), (ii) any disposition of any securities or rights convertible into or exchangeable for Shares or any interest in Shares or any exercise of any such conversion or exchange right and (iii) Transfers of interests in other entities that result in changes in Beneficial or Constructive Ownership of Shares; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.

Triggering Event.Trust.  The term “Triggering EventTrust” shall have the meaning as mean any trust provided for in Section 5.4.3(a) herein.

6.2%/25% Guidelines.  The term “2%/25% Guidelines” shall have the meaning as provided in Section 8.10 herein. .1.

Unimproved Real Property.  The term “Unimproved Real Property” shall mean Property in which the Corporation has an equity interest that was not acquired for the purpose of producing rental or other operating income, that has no development or construction in process and for which no development or construction is planned, in good faith, to commence within one year.

 Trustee.  The term “Trustee” shall mean the Person unaffiliated with the Corporation and any Prohibited Owner that is a “United States person” within the meaning of Section 7701(a)(30) of the Code and is appointed by the Corporation to serve as trustee of the Trust. Until otherwise appointed by the Company, the initial Trustee shall be Kaplan Voekler Cunningham & Frank, PLC.

ARTICLE V

STOCK

Section  5.1 Authorized Shares.  The Corporation has authority to issue 1,000,000,000 Shares, consisting of 749,999750,000,000 shares of Common Stockcommon stock, $0.01 par value per share (“Common Shares”);”), and 250,000,000 shares of Preferred Stockpreferred stock, $0.01 par value per share (“Preferred Shares”); and 1,000 shares of non-participating, non-voting convertible stock, $0.01 par value per share (“Convertible Shares”). The aggregate par value of all authorized Shares having par value is $10,000,000. All Shares shall be fully paid and nonassessable when issued. If Shares of one class are classified or reclassified into Shares of another class pursuant to this Article V, the number of authorized Shares of the former class shall be automatically decreased and the number of Shares of the latter class shall be automatically increased, in each case by the number of Shares so classified or reclassified, so that the aggregate number of Shares of all classes that the Corporation has authority to issue shall not be more than the total number of Shares set forth in the first sentence of this paragraph. The Subject to any preferential rights in favor of any class of Preferred Shares, the Board of Directors, with the approval of a majority of the entire Board and without any action by the Stockholders, may amend the Charter from time to time to increase or decrease the aggregate number of Shares or the number of Shares of any class or series of Shares that the Corporation has authority to issue.

Section  5.2 Common Shares.

Section  5.2.1 Common Shares Subject to Terms of Preferred Shares.  The Common Shares shall be subject to the express terms of any class or series of Preferred Shares.

Section  5.2.2 Description.  Subject to the provisions of Article VI and except as may otherwise be specified in the terms of any class or series of Common SharesCharter, each Common Share shall entitle the holder thereof to one vote per share Common Share on all matters upon which Stockholders are entitled to vote pursuant to Section 11.2 hereof. Common Shares do not have cumulative voting rights. The Board, without any action by the Stockholders, may classify or reclassify any unissued Common Shares from time to time ininto one or more classes or series of Shares; provided, however, that the voting rights per Share (other than any publicly held Share) sold in a private offering shall not exceed the voting rights which bear the same relationship to the voting rights of a publicly held Share as the consideration paid to the Corporation for each privately offered Share bears to the book value of each outstanding publicly held Share. .

Section 5.2.3 Rights Upon Liquidation.  In the event of any voluntary or involuntary liquidation, dissolution or winding up, or any Distribution of the Assetsassets, the aggregate Assetsassets available for Distribution to holders of the Common Shares shall be determined in accordance with applicable law. Each holder of Common Shares of a particular class shall be entitled to receive, ratably with each other holder of Common Shares of such class, that portion of such aggregate Assetsassets available for Distribution as the number of outstanding Common Shares of such class held by such holder bears to the total number of outstanding Common Shares of such class then outstanding.

Section  5.2.4 Voting Rights.  Except as may be provided otherwise in the Charter, and subject to the express terms of any class or series of Preferred Shares, the holders of the Common Shares shall have the exclusive right to vote on all matters (as to which a common stockholder shall be entitled to vote pursuant to applicable law) at all meetings of the Stockholders.

Section Section 5.2.5 Classification.  Immediately prior to the listing of a class of Common Shares on (i) the NYSE, the American Stock Exchange, or the Global Market or the Global Select Market of the Nasdaq Stock Market (or any successor to such entities), or (ii) a national securities exchange (or tier or segment thereof) that has listing standards that the United States Securities and Exchange Commission has determined by rule are substantially similar to the listing standards applicable to securities described in Section 18(b)(1)(A) of the Securities Act (the “Listing”), 747,586,185 Common Shares shall be classified as Class A Common Stock, $0.01 par value per share (the “Class A Common Stock”), 804,605 Common Shares shall be classified as Class B-1 Common Stock, $0.01 par value per share (the “Class B-1 Common Stock”), 804,605 Common Shares shall be classified as Class B-2 Common Stock, $0.01 par value per share (the “Class B-2 Common Stock”), and 804,605 Common Shares shall be classified as Class B-3 Common Stock, $0.01 par value per share (the “Class B-3 Common Stock” and, together with the Class B-1 Common Stock and the Class B-2 Common Stock, the “Class B Common Stock”).

Section 5.2.6 Conversion.

(a) Immediately prior to the Listing and concurrently with the classification of the Common Shares as Class A Common Stock, Class B-1 Common Stock, Class B-2 Common Stock and Class B-3 Common Stock described in Section 5.2.5 above, each Common Share that was issued and outstanding immediately prior to the Listing shall be changed into  1/3 of a share of Class B-1 Common Stock,  1/3 of a share of Class B-2 Common Stock, and  1/3 of a share of Class B-3 Common Stock, the Class A Common Stock, Class B-1 Common Stock, Class B-2 Common Stock, and Class B-3 Common Stock having the respective preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other Distributions, qualifications, and terms and conditions set forth herein.

(b) The Class A Common Stock is not convertible into or exchangeable for any other property or securities of the Corporation. Each issued and outstanding share of Class B Common Stock shall, automatically and without any action on the part of the holder thereof, convert into one (1) share of Class A Common Stock as follows: (i) three hundred sixty (360) days following the date of Listing of the Class A Common Stock, in the case of the Class B-1 Common Stock; (ii) five hundred forty (540) days following the date of Listing of the Class A Common Stock, in the case of the Class B-2 Common Stock; and (iii) seven hundred twenty (720) days following the date of Listing of the Class A Common Stock, in the case of the Class B-3 Common Stock.

Section 5.2.7 General.  Except as set forth in Section 5.2.6, the Class A Common Stock and Class B Common Stock shall have identical preferences, rights, voting powers, restrictions, limitations as to dividends and other Distributions, qualifications, and terms and conditions of redemption.

Section 5.3 Preferred Shares.  The Board may classify any unissued Preferred Shares and reclassify any previously classified but unissued Preferred Shares of any class or series from time to time, ininto one or more classes or series of Shares; provided, however, that the voting rights per Share (other than any publicly held Share) sold in a private offering shall not exceed the voting rights which bear the same relationship to the voting rights of a publicly held Share as the consideration paid to the Corporation for each privately offered Share bears to the book value of each outstanding publicly held Share. .

Section 5.4 Convertible Shares.

Section 5.4.1 Distribution Rights.  The holders of any outstanding Convertible Shares shall not be entitled to receive dividends or other Distributions on the Convertible Shares.

Section 5.4.2 Voting Rights.

(a) Except for the voting rights expressly conferred by Section 5.4.2(b) hereof, the holders of the outstanding Convertible Shares shall not be entitled to (1) vote on any matter, or (2) receive notice of, or to participate in, any meeting of Stockholders at which they are not entitled to vote.

(b) The affirmative vote of the holders of more than two-thirds of the outstanding Convertible Shares, voting together as a single class for such purposes with each share entitled to one vote, shall be required to (1) adopt any amendment, alteration or repeal of any provision of the Charter that materially and adversely changes the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other Distributions, qualifications or terms and conditions of redemption of the Convertible Shares (it being understood that an increase in the number of Directors is not a material and adverse change) and (2) effect or validate a consolidation with or merger of the Corporation into another entity, or a consolidation with or merger of another entity into the Corporation, unless in each such case each Convertible Share (A) shall remain outstanding without a material and adverse change to its terms and rights or (B) shall be converted into or exchanged for shares of stock or other ownership interest of the surviving entity having preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption thereof identical to that of a Convertible Share (except for changes that do not materially and adversely affect the holders of the Convertible Share); provided, however, that this vote shall be in addition to any other vote or consent of Stockholders required by law or by the Charter.

Section 5.4.3 Conversion.

(a) Each outstanding Convertible Share shall become convertible into a number of Common Shares as and at the time set forth in paragraph (b) of this Section 5.4.3, automatically and without any further action required, upon the occurrence of the first to occur of any of the following events (the “Triggering Event”): (A) the date when the Corporation shall have paid total Distributions in an amount equal to or in excess of the sum of Invested Capital and the Stockholders’ 7% Return; or (B) a Listing.

(b) If the Triggering Event occurs prior to an Advisory Agreement Termination, each Convertible Share shall be converted into a number of Common Shares equal to 1/1000 of the quotient of (I) the Conversion Product divided by (II) the quotient of the Enterprise Value divided by the number of outstanding Common Shares on the date of the conversion. The conversion, in the case of conversion upon Listing, will not occur until the 31st trading day after the date of the Listing. If the Triggering Event occurs after an Advisory Agreement Termination, then each Convertible Share shall be converted into that number of Common Shares as set forth above multiplied by the Prorated Term.

(c) An “Advisory Agreement Termination” shall mean a termination or expiration without renewal (except to the extent of a termination or expiration with the Corporation followed by the adoption of the same or substantially similar Advisory Agreement with a successor, whether by merger, consolidation, sale of all or substantially all of the Assets, or otherwise) of the Corporation’s Advisory Agreement with Bluerock Enhanced Residential Advisor, LLC for any reason except for a termination or expiration without renewal due to a material breach by Bluerock Enhanced Residential Advisor, LLC of the Advisory Agreement.

(d) If, in the good faith judgment of the Board, full conversion of the Convertible Shares would jeopardize the Corporation’s status as a REIT, then only the number of Convertible Shares (or fraction thereof) shall be converted into Common Shares such that the Corporation’s REIT status is not jeopardized. Each remaining Convertible Share shall convert as provided herein when the Board of Directors determines that conversion of the Convertible Share would not jeopardize the Corporation’s qualification as a REIT. The Board of Directors shall consider whether it can make this determination at least once per quarter following a Triggering Event.

(e) As promptly as practicable after a Triggering Event, the Corporation shall issue and deliver to each holder of Convertible Shares a certificate or certificates representing the number of Common Shares into which his, her or its Convertible Shares were converted (or shall cause the issuance of the Common Shares to be reflected in the Corporation’s stock ledger, if the Common Shares are uncertificated). The person in whose name the Common Shares are issued shall be deemed to have become a Stockholder of record on the date of conversion.

(f) The issuance of Common Shares on conversion of outstanding Convertible Shares shall be made by the Corporation without charge for expenses or for any tax in respect of the issuance of the Common Shares.

(g) In the event of any reclassification or recapitalization of the outstanding Common Shares (except a change in par value, or from no par value to par value, or subdivision or other split or combination of Shares), or in case of any consolidation or merger to which the Corporation is a party, except a merger in which the Corporation is the surviving corporation and which does not result in any reclassification or recapitalization, the Corporation or the successor or purchasing business entity shall provide that the holder of each Convertible Share then outstanding shall thereafter continue to have the right, with as nearly the same economic rights and effects as possible, to convert, upon a Triggering Event, the Convertible Shares into the kind and amount of stock and other securities and property received by holders of the Common Shares of the

Corporation in connection with the reclassification, recapitalization, consolidation or merger. The provisions of this paragraph (g) of this Section 5.4.3 shall similarly apply to successive reclassifications, recapitalizations, consolidations or mergers.

(h) Common Shares issued on conversion of Convertible Shares shall be issued as fully paid Shares and shall be nonassessable by the Corporation. The Corporation shall, at all times, reserve and keep available, for the purpose of effecting the conversion of the outstanding Convertible Shares, the number of its duly authorized Common Shares as shall be sufficient to effect the conversion of all of the outstanding Convertible Shares.

(i) Convertible Shares converted as provided herein shall become authorized but unissued Common Shares.

Section 5.5 Classified or Reclassified Shares.  Prior to issuance of classified or reclassified Shares of any class or series, the Board by resolution shall: (a)  designate that class or series to distinguish it from all other classes and series of Shares; (b)  specify the number of Shares to be included in the class or series of Shares; (c)  set or change, subject to the provisions of Article VI and subject to the express terms of any class or series of Shares outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other Distributions, qualifications and terms and conditions of redemption for each class or series; and (d)  cause the Corporation to file articles supplementary with the State Department of Assessments and Taxation of Maryland (“SDAT”).. Any of the terms of any class or series of Shares set or changed pursuant to clause (c)  of this Section  5.54 may be made dependent upon facts or events ascertainable outside the Charter (including determinations by the Board or other facts or events within the control of the Corporation) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of Shares is clearly and expressly set forth in the articles supplementary or other charter document.

Section  5.6 Dividends and5 Distributions.  The Board of Directors may from time to time authorize the Corporation to declare and pay to Stockholders such dividends or other Distributions, in cash or other assets of the Corporation or in securities of the Corporation or from any other source, including in Shares of one class payable to holders of Shares of another class, as the Board of Directors in its discretion shall determine. The Board of Directors shall endeavor to authorize the Corporation to declare and pay such dividends and other Distributions as shall be necessary for the Corporation to qualify as a REIT under the Code, unless the Board of Directors has determined, in its sole discretion, that maintaining the Corporation’s qualification as a REIT is not in the best interests of the Corporation; however, Stockholders shall have no right to any dividend or other Distribution unless and until authorized by the Board and declared by the Corporation. The exercise of the powers and rights of the Board of Directors pursuant to this Section  5.65 shall be subject to the provisions of any class or series of Shares at the time outstanding. The receipt by any Person in whose name any Shares are registered on the records of the Corporation or by his or her duly authorized agent shall be a sufficient discharge for all dividends or Distributions payable or deliverable in respect of such Shares and from all liability to see to the application thereof. Distributions in kind shall not be permitted, except for distributions of readily marketable securities, distributions of beneficial interests in a liquidating trust established for the dissolution of the Corporation and the liquidation of its assets in accordance with the terms of the Charter or distributions in which (a) the Board advises each Stockholder of the risks associated with direct ownership of the property, (b) the Board offers each Stockholder the election of receiving such in-kind distributions, and (c) in-kind distributions are made only to those Stockholders that accept such offer.

Section  5.76 Charter and Bylaws.  The rights of all Stockholders and the terms of all Shares are subject to the provisions of the Charter and the Bylaws.

Section 5.8 No Issuance of Share Certificates.  Unless otherwise provided by the Board of Directors, the Corporation shall not issue stock certificates. A Stockholder’s investment shall be recorded on the books of the Corporation. To transfer his or her Shares, a Stockholder shall submit an executed form to the Corporation, which form shall be provided by the Corporation upon request. Such transfer will also be recorded on the books of the Corporation. Upon issuance or transfer of Shares, the Corporation will provide the Stockholder with information concerning his or her rights with regard to such Shares, as required by the Bylaws and the MGCL or other applicable law.

Section 5.9 Suitability of Stockholders.  Upon the Commencement of the Initial Public Offering and until Listing, the following provisions shall apply:

Section 5.9.1 Investor Suitability Standards.  Subject to suitability standards established by individual states, to become a Stockholder, if such prospective Stockholder is an individual (including an individual beneficiary of a purchasing Individual Retirement Account), or if the prospective Stockholder is a fiduciary (such as a trustee of a trust or corporate pension or profit sharing plan, or other tax-exempt organization, or a custodian under a Uniform Gifts to Minors Act), such individual or fiduciary, as the case may be, must represent to the Corporation, among other requirements as the Corporation may require from time to time:

(a) that such individual (or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the Shares) has a minimum annual gross income of $70,000 and a net worth (excluding home, furnishings and automobiles) of not less than $70,000; or

(b) that such individual (or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the Shares) has a net worth (excluding home, furnishings and automobiles) of not less than $250,000.

Section 5.9.2 Determination of Suitability of Sale.  Each Person selling Common Shares on behalf of the Corporation shall make every reasonable effort to determine that the purchase of Common Shares by a Stockholder is a suitable and appropriate investment for such Stockholder. In making this determination, each Person selling Common Shares on behalf of the Corporation shall ascertain that the prospective Stockholder: (a) meets the minimum income and net worth standards established for the Corporation; (b) can reasonably benefit from the Corporation based on the prospective Stockholder’s overall investment objectives and portfolio structure; (c) is able to bear the economic risk of the investment based on the prospective Stockholder’s overall financial situation; and (d) has apparent understanding of (i) the fundamental risks of the investment; (ii) the risk that the Stockholder may lose the entire investment; (iii) the lack of liquidity of the Common Shares; (iv) the restrictions on transferability of the Common Shares; and (v) the tax consequences of the investment.

Each Person selling Common Shares on behalf of the Corporation shall make this determination on the basis of information it has obtained from a prospective Stockholder. Relevant information for this purpose will include at least the age, investment objectives, investment experiences, income, net worth, financial situation, and other investments of the prospective Stockholder, as well as any other pertinent factors.

Each Person selling Common Shares on behalf of the Corporation shall maintain records of the information used to determine that an investment in Common Shares is suitable and appropriate for a Stockholder. Each Person selling Common Shares on behalf of the Corporation shall maintain these records for at least six years.

Section 5.9.3 Minimum Investment and Transfer.  Subject to certain individual state requirements and the issuance of Common Shares under the Reinvestment Plan, no initial sale or transfer of Common Shares will be permitted of less than $2,500.

Section 5.10 Repurchase of Shares.  The Board may establish, from time to time, a program or programs by which the Corporation voluntarily repurchases Shares from its Stockholders; provided, however, that such repurchase does not impair the capital or operations of the Corporation. The Sponsor, Advisor, members of the Board or any Affiliates thereof may not receive any fees arising out of the repurchase of Shares by the Corporation.

Section 5.11 Distribution Reinvestment Plans.  The Board may establish, from time to time, a Distribution reinvestment plan or plans (each, a “Reinvestment Plan”). Under any such Reinvestment Plan, (a) all material information regarding Distributions to the Stockholders and the effect of reinvesting such

Distributions, including the tax consequences thereof, shall be provided to the Stockholders not less often than annually, and (b) each Stockholder participating in such Reinvestment Plan shall have a reasonable opportunity to withdraw from the Reinvestment Plan not less often than annually after receipt of the information required in clause (a) above.

ARTICLE VI

RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES

Section  6.1 Shares.

Section  6.1.1 Ownership Limitations.  During the period commencing on the Initial Date and priorPrior to the Restriction Termination Date, but subject to Section 6.3::

(a) Basic Restrictions.

(i) (1) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Shares in excess of the Aggregate Share Ownership Limit, (2) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Common Shares in excess of the Common Share Ownership Limit and (3) no Excepted Holder shall Beneficially Own or Constructively Own Shares in excess of the Excepted Holder Limit for such Excepted Holder.

(ii) No Person shall Beneficially or ConstructivelyOwn Shares to the extent that such Beneficial or ConstructiveOwnership of Shares would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including, but not limited to, Beneficial or Constructive Ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).).

(iii) Any No Person shall Beneficially Own or Constructively Own Shares to the extent that such Beneficial Ownership or Constructive Ownership of Shares would result in the Company failing to qualify as a REIT.

(iv) No Person shall Constructively Own Shares to the extent that such Constructive Ownership would cause any income of the Corporation that would otherwise qualify as “rents from real property” for purposes of Section 856(d) of the Code to fail to qualify as such.

(v) Notwithstanding any other provisions contained herein but subject to Section 6.3 of this Article VI, any Transfer of Shares that, if effective, would result in Shares being beneficially owned by less fewer than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

(b) Transfer in Trust. If any Transfer of Shares or Non-Transfer Event occurs which, if effective or otherwise, would result in any Person Beneficially Owning or Constructively Owning Shares (as applicable) in violation of Section 6.1.1(a)(i) or),(ii), (iii) or (iv),

(i) then that number of Shares the Beneficial or Constructive Ownership of which otherwise would cause such Person to violate Section 6.1.1(a)(i), (ii), (iii) or (iiiv) (rounded up to the nearest whole share) shall be automatically Transferredtransferred to a Charitable Trust for the benefit of a Charitable Beneficiary, as described in Section 6.2, effective as of the close of business on the Business Day prior to the date of such Transfer or Non-Transfer Event, and such Person (or, if different, the direct or Beneficial Owner of such shares)shall acquire no rights in such Shares; or(or shall be divested of its rights in such shares); or

(ii) if the Transfer to the Charitable Trust described in clause (i) of this sentence would not be effective for any reason to prevent the violation of Section 6.1.1(a)(i), (ii), (iii) or (iiiv), then the Transfer of that number of Shares that otherwise would cause any Person to violate Section 6.1.1(a)(i), (ii), (iii) or (ii) iv) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

Section (c) To the extent that, upon a transfer of Shares pursuant to Section 6.1.1(b), a violation of any provision of this Section 6.1 would nonetheless be continuing (for example where the ownership of Shares by a single Trust would violate the 100 stockholder requirement applicable to REITs), then Shares shall be transferred to that number of Trusts, each having a distinct Charitable Trustee and a Charitable Beneficiary or Beneficiaries that are distinct from those of each other Trust, such that there is not violation of any provision of this Section 6.1.

Section 6.1.2 Remedies for Breach.  If the Board of Directors or its designee (including any duly authorized committee of the Board) shall at any time determine in good faith that a Transfer or other eventNon-Transfer Event has taken place that results in a violation of Section 6.1.1(a) or that a Person intends to acquire or has attempted to acquire Beneficial orOwnership, Constructive Ownership or beneficial ownership (determined under the principles of Section 856(a)(5) of the Code) of any Shares in violation of Section 6.1.1(a) (whether or not such violation is intended), the Board of Directors or its designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event Non-Transfer Event or otherwise prevent such violation, including, without limitation, causing the Corporation to redeem Shares, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or other eventNon-Transfer Event; provided, however, that any Transfers or attempted Transfers or other events inin violation of Section 6.1.1(a) (or Non-Transfer Event that results in a violation of Section 6.1.1(a)) shall automatically result in the Transfer to the Charitable Trust described above, andor, whereif applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Directors or its designee.

Section 6.1.3 Notice of Restricted Transfer.  Any Person who acquires or attempts or intends to acquire Beneficial Ownership or, Constructive Ownership or beneficial ownership (determined under the principles of Section 856(a)(5) of the Code) of Shares that will or may violate Section 6.1.1(a), or any Person who held or would have owned Shares that resulted in a Transfer to the Charitable Trust pursuant to the provisions of Section 6.1.1(b), shall immediately give written notice to the Corporation of such event, or in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer on the Corporation’s statusqualification as a REIT.

Section 6.1.4 Owners Required To Provide Information.  From the Initial Date and priorPrior to the Restriction Termination Date:

(a) every owner of more than five percent or more (or such lower percentage as required by the Code or the Treasury Regulationsregulations promulgated thereunder) of the outstanding Shares, within 30 days afterupon request following the end of each taxable year of the Corporation, shall give written noticeprovide in writing to the Corporation stating the name and address of such owner, the number of Shares and other Shares Beneficially Owned and a description of the manner in which such Shares are held. Each such owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation’s statusqualification as a REIT and to ensure compliance with the Aggregate Share Ownership Limit, the Common Share Ownership Limit and the other restrictions set forth herein; and Ownership Limits; and

(b) each Person who is a Beneficial Owner or Constructive Owner of Shares and each Person (including the Stockholder of record) who is holding Shares for a Beneficial Owner or Constructive Owner shall provide in writing to the Corporation such information as the Corporation may request, in good faith, in order to determine the Corporation’s statusqualification as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

Section 6.1.5 Remedies Not Limited.  Subject to Section 7.10 of the Charter7.6 hereof, nothing contained in this Section 6.1 shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its Stockholders in preserving the Corporation’s statusqualification as a REIT.

Section 6.1.6 Ambiguity.  In the case of an ambiguity in the application of any of the provisions of this Section 6.1, Section 6.2 or any definition contained in Article IV, theThe Board of Directors shall have the power to determine the application of the provisions of this Section 6.1 or Section 6.2 and any definition contained in Article IV, including in the case of an ambiguity in the application of any provisions of this Section 6.1 or, Section 6.2 6.2 or any such definition, with respect to any situation based on the facts known to it. In the event Section 6.1 or 6.2 requires an action by the Board of Directors and the Charter fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Article V or Sections 6.1 or 6.2. of Article IV or Sections 6.1 or 6.2. Absent a decision to the contrary by the Board of Directors (which the Board may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 6.1.2) acquired Beneficial or Constructive Ownership of Shares in violation of Section 6.1.1, such remedies (as applicable) shall apply first to the Shares which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such Shares based upon the relative number of the Shares held by each such Person.

Section 6.1.7 Exceptions.

(a) Section 6.1.7 Exceptions.

(a) Subject to Section 6.1.1(a)(ii), the Board of Directors, in its sole discretion, may exempt (prospectively or retroactively) a Person from one or more of the Aggregate Share Ownership LimitLimits set forth in Section 6.1.1(a)(i)(1), (2) and the Common Share Ownership Limit, as the case may be, and may(3) and establish or increase an Excepted Holder Limit for such Person, may prospectively waive the provisions of Section 6.1.1(a)(ii) with respect to a Person, and/or may prospectively or retroactively waive the provisions of Section 6.1.1(a)(iv) with respect to a Person if:

(i) the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual’ssuch Person’s Beneficial Ownership or Constructive Ownership of such Shares will violatein excess of the Ownership Limits or in violation of the limitations imposed by Section 6.1.1(a)(ii);) or Section 6.1.1(a)(iv), as applicable, will not now or in the future jeopardize the Corporation’s ability to qualify as a REIT under the Code; and

(ii) such Person does not and represents that it will not own, actually or Constructively, an interest in a tenant of the Corporation (or a tenant of any entity owned or controlled by the Corporation) that would cause the Corporation to own, actually or Constructively, more than a 9.8% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact (for this purpose, a tenant from whom the Corporation (or an entity owned or controlled by the Corporation) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the opinion of the Board of Directors, rent from such tenant would not adversely affect the Corporation’s ability to qualify as a REIT, shall not be treated as a tenant of the Corporation); and

(iii) (ii) such Person agrees that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Sections 6.1.1 through 6.1.6) will result in such Shares being automatically Transferred to a Charitable Trust in accordance with Sections 6.1.1(b) and 6.2.

(b) Prior to granting any exception or waiver or creating any Excepted Holder Limit pursuant to Section 6.1.7(a), the Board of Directors may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Corporation’s statusqualification as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Directors may impose such conditions or restrictions as it deems appropriate in connection with granting such exception. exemption or waiver or creating any Excepted Holder Limit.

(c) Subject to Section 6.1.1(a)(iiiii), an underwriter which, placement agent or initial purchaser in a Rule 144A transaction that participates in a public offering or a, private placement or other private offering of Shares (or securities convertible into or exchangeable for Shares) may Beneficially Own orand Constructively Own Shares (or securities convertible into or exchangeable for Shares) in excess of the Aggregate Share

Ownership Limit, the Common Share Ownership Limit or both such limits, but only to the extent (i) necessary to facilitate such public offering, private placement or other private offering and (ii) such Beneficial Ownership or Constructive Ownership does not cause the Company to fail to satisfy the requirements of Section 856(a)(6) of the Code or cause a violation of Section 6.1.1(a)(iii) or (iv).

the Common Share Ownership Limit or both such limits, but only to the extent necessary to facilitate such public offering or private placement.

(d) The Board of Directors may only reduce the Excepted Holder Limit for an Excepted Holder: (i) with the written consent of such Excepted Holder at any time, or (ii) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Common Share Ownership Limit.

Section 6.1.8 Increase or Decrease in Aggregate Share Ownership and Common Share Ownership
Limits.  Subject to Section 6.1.2(a)(iiiii), the Board of Directors may from time to time increase one or both of the Common Share Ownership Limit and the Aggregate Share Ownership LimitLimits for one or more Persons and decrease one or both of the Common Share Ownership Limit and the Aggregate Share Ownership LimitLimits for all other Persons; provided, however, that theany such decreased Common Share Ownership Limit and/or Aggregate Share Ownership Limit will not be effective for any Person whose percentage ownership in Shares is in excess of suchthe decreased Common Share Ownership Limit and/or Aggregate Share Ownership Limit until such time as such Person’s percentage of Shares equals or falls below the decreased Common Share Ownership Limit and/or Aggregate Share Ownership Limit, but any further acquisition of Shares in excess of such percentage ownership of Shares will be in violation of the Common Share Ownership LimitLimits; and/or Aggregate Share Ownership Limit and, provided, further, that the new Common Share Ownership Limit and/or Aggregate Share Ownership LimitLimits would not allow five or fewer Personsresult in the Corporation being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) if five unrelated individuals were to Beneficially Own more than 49.9% in value of the outstandingthe five largest amounts of Shares permitted to be Beneficially Owned under such new Ownership Limits, taking into account the immediately preceding proviso permitting ownership in excess of decreased Ownership Limits in certain cases.

Section 6.1.9 Legend.  AnyEach certificate representing Shares, if certificated, shall bear a legend that substantially describes the following legend: The Shares represented by this certificate are subject toforegoing restrictions on Beneficialtransfer and Constructive Ownership and Transfer for the purpose, among others, of the Corporation’s maintenance of its status as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain further restrictions and except as expressly provided in the Corporation’s charter, (i) no Person may Beneficially or Constructively Own Common Shares in excess of 9.8% (in value or number of Shares) of the outstanding Common Shares unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially or Constructively Own Shares in excess of 9.8% of the value of the total outstanding Shares, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially or Constructively Own Shares that would result in the Corporation being “closely held” under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and (iv) no Person may Transfer Shares if such Transfer would result in Shares being owned by fewer than 100 Persons. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own Shares which cause or will cause a Person to Beneficially or Constructively Own Shares in excess or in violation of the above limitations must immediately notify the Corporation. If any of the restrictions on Transfer or ownership are violated, the Shares represented hereby will be automatically Transferred to a Charitable Trust for the benefit of one or more Charitable Beneficiaries. In addition, the Corporation may redeem Shares upon the terms and conditions specified by the Board of Directors in its sole discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this, or, instead of such legend have the meanings defined in the Corporation’s charter, as the same may be amended from time to time, a copy of which, including the restrictions on Transfer and ownership, will be furnished to each holder of Shares on request and without charge. Requests for such a copy may be directed to the Secretary of the Corporation at its principal office.

Instead of the foregoing legend, the certificate, if any, may state that the Corporation will furnish a full statement about certain restrictions on transferability to a Stockholder on request and without charge. In the case of uncertificated Shares, the Corporation will send the holder of such Shares, on request and without charge, a written statement of the information otherwise required on certificatesstockholder on request and without charge.

Section 6.2 Transfer of Shares in Trust.

Section 6.2.1 Ownership in Trust.  Upon any purported Transfer or other eventNon-Transfer Event described in Section 6.1.1(b) that would result in a Transfer of Shares to a Charitable Trust, such Shares shall be deemed to have been Transferred to the Charitable Trustee as trustee of a Charitable Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such Transfer to the Charitable Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event Non-Transfer Event that results in the Transfer to the Charitable Trust pursuant to Section 6.1.1(b). The Charitable Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 6.2.6.

Section 6.2.2 Status of Shares Held by the Charitable Trustee.  Shares held by the Charitable Trustee shall continue to be issued and outstanding Shares of the Corporation. The Prohibited Owner shall have no rights in the Shares held by the Charitable Trustee. The Prohibited Owner shall not benefit economically from ownership of any Shares held in trust by the Charitable Trustee, shall have no rights to dividends or other Distributions and shall not possess any rights to vote or other rights attributable to the Shares held in the Charitable Trust.

Section 6.2.3 Dividend and Voting Rights.  The Charitable Trustee shall have all voting rights and rights to dividends or other Distributions with respect to Shares held in the Charitable Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other Distribution paid prior to the discovery by the Corporation that Shares have been Transferred to the Charitable Trustee shall be paid with respect to such Shares to the Charitable Trustee upon demand and any dividend or other Distribution authorized but unpaid shall be paid when due to the Charitable Trustee. Any dividends or other Distributions so paid over to the Charitable Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to Shares held in the Charitable Trust and, subject to Maryland law, effective as of the date that Shares have been Transferred to the Charitable TrusteeTrust, the Charitable Trustee shall have the authority (at the Charitable Trustee’s sole discretion) (a) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Corporation that Shares have been Transferred to the Charitable Trustee and (b) to recast such vote in accordance with the desires of the Charitable Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken irreversible corporate action, then the Charitable Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article VI, until the Corporation has received notification that Shares have been Transferred into a Charitable Trust, the Corporation shall be entitled to rely on its share transfer and other Stockholderstockholder records for purposes of preparing lists of Stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of Stockholders.

Section 6.2.4 Sale of Shares by Charitable Trustee.  Within 20 days of As soon as reasonably practicable after receiving notice from the Corporation that Shares have been Transferred to the Charitable Trust, the Charitable Trust (and no later than 20 days after receiving notice in the case of Shares that are listed or admitted to trading on any national securities exchange), the Trustee shall sell the Shares held in the Charitable Trust to a person, designated by the Charitable Trustee, whose ownership of the Shares will not violate the ownership limitations set forth in Section 6.1.1(a). Upon such sale, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 6.2.4. The

Prohibited Owner shall receive the lesser of (a) the price paid by the Prohibited Owner for the Shares or, if the Prohibited Owner did not give value for the Shares in connection with the event causing the Shares to be held in the Charitable Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the Shares on the day of the event causing the Shares to be held in the Charitable Trust and (b) the price per sharesales proceeds received by the Charitable Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the Shares held in the Charitable Trust. The Charitable Trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and other Distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Charitable Trustee pursuant to Section 6.2.3 of this Article VI. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Corporation that Shares have been Transferred to the Charitable Trustee, such Shares are sold by a Prohibited Owner, then (i) such Shares shall be deemed to have been sold on behalf of the Charitable Trust and (ii) to the extent that the Prohibited Owner received an amount for such Shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 6.2.4, such excess shall be paid to the Charitable Trustee upon demand.

Section 6.2.5 Purchase Right in Shares Transferred to the Charitable Trustee.  Shares Transferred to the Charitable Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per Share equal to the lesser of (a) the price per Share in the transaction that resulted in such Transfer to the Charitable Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (b) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation may reduce the amount payable to the Prohibited Owner by the amount of dividends and distributionsother Distributions which hashave been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Charitable Trustee pursuant to Section 6.2.3 of this Article VI. The Corporation may pay the amount of such reduction to the Charitable Trustee for the benefit of the Charitable Beneficiary. The Corporation shall have the right to accept such offer until the Charitable Trustee has sold the Shares held in the Charitable Trust pursuant to Section 6.2.4. Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

Section 6.2.6 Designation of Charitable Beneficiaries.  By written notice to the Charitable Trustee, the Corporation shall designate may change the Charitable Beneficiary by designating one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Charitable Trust such that (a) Shares held in the Charitable Trust would not violate the restrictions set forth in Section 6.1.1(a) in the hands of such Charitable Beneficiary and (b) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A) (other than clauses (vii) and (viii) thereof), 2055 and 2522 of the Code.

Neither the failure of the Corporation to make such designation nor the failure of the Corporation to appoint the Trustee before the automatic transfer provided for in Section 6.1(b)(i) shall make such transfer ineffective, provided that the Corporation thereafter makes such designation and appointment. The designation of a nonprofit organization as a Charitable Beneficiary shall not entitle such nonprofit organization to serve in such capacity and the Corporation may, in its sole discretion, designate a different nonprofit organization as the Charitable Beneficiary at any time and for any or no reason. Any determination by the Corporation with respect to the application of this Article VI shall be binding on each Charitable Beneficiary.

Section 6.3 NYSE Transactions.  Nothing in this Article VI shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article VI and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VI.

Section 6.4 Enforcement.  The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article VI.

Section 6.5 Non-Waiver.  No delay or failure on the part of the Corporation or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

ARTICLE VII

PROVISIONS FOR DEFINING, LIMITING
AND REGULATING CERTAIN POWERS OF THE
CORPORATION AND OF THE STOCKHOLDERS AND DIRECTORS

Section 7.1 Number of Directors.  The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of Directorsdirectors of the Corporation (the “Directors”) shall be five, which number may be increased or decreased from time to time pursuant to the Bylaws; provided, however, that, the total number of Directors shall never be less than the minimum number required by the MGCL. The names of the Directors who shall serve until the next annual meeting of Stockholders and until their successors are duly elected and qualify are:

time to time pursuant to the Bylaws; provided, however, that, upon Commencement of the Initial Public Offering, the total number of Directors shall not be fewer than three. Upon Commencement of the Initial Public Offering, a majority of the Board will be Independent Directors except for a period of up to 60 days after the death, removal or resignation of an Independent Director pending the election of such Independent Director’s successor. The names of the Directors who shall serve until the first annual meeting of Stockholders and until their successors are duly elected and qualify are:

R. Ramin
Kamfar
James G.
Babb, III

TheseR. Ramin Kamfar
James G. Babb, III
Brian D. Bailey
Bobby Majumder
Romano Tio

The Directors may increase the number of Directors and fill any vacancy, whether resulting from an increase in the number of Directors or otherwise, on the Board of Directors prior to the first annual meeting of Stockholders, in the manner provided in the Bylaws.

The Corporation elects, at such time as it becomes eligible to make the election provided for under Section 3-804(c) of the MGCL, that, except as may be provided by the Board of Directors in setting the terms of any class or series of Preferred Shares, any and all vacancies on the Board of Directors may be filled only by the affirmative vote of a majority of the remaining Directors in office, even if the remaining Directors do not constitute a quorum, and any Director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred. Notwithstanding the foregoing sentence, Independent Directors shall nominate replacements for vacancies among the Independent Directors’ positions.

Section 7.2 Experience.  Each Director, other than Independent Directors, shall have at least three years of relevant experience demonstrating the knowledge. General.  The business and experience required to successfully acquire and manage the type of assets being acquired by affairs of the Corporation. At least one of the Independent Directors shall have three years of relevant real estate experience.

Section 7.3 Committees.  The shall be managed under the direction of the Board may establish such committees as it deems appropriateof Directors. The Board of Directors may take any action that, in its sole judgment and discretion, provided that the majorityis necessary or desirable to conduct the business of the members of each committee are Independent Directors.

Section 7.4 Term.  Except as may otherwise be provided in the terms of any Preferred Shares issued by the Corporation, each Director shall hold office for one year, until the next annual meeting of Stockholders and until his or her successor is duly elected and qualifies. Directors may . The Charter shall be elected to an unlimited number of successive terms.

Section 7.5 Fiduciary Obligations.  The Directors serve in a fiduciary capacity to the Corporation and have a fiduciary duty to the Stockholders, including,construed with respect to the Directors, a specific fiduciary duty to supervise the relationshipa presumption in favor of the grant of power and authority to the Board of Directors. Any construction of the Charter or determination made in good faith by the Board of the Corporation with the Advisor. Directors concerning its power and authority hereunder shall be conclusive.

Section 7.63 Extraordinary Actions.  Notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of Shares entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable by the Board of Directors and taken or approved by the affirmative vote of holders of Shares entitled to cast a majority of all the votes entitled to be cast on the matter.

Section 7.74 Authorization by Board of Stock Issuance.  The Board of Directors may authorize the issuance from time to time of Shares of any class or series, whether now or hereafter authorized, or securities or rights convertible into Shares of any class or series, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the Charter or the Bylaws. The issuance of Preferred Shares shall also be approved by a majority of Independent Directors not otherwise interested in the transaction, who shall have access at the Corporation’s expense to the Corporation’s legal counsel or to independent legal counsel.

Section 7.85 Preemptive Rights and Appraisal Rights.  Except as may be provided by the Board of Directors in setting the terms of classified or reclassified Shares pursuant to Section 5.54 or as may otherwise be provided by contract approved by the Board of Directors, no holder of Shares shall, as such holder, have any preemptive right to purchase or subscribe for any additional Shares or any other Security whichthat the Corporation may issue or sell. Holders of Shares shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL or any successor statute unless the Board of Directors, upon the affirmative vote of a majority of the Board of Directors, shall determine that such rights apply, with respect to all or any classes or series of Shares, to one or more transactions occurring after the date of such determination in connection with which holders of such Shares would otherwise be entitled to exercise such rights.

Section 7.9 Section 7.6 Determinations by Board.  The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Directors consistent with the Charter, shall be final and conclusive and shall be binding upon the Corporation and every holder of Shares: (i) the amount of the Net Incomenet income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, redemption of Shares or the payment of other Distributions on Shares; (ii) the amount of paid-in surplus, Net Assetsnet assets, other surplus, annual or other cash flow, funds from operations, net profit, Net Assetsnet assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; (iii) the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); (iv) any interpretation or resolution of any ambiguity with respect to any provision of the Charter (including of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or other Distributions, qualifications or terms or conditions of redemption of any class or series of Shares;) or the Bylaws; (v) the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any Assetasset owned or held by the Corporation or any Shares; the number of Shares of any class of the Corporation; (vi) any matter relating to the acquisition, holding and disposition of any Assetsassets by the Corporation; (vii) any conflict betweeninterpretation of the MGCL terms and the provisions set forth in the NASAA REIT Guidelines; orconditions of one or more agreements with any Person; or (viii) any other matter relating to the business and affairs of the Corporation or required or permitted by applicable law, the Charter or Bylaws or otherwise to be determined by the Board of Directors; provided, however, that any determination by the Board of Directors as to any of the preceding matters shall not render invalid or improper any action taken or omitted prior to such determination and no Director shall be liable for making or failing to make such a determination; and provided, further, that to the extent the Board determines that the MGCL conflicts with the provisions set forth in the NASAA REIT Guidelines, the NASAA REIT Guidelines control to the extent any provisions of the MGCL are not mandatory. .

Section 7.107 REIT Qualification.  If the Corporation elects to qualify for federal income tax treatment as a REIT, the The Board of Directors shall use its reasonable best efforts to take such actions as are necessary or appropriate to preserve the status of the Corporation as a REIT; however, if the Board of Directors determines that it is no longer in the best interests of the Corporation to continue to be qualified as a REIT, the Board of Directors may revoke or otherwise terminate the Corporation’s REIT election pursuant to Section 856(g) of the Code. The Board of Directors also may determine that compliance with any restriction or limitation on stock ownership and Transfers set forth in Article VI is no longer required for REIT qualification.

Section 7.11 Section 7.8 Removal of Directors.  Subject to the rights of holders of one or more classes or series of Preferred Shares to elect or remove one or more Directors, any Director, or the entire Board of Directors, may be removed from office at any time, but only for cause and then only by the affirmative vote of at least a majority of the votes entitled to be cast generally in the election of Directors. For purposes of this paragraph, “cause” shall mean, with respect to any particular Director, conviction of a felony or final judgment of a court of competent jurisdiction holding that such Director caused demonstrable material harm to the Corporation through bad faith or active and deliberate dishonesty.

Section 7.12 Board Action with Respect to Certain Matters.  A majority of the Independent Directors must approve any Board action to which the following sections of the NASAA REIT Guidelines apply: II.A., II.C., II.F., II.G., IV.A., IV.B., IV.C., IV.D., IV.E., IV.F., IV.G., V.E., V.H., V.J., VI.A., VI.B.4, and VI.G.

ARTICLE VIII
ADVISOR

Section 8.1 Appointment and Initial Investment of Advisor.  The Board is responsible for setting the general policies of the Corporation and for the general supervision of its business conducted by officers, agents, employees, advisors or independent contractors of the Corporation. However, the Board is not required personally to conduct the business of the Corporation, and it may (but need not) appoint, employ or contract with any Person (including a Person Affiliated with any Director) as an Advisor and may grant or delegate such authority to the Advisor as the Board may, in its sole discretion, deem necessary or desirable. The term of retention of any Advisor shall not exceed one year, although there is no limit to the number of times that a particular Advisor may be retained. The Advisor or its Affiliates have made an initial investment of $1,000 in the Corporation. In addition, the Advisor or its Affiliates have made an initial investment of $200,000 in the Operating Partnership. The Advisor or any such Affiliate may not sell this initial investment in the Operating Partnership while the Advisor remains a Sponsor but may transfer the initial investment to other Affiliates.

Section 8.2 Supervision of Advisor.  The Board shall review and evaluate the qualifications of the Advisor before entering into, and shall evaluate the performance of the Advisor before renewing, an Advisory Agreement, and the criteria used in such evaluation shall be reflected in the minutes of the meetings of the Board. The Board may exercise broad discretion in allowing the Advisor to administer and regulate the operations of the Corporation, to act as agent for the Corporation, to execute documents on behalf of the Corporation and to make executive decisions that conform to general policies and principles established by the Board. The Board shall monitor the Advisor to assure that the administrative procedures, operations and programs of the Corporation are in the best interests of the Stockholders and are fulfilled. The Independent Directors are responsible for reviewing the fees and expenses of the Corporation at least annually or with sufficient frequency to determine that the expenses incurred are reasonable in light of the investment performance of the Corporation, its Net Assets, its Net Income and the fees and expenses of other comparable unaffiliated REITs. Each such determination shall be reflected in the minutes of the meetings of the Board. The Independent Directors also will be responsible for reviewing, from time to time and at least annually, the performance of the Advisor and determining that compensation to be paid to the Advisor is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by the Charter. The Independent Directors shall also supervise the performance of the Advisor and the compensation paid to the Advisor by the Corporation in order to determine that the provisions of the Advisory Agreement are being carried out. Specifically, the Independent Directors will consider factors such as (a) the amount of the fee paid to the Advisor in relation to the size, composition and performance of the Assets, (b) the success of the Advisor in generating opportunities that meet the investment objectives of the Corporation, (c) rates charged to other REITs and to investors other than REITs by advisors performing the same or similar services, (d) additional revenues realized by the Advisor and its Affiliates through their relationship with the Corporation, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the Corporation or by others with whom the Corporation does business, (e) the quality and extent of service and advice furnished by the Advisor, (f) the performance of the Assets, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations, and (g) the quality of the Assets relative to the investments generated by the Advisor for its own account. The Independent Directors may also consider all other factors that they deem relevant, and the findings of the Independent Directors on each of the factors considered shall be recorded in the minutes of the Board. The Board shall determine whether any successor Advisor possesses sufficient qualifications to perform the advisory function for the Corporation and whether the compensation provided for in its contract with the Corporation is justified.

Section 8.3 Fiduciary Obligations.  The Advisor shall have a fiduciary responsibility and duty to the Corporation and to the Stockholders.

Section 8.4 Affiliation and Functions.  The Board, by resolution or in the Bylaws, may provide guidelines, provisions or requirements concerning the affiliation and functions of the Advisor.

Section 8.5 Termination.  Either a majority of the Independent Directors or the Advisor may terminate the Advisory Agreement on 60 days’ written notice without cause or penalty, and, in such event, the Advisor will cooperate with the Corporation and the Board in making an orderly transition of the advisory function.

Section 8.6 Disposition Fee on Sale of Property.  Unless otherwise provided in any resolution adopted by the Board of Directors, the Corporation may pay the Advisor a real estate commission upon Sale of one or more Properties, in an amount equal to the lesser of (a) one-half of the Competitive Real Estate Commission or (b) three percent of the sales price of such Property or Properties. Payment of such fee may be made only if the Advisor provides a substantial amount of services in connection with the Sale of a Property or Properties, as determined by a majority of the Independent Directors. In addition, the amount paid when added to all other real estate commissions paid to unaffiliated parties in connection with such Sale shall not exceed the lesser of the Competitive Real Estate Commission or an amount equal to six percent of the sales price of such Property or Properties.

Section 8.7 Incentive Fees.  Unless otherwise provided in any resolution adopted by the Board of Directors, the Corporation may pay the Advisor an interest in the gain from the Sale of Assets, for which full consideration is not paid in cash or property of equivalent value, provided the amount or percentage of such interest is reasonable. Such an interest in gain from the Sale of Assets shall be considered presumptively reasonable if it does not exceed 15% of the balance of such net proceeds remaining after payment to holders of Common Shares, in the aggregate, of an amount equal to 100% of the Invested Capital, plus an amount equal to seven percent of the Invested Capital per annum cumulative. In the case of multiple Advisors, such Advisor and any of their Affiliates shall be allowed such fees provided such fees are distributed by a proportional method reasonably designed to reflect the value added to the Assets by each respective Advisor or any Affiliate.

Section 8.8 Organization and Offering Expenses Limitation.  Unless otherwise provided in any resolution adopted by the Board of Directors, the Corporation shall reimburse the Advisor and its Affiliates for Organization and Offering Expenses incurred by the Advisor or its Affiliates; provided, however, that the total amount of all Organization and Offering Expenses shall be reasonable and shall in no event exceed 15% of the Gross Proceeds of each Offering.

Section 8.9 Acquisition Fees.  Unless otherwise provided in any resolution adopted by the Board of Directors, the Corporation may pay the Advisor and its Affiliates fees for the review and evaluation of potential investments in Assets; provided, however, that the total of all Acquisition Fees and Acquisition Expenses shall be reasonable, and shall not exceed an amount equal to six percent of the Contract Purchase Price, or, in the case of a Mortgage, six percent of the funds advanced; provided, however, that a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in the transaction may approve fees and expenses in excess of this limit if they determine the transaction to be commercially competitive, fair and reasonable to the Corporation.

Section 8.10 Reimbursement for Total Operating Expenses.  Unless otherwise provided in any resolution adopted by the Board of Directors, the Corporation may reimburse the Advisor, at the end of each fiscal quarter, for Total Operating Expenses incurred by the Advisor; provided, however that the Corporation shall not reimburse the Advisor at the end of any fiscal quarter for Total Operating Expenses that, in the four consecutive fiscal quarters then ended, exceed the greater of two percent of Average Invested Assets or 25% of Net Income (the “2%/25% Guidelines”) for such year. The Independent Directors shall have the responsibility of limiting Total Operating Expenses to amounts that do not exceed the 2%/25% Guidelines unless they have made a finding that, based on such unusual and non-recurring factors that they deem sufficient, a higher level of expenses (an “Excess Amount”) is justified. Within 60 days after the end of any fiscal quarter of the Corporation for which there is an Excess Amount which the Independent Directors conclude was justified and reimbursable to the Advisor, there shall be sent to the holders of Common Shares a written disclosure of such fact, together with an explanation of the factors the Independent Directors considered in determining that such Excess Amount was justified. Any such finding and the reasons in support thereof shall be reflected in the minutes of the meetings of the Board. In the event that the Independent Directors do not determine that excess expenses are justified, the Advisor shall reimburse the Corporation the amount by which the expenses exceeded the 2%/25% Guidelines.

Section 8.11 Reimbursement Limitation.  The Corporation shall not reimburse the Advisor or its Affiliates for services for which the Advisor or its Affiliates are entitled to compensation in the form of a separate fee.

ARTICLE IX
INVESTMENT OBJECTIVES AND LIMITATIONS

Section 9.1 Review of Objectives.  The Independent Directors shall review the investment policies of the Corporation with sufficient frequency (and, upon Commencement of the Initial Public Offering, not less often than annually) to determine that the policies being followed by the Corporation are in the best interests of its Stockholders. Each such determination and the basis therefor shall be set forth in the minutes of the meetings of the Board.

Section 9.2 Certain Permitted Investments.  Until such time as the Common Shares are Listed, the following provisions shall apply:

(a) The Corporation may invest in Assets.

(b) The Corporation may invest in Joint Ventures with the Sponsor, Advisor, one or more Directors or any Affiliate, only if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction, approve such investment as being fair and reasonable to the Corporation and on substantially the same terms and conditions as those received by the other joint venturers.

(c) Subject to any limitations in Section 9.3, the Corporation may invest in equity securities only if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable.

Section 9.3 Investment Limitations.  Until such time as the Common Shares are Listed, the following investment limitations shall apply. In addition to other investment restrictions imposed by the Board from time to time, consistent with the Corporation’s objective of qualifying as a REIT, the following shall apply to the Corporation’s investments:

(a) Not more than ten percent of the Corporation’s total assets shall be invested in Unimproved Real Property or mortgage loans on Unimproved Real Property.

(b) The Corporation shall not invest in commodities or commodity future contracts. This limitation is not intended to apply to futures contracts, when used solely for hedging purposes in connection with the Corporation’s ordinary business of investing in real estate assets and Mortgages.

(c) The Corporation shall not invest in or make any Mortgage unless an appraisal is obtained concerning the underlying property except for those loans insured or guaranteed by a government or government agency. In cases in which a majority of Independent Directors so determine, and in all cases in which the transaction is with the Advisor, Sponsor, Directors, or any Affiliates thereof, such appraisal of the underlying property must be obtained from an Independent Appraiser. Such appraisal shall be maintained in the Corporation’s records for at least five years and shall be available for inspection and duplication by any holder of Common Shares for a reasonable charge. In addition to the appraisal, a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the Mortgage or condition of the title must be obtained.

(d) The Corporation shall not make or invest in any Mortgage, including a construction loan, on any one property if the aggregate amount of all mortgage loans outstanding on the property, including the loans of the Corporation, would exceed an amount equal to 85% of the appraised value of the property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this subsection, the “aggregate amount of all mortgage loans outstanding on the property, including the loans of the Corporation” shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds five percent per annum of the principal balance of the loan.

(e) The Corporation shall not invest in indebtedness secured by a Mortgage on Real Property which is subordinate to the lien or other indebtedness of the Advisor, any Director, the Sponsor or any Affiliate of the Corporation.

(f) The Corporation shall not issue (i) equity Securities redeemable solely at the option of the holder (except that Stockholders may offer their Common Shares to the Corporation pursuant to any repurchase plan adopted by the Board on terms outlined in the Prospectus relating to any Offering, as such plan is thereafter amended in accordance with its terms); (ii) debt Securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is sufficient to properly service that higher level of debt, as determined by the Board of Directors or a duly authorized officer of the Corporation; (iii) equity Securities on a deferred payment basis or under similar arrangements; or (iv) options or warrants to the Advisor, Directors, Sponsor or any Affiliate thereof except on the same terms as such options or warrants are sold to the general public. Options or warrants may be issued to persons other than the Advisor, Directors, Sponsor or any Affiliate thereof, but not at exercise prices less than the fair market value of the underlying Securities on the date of grant and not for consideration (which may include services) that in the judgment of the Independent Directors has a market value less than the value of such option or warrant on the date of grant. Options or warrants issuable to the Advisor, Directors, Sponsor or any Affiliate thereof shall not exceed ten percent of the outstanding Shares on the date of grant. The voting rights per Share (other than any publicly held Share) sold in a private offering shall not exceed the voting rights which bear the same relationship to the voting rights of a publicly held Share as the consideration paid to the Corporation for each privately offered Share bears to the book value of each outstanding publicly held Share.

(g) A majority of the Directors or of the members of a duly authorized committee of the Board of Directors shall authorize the consideration to be paid for each Asset, ordinarily based on the fair market value of the Asset. If a majority of the Independent Directors on the Board of Directors or such duly authorized committee determine, or if the Asset is acquired from the Advisor, a Director, the Sponsor or their Affiliates, such fair market value shall be determined by a qualified Independent Appraiser selected by such Independent Directors.

(h) The aggregate Leverage shall be reasonable in relation to the Net Assets and shall be reviewed by the Board at least quarterly. The maximum amount of such Leverage in relation to Net Assets shall not exceed

300%. Notwithstanding the foregoing, Leverage may exceed such limit if any excess in borrowing over such level is approved by a majority of the Independent Directors. Any such excess borrowing shall be disclosed to Stockholders in the next quarterly report of the Corporation following such borrowing, along with justification for such excess.

(i) The Corporation will continually review its investment activity to attempt to ensure that it is not classified as an “investment company” under the Investment Company Act of 1940, as amended.

(j) The Corporation will not make any investment that the Corporation believes will be inconsistent with its objectives of qualifying and remaining qualified as a REIT unless and until the Board determines, in its sole discretion, that REIT qualification is not in the best interests of the Corporation.

(k) The Corporation shall not invest in real estate contracts of sale unless such contracts of sale are in recordable form and appropriately recorded in the chain of title.

ARTICLE X
CONFLICTS OF INTEREST

Section 10.1 Sales and Leases to Corporation.  The Corporation may purchase or lease an Asset or Assets from the Sponsor, the Advisor, a Director or any Affiliate thereof upon a finding by a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction that such transaction is fair and reasonable to the Corporation and at a price to the Corporation no greater than the cost of the Asset to such Sponsor, Advisor, Director or Affiliate, or, if the price to the Corporation is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable. In no event shall the purchase price paid by the Corporation for any such Asset exceed the Asset’s current appraised value.

Section 10.2 Sales and Leases to the Sponsor, Advisor, Directors or Affiliates. An Advisor, Sponsor, Director or Affiliate thereof may purchase or lease Assets from the Corporation if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction determine that the transaction is fair and reasonable to the Corporation.

Section 10.3 Other Transactions.

(a) The Corporation shall not make loans to the Sponsor, the Advisor, a Director or any Affiliates thereof except Mortgages pursuant to Section 9.3(c) hereof or loans to wholly owned subsidiaries of the Corporation. The Corporation may not borrow money from the Sponsor, the Advisor, a Director or any Affiliates thereof, unless approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair, competitive, and commercially reasonable, and no less favorable to the Corporation than comparable loans between unaffiliated parties under the same circumstances.

(b) The Corporation shall not engage in any other transaction with the Sponsor, the Advisor, a Director or any Affiliates thereof unless a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction approve such transaction as fair and reasonable to the Corporation and on terms and conditions not less favorable to the Corporation than those available from unaffiliated third parties.

ARTICLE XI
STOCKHOLDERS

Section 11.1 Meetings.  There shall be an annual meeting of the Stockholders, to be held on such date and at such time and place as shall be determined by or in the manner prescribed in the Bylaws, at which the Directors shall be elected and any other proper business may be conducted; provided that such annual meeting will be held upon reasonable notice and within a reasonable period (not less than 30 days) following delivery of the annual report. The holders of a majority of Shares entitled to vote who are present in person or by proxy at an annual meeting at which a quorum is present, may, without the necessity for concurrence by the Board, vote to elect the Directors. A quorum shall be the presence in person or by proxy of Stockholders entitled to cast at least 50% of all the votes entitled to be cast at such meeting on any matter. Special meetings of Stockholders may be called in the manner provided in the Bylaws, including by the president or the chairman of the board or by a majority of the Directors or a majority of the Independent Directors, and shall be called by the secretary of the Corporation upon the written request of the holders of shares entitled to cast not less than ten percent of all the votes entitled to be cast at such meeting. Notice of any special meeting of Stockholders shall be given as provided in the Bylaws, and the special meeting shall be held not less than 15 days nor more than 60 days after the delivery of such notice. If the meeting is called by written request of Stockholders as described in this Section 11.1, notice of the special meeting shall be sent to all Stockholders within ten days of the receipt of the written request and the special meeting shall be held at the time and place specified in the Stockholder request; provided, however, that if none is so specified, at such time and place convenient to the Stockholders. If there are no Directors, the officers of the Corporation shall promptly call a special meeting of the Stockholders entitled to vote for the election of successor Directors. Any meeting may be adjourned and reconvened as the Board may determine or as otherwise provided in the Bylaws.

Section 11.2 Voting Rights of Stockholders.  Subject to the provisions of any class or series of Shares then outstanding and the mandatory provisions of any applicable laws or regulations, the Stockholders shall be entitled to vote only on the following matters: (a) election or removal of Directors, without the necessity for concurrence by the Board, as provided in Sections 11.1, 7.4 and 7.11 hereof; (b) amendment of the Charter as provided in Article XIII hereof; (c) dissolution of the Corporation; (d) merger or consolidation of the Corporation, or the sale or other disposition of all or substantially all of the Corporation’s assets; and (e) such other matters with respect to which the Board of Directors has adopted a resolution declaring that a proposed action is advisable and directing that the matter be submitted to the Stockholders for approval or ratification. Except with respect to the foregoing matters, no action taken by the Stockholders at any meeting shall in any way bind the Board. Without the approval of a majority of the Shares entitled to vote on the matter, the Board may not (i) amend the Charter to materially and adversely affect the rights, preferences and privileges of the Stockholders; (ii) amend provisions of the Charter relating to Director qualifications, fiduciary duties, liability and indemnification, conflicts of interest, investment policies or investment restrictions; (iii) liquidate or dissolve the Corporation other than before the initial investment in Property; (iv) sell all or substantially all of the Corporation’s assets other than in the ordinary course of business or as otherwise permitted by law; or (v) cause the merger or reorganization of the Corporation except as permitted by law.

Section 11.3 Voting Limitations on Shares Held by the Advisor, Directors and Affiliates.  With respect to Shares owned by the Advisor, any Director, or any of their Affiliates, neither the Advisor, nor such Director, nor any of their Affiliates may vote or consent on matters submitted to the Stockholders regarding the removal of the Advisor, such Director or any of their Affiliates or any transaction between the Corporation and any of them. In determining the requisite percentage in interest of Shares necessary to approve a matter on which the Advisor, such Director and any of their Affiliates may not vote or consent, any Shares owned by any of them shall not be included.

Section 11.4 Right of Inspection.  Any Stockholder and any designated representative thereof shall be permitted access to the records of the Corporation to which it is entitled under applicable law at all reasonable times, and may inspect and copy any of them for a reasonable charge. Inspection of the Corporation’s books and records by the office or agency administering the securities laws of a jurisdiction shall be provided upon reasonable notice and during normal business hours.

Section 11.5 Access to Stockholder List.  An alphabetical list of the names, addresses and telephone numbers of the Stockholders, along with the number of Shares held by each of them (the “Stockholder List”), shall be maintained as part of the books and records of the Corporation and shall be available for inspection by any Stockholder or the Stockholder’s designated agent at the home office of the Corporation upon the request of the Stockholder. The Stockholder List shall be updated at least quarterly to reflect changes in the information contained therein. A copy of the Stockholder List shall be mailed to any Stockholder so requesting within ten days of receipt by the Corporation of the request. The copy of the Stockholder List shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than ten-point type). The Corporation may impose a reasonable charge for expenses incurred in reproduction pursuant to the Stockholder request. A Stockholder may request a copy of the Stockholder List in connection with matters relating to Stockholders’ voting rights, and the exercise of Stockholder rights under federal proxy laws.

If the Advisor or the Board neglects or refuses to exhibit, produce or mail a copy of the Stockholder List as requested, the Advisor and/or the Board, as the case may be, shall be liable to any Stockholder requesting the Stockholder List for the costs, including reasonable attorneys’ fees, incurred by that Stockholder for compelling the production of the Stockholder List, and for actual damages suffered by any Stockholder by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Stockholder List is to secure the Stockholder List or other information for the purpose of selling the Stockholder List or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a Stockholder relative to the affairs of the Corporation. The Corporation may require the Stockholder requesting the Stockholder List to represent that the Stockholder List is not requested for a commercial purpose unrelated to the Stockholder’s interest in the Corporation. The remedies provided hereunder to Stockholders requesting copies of the Stockholder List are in addition to, and shall not in any way limit, other remedies available to Stockholders under federal law, or the laws of any state.

Section 11.6 Reports.  The Directors, including the Independent Directors, shall take reasonable steps to insure that the Corporation shall cause to be prepared and mailed or delivered to each Stockholder as of a record date after the end of the fiscal year and each holder of other publicly held Securities within 120 days after the end of the fiscal year to which it relates an annual report for each fiscal year ending after the Commencement of the Initial Public Offering that shall include: (a) financial statements prepared in accordance with generally accepted accounting principles which are audited and reported on by independent certified public accountants; (b) the ratio of the costs of raising capital during the period to the capital raised; (c) the aggregate amount of advisory fees and the aggregate amount of other fees paid to the Advisor and any Affiliate of the Advisor by the Corporation and including fees or charges paid to the Advisor and any Affiliate of the Advisor by third parties doing business with the Corporation; (d) the Total Operating Expenses of the Corporation, stated as a percentage of Average Invested Assets and as a percentage of its Net Income; (e) a report from the Independent Directors that the policies being followed by the Corporation are in the best interests of its Stockholders and the basis for such determination; and (f) separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving the Corporation, Directors, Advisors, Sponsors and any Affiliate thereof occurring in the year for which the annual report is made, and the Independent Directors shall be specifically charged with a duty to examine and comment in the report on the fairness of such transactions.

Section 11.7 Tender Offers.  If any person makes a tender offer, including, without limitation, a “mini-tender” offer, such person must comply with all of the provisions set forth in Regulation 14D of the Exchange Act, including, without limitation, disclosure and notice requirements, that would be applicable if the tender offer was for more than five percent of the outstanding Shares; provided, however, that such documents are not required to be filed with the Securities and Exchange Commission. In addition, any such person must provide notice to the Corporation at least ten business days prior to initiating any such tender offer. If any person initiates a tender offer without complying with the provisions set forth above (a “Non-Compliant Tender Offer”), the Corporation, in its sole discretion, shall have the right to redeem such non-compliant person’s Shares and any Shares acquired in such tender offer (collectively, the “Tendered Shares”) at the lesser of (i) the price then being paid per Share of Common Stock purchased in the Corporation’s latest Offering at full purchase price (not discounted for commission reductions or for reductions in sale price permitted pursuant to the Reinvestment Plan), (ii) the fair market value of the Shares as determined by an independent valuation obtained by the Corporation or (iii) the lowest tender offer price offered in such Non-Compliant Tender Offer. The Corporation may purchase such Tendered Shares upon delivery of the purchase price to the person initiating such Non-Compliant Tender Offer and, upon such delivery, the Corporation may instruct any transfer agent to transfer such purchased Shares to the Corporation. In addition, any person who makes a Non-Compliant Tender Offer shall be responsible for all expenses incurred by the Corporation in connection with the enforcement of the provisions of this Section 11.7, including, without limitation, expenses incurred in connection with the review of all documents related to such tender offer and expenses incurred in connection with any purchase of Tendered Shares by the Corporation. The Corporation maintains the right to offset any such expenses against the dollar amount to be paid by the Corporation for the purchase of Tendered Shares pursuant to this Section 11.7. In addition to the remedies provided herein, the Corporation may seek injunctive relief, including, without limitation, a temporary or permanent restraining order, in connection with any Non-Compliant Tender Offer. This Section 11.7 shall be of no force or effect with respect to any Shares that are then Listed.

ARTICLE XII

Section 7.9 Advisor Agreements.  Subject to such conditions, if any, as may be required by any applicable statute, rule or regulation, the Board of Directors may authorize the execution and performance by the Corporation of one or more agreements with any Person whereby, subject to the supervision and control of the Board of Directors, any such other Person shall render or make available to the Corporation managerial, investment, advisory and/or related services, office space and other services and facilities (including, if deemed advisable by the Board of Directors, the management or supervision of the investments of the Corporation) upon such terms and conditions as may be provided in such agreement or agreements (including, if deemed fair and equitable by the Board of Directors, the compensation payable thereunder by the Corporation).

ARTICLE VIII

LIABILITY LIMITATION AND INDEMNIFICATION

Section 128.1 Limitation of Stockholder Liability.  No Stockholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Corporation by reason of his or her being a Stockholder, nor shall any Stockholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the AssetsCorporation’s assets or the affairs of the Corporation by reason of his or her being a Stockholder.

Section 128.2 Limitation of Director and Officer Liability.

(a) Subject to any limitations set forth under To the maximum extent that Maryland law or in paragraph (b),effect from time to time permits limitation of the liability of directors and officers of a corporation, no present or former Director, officer or officer External Manager of the Corporation shall be liable to the Corporation or its Stockholders for money damages. Neither the amendment nor repeal of this Section 128.2(a),, nor the adoption or amendment of any other provision of the Charter or Bylaws inconsistent with this Section 12 8.2(a),, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act whichthat occurred prior to such amendment, repeal or adoption.

(b) Notwithstanding anything to the contrary contained in paragraph (a) above, the Corporation shall not provide that a Director, the Advisor or any Affiliate of the Advisor (the “Indemnitee”) be held harmless for any loss or liability suffered by the Corporation, unless all of the following conditions are met:

(i) The Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Corporation.

(ii) The Indemnitee was acting on behalf of or performing services for the Corporation.

(iii) Such liability or loss was not the result of (A) negligence or misconduct, in the case that the Indemnitee is a Director (other than an Independent Director), the Advisor or an Affiliate of the Advisor or (B) gross negligence or willful misconduct, in the case that the Indemnitee is an Independent Director.

(iv) Such agreement to hold harmless is recoverable only out of Net Assets and not from the Stockholders.

Section 12 8.3 Indemnification.

(a) Subject to any limitations set forth under The Corporation shall have the power, to the maximum extent permitted by Maryland law or in paragraph (b) or (c) below, the Corporation shall in effect from time to time, to obligate itself to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification,, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (i) any individual who is a present or former Director or officer of the Corporation and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity, (ii) any individual who, while a Director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner, member, manager or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise from and who is madeagainst any claim or threatenedliability to be made a party to the proceeding which such person may become subject or which such person may incur by reason of his or her service in that such capacity, or (iii) the Advisor of any of its AffiliatesExternal Manager acting as an agent of the Corporation. The Corporation mayshall have the power, with the approval of theits Board of Directors or any duly authorized committee thereof, to provide such indemnification and advance for advancement of expenses to a Person person who served a predecessor of the Corporation in any of the capacities described in (i) or), (ii) or (iii) above and to any employee or agent of the Corporation or a predecessor of the Corporation. The Board of Directors may take such action as is necessary to carry out this Section 12 8.3(a).. No amendment of the Charter or repeal of any of its provisions shall limit or eliminate the right of indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

-

(b) Notwithstanding anything to the contrary contained in paragraph (a) above, the Corporation shall not provide for indemnification of an Indemnitee for any liability or loss suffered by such Indemnitee, unless all of the following conditions are met:

(i) The Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Corporation.

(ii) The Indemnitee was acting on behalf of or performing services for the Corporation.

(iii) Such liability or loss was not the result of (A) negligence or misconduct, in the case that the Indemnitee is a Director (other than an Independent Director), the Advisor or an Affiliate of the Advisor or (B) gross negligence or willful misconduct, in the case that the Indemnitee is an Independent Director.

(iv) Such indemnification or agreement to hold harmless is recoverable only out of Net Assets and not from the Stockholders.

(c) Notwithstanding anything to the contrary contained in paragraph (a) above, the Corporation shall not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the Indemnitee, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which Securities were offered or sold as to indemnification for violations of securities laws.

Section 12.4 Payment of Expenses.  The Corporation may pay or reimburse reasonable legal expenses and other costs incurred by an Indemnitee in advance of final disposition of a proceeding only if all of the following are satisfied: (a) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Corporation, (b) the Indemnitee provides the Corporation with written affirmation of the Indemnitee’s good faith belief that the Indemnitee has met the standard of conduct necessary for indemnification by the Corporation as authorized by Section 12.3 hereof, (c) the legal proceeding was initiated by a third party who is not a Stockholder or, if by a Stockholder of the Corporation acting in his or her capacity as such, a court of competent jurisdiction approves such advancement, and (d) the Indemnitee provides the Corporation with a written agreement to repay the amount paid or reimbursed by the Corporation, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct and is not entitled to indemnification.

Section 12.5 Express Exculpatory Clauses in Instruments.  Neither the Stockholders nor the Directors, officers, employees or agents of the Corporation shall be liable under any written instrument creating an obligation of the Corporation by reason of their being Stockholders, Directors, officers, employees or agents of the Corporation, and all Persons shall look solely to the Corporation’s assets for the payment of any claim under or for the performance of that instrument. The omission of the foregoing exculpatory language from any instrument shall not affect the validity or enforceability of such instrument and shall not render any Stockholder, Director, officer, employee or agent liable thereunder to any third party, nor shall the Directors or any officer, employee or agent of the Corporation be liable to anyone as a result of such omission.

ARTICLE XIII IX

AMENDMENTS

The Corporation reserves the right from time to time to make any amendment to the Charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the Charter, of any Shares. All rights and powers conferred by the Charter on Stockholders, Directors and officers are granted subject to this reservation. Except for those amendments permitted to be made without Stockholder approval under Maryland law or by specific provision in the Charter, any amendment to the Charter shall be valid only if approved by the affirmative vote of a majority of all votes entitled to be cast on the matter, including without limitation, (a) any amendment which would adversely affect the rights, preferences and privileges of the Stockholders and (b) any amendment to Sections 7.2, 7.5 and 7.11 of Article VII, Article IX, Article X, Article XII, Article XIV and Article XV hereof and this Article XIII (or any other amendment of the Charter that would have the effect of amending such sections). .

ARTICLE XIV
ROLL-UP TRANSACTIONS

In connection with any proposed Roll-Up Transaction, an appraisal of all of the Corporation’s assets shall be obtained from a competent Independent Appraiser. The Corporation’s assets shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the assets as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal shall assume an orderly liquidation of the assets over a twelve-month period. The terms of the engagement of the Independent Appraiser shall clearly state that the engagement is for the benefit of the Corporation and the Stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to Stockholders in connection with a proposed Roll-Up Transaction. In connection with a proposed Roll-Up Transaction, the Person sponsoring the Roll-Up Transaction shall offer to holders of Common Shares who vote against the proposed Roll-Up Transaction the choice of:

(a) accepting the securities of a Roll-Up Entity offered in the proposed Roll-Up Transaction; or

(b) one of the following:

(i) remaining as Stockholders and preserving their interests therein on the same terms and conditions as existed previously; or

(ii) receiving cash in an amount equal to the Stockholder’s pro rata share of the appraised value of the Net Assets.

The Corporation is prohibited from participating in any proposed Roll-Up Transaction:

(a) that would result in the holders of Common Shares having voting rights in a Roll-Up Entity that are less than the rights provided for in Sections 11.1 and 11.2 hereof;

(b) that includes provisions that would operate as a material impediment to, or frustration of, the accumulation of Shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of Shares held by that investor;

(c) in which investor’s rights to access of records of the Roll-Up Entity will be less than those described in Sections 11.4 and 11.5 hereof; or

(d) in which any of the costs of the Roll-Up Transaction would be borne by the Corporation if the Roll-Up Transaction is rejected by the holders of Common Shares.

ARTICLE XV
DURATION

After six (6) years following the termination of the Initial Public Offering or any subsequent offering of the Common Shares or Preferred Shares, if the Corporation is not then Listed, in the process of Listing or making an orderly liquidation and sale of the Corporation’s assets, and unless such date is extended by the majority vote of the Directors, including a majority of the Independent Directors, (i) the Board shall adopt a resolution that declares a proposed liquidation (within 30 months of Stockholder approval thereof) is advisable on substantially the terms and conditions set forth in the resolution (the “Plan of Liquidation”) and directs that the Plan of Liquidation be submitted for consideration at a meeting of the Stockholders and (ii) the Corporation shall formally proxy the Stockholders holding Shares entitled to vote thereon to determine whether the Corporation should be liquidated (the “Proxy to Liquidate”) as soon as reasonably practicable following the receipt of independent appraisals of the Corporation’s assets, which the Corporation shall obtain as part of this proxy process, and the filing with and review of such Proxy to Liquidate by the Securities and Exchange Commission if the Corporation’s securities are then registered with the Securities and Exchange Commission under the Exchange Act. Notwithstanding the required Board resolution, the Proxy to Liquidate need not state the Board’s ongoing support of the Plan of Liquidation if the Board does not

-

support the proposal as of the date of the Proxy to Liquidate. Under no circumstances, however, shall the Board direct the Operating Partnership to make distributions “in kind” of any assets to the Stockholders under any dissolution conducted pursuant to this Article XV.

After two years following the Stockholder vote called for above, if the liquidation proposal shall fail to be approved by the Stockholders, then upon receipt by the Secretary of the Corporation of written requests from Stockholders holding ten percent (10%) or more of the outstanding Common Shares the Board and the Corporation shall repeat the process described in the preceding paragraph. The Corporation shall not be required to send Proxies to Liquidate to Stockholders more frequently than once during every two (2) year period.

THIRD:  The amendment and restatement of the charter of the Corporation as hereinabove set forth has been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

FOURTH:  The current address of the principal office of the Corporation is as set forth in Article III of the foregoing amendment and restatement of the charter.

FIFTH:  The name and address of the Corporation’s current resident agent is as set forth in Article III of the foregoing amendment and restatement of the charter.

SIXTH:  The number of directors of the Corporation and the names of those currently in office are as set forth in Article  VII of the foregoing amendment and restatement of the charter.

SEVENTH:  The total number of shares of stock which the Corporation had authority to issue immediately prior to the foregoing amendment and restatement of the charter of the Corporation was 3001,000,000,000 consisting of 249749,999,000 shares of common stock, $0.01 par value per share (“Common Stock, $0.01 par value per share; 50”), 250,000,000 shares of Preferred Stockpreferred stock, $0.01 par value per share; (“Preferred Stock”), and 1,000 shares of non-participating, non-voting convertible stock, $0.01 par value per share. The aggregate par value of all shares of stock having par value was $3,00010,000 ..,000.

EIGHTH:  The total number of shares of stock which the Corporation has authority to issue pursuant to the foregoing amendment and restatement of the charter of the Corporation is 1,000,000,000, consisting of 749,999750,000,000 shares of Common Stock, $0.01 par value per share; and 250,000,000 shares of Preferred Stock, $0.01 par value per share; and 1,000 shares of non-participating, non-voting convertible stock, $0.01 par value per share.. The aggregate par value of all authorized shares of stock having par value is $10,000,000.

NINTH:  The undersigned acknowledges these Second Articles of Amendment and Restatement to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Second Articles of Amendment and Restatement to be signed in its name and on its behalf by its Chief Executive Officer and President and attested to by its Senior Vice PresidentChief Operating Officer, General Counsel and Secretary on this  day of, 2008.            , 20  .

ATTEST:	BLUEROCK ENHANCED RESIDENTIAL GROWTH REIT, INC.

(SEAL)

Name: Michael L. KonigName: R. Ramin Kamfar
Title: Chief Executive Officer and PresidentSenior Vice President, Title: Chief Operating
Officer, Secretary and General Counsel and
Secretary

APPENDIX B

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

2014 EQUITY INCENTIVE PLAN FOR ENTITIES
and
2014 EQUITY INCENTIVE PLAN FOR INDIVIDUALS

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

2014 EQUITY INCENTIVE PLAN FOR ENTITIES

ARTICLE I
DEFINITIONS

1.01. Affiliate

“Affiliate” means, with respect to any entity, any other entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the first entity (including, but not limited to, joint ventures, limited liability companies and partnerships). For this purpose, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”) shall mean ownership, directly or indirectly, of 50% or more of the total combined voting power of all classes of voting securities issued by such entity, or the possession, directly or indirectly, of the power to direct the management and policies of such entity, by contract or otherwise.

1.02. Agreement

“Agreement” means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of a Stock Award, an award of Performance Units, an Incentive Award, an Option, SAR or Other Equity-Based Award (including an LTIP Unit) granted to such Participant.

1.03. Board

“Board” means the Board of Directors of the Company.

1.04. Change in Control

“Change in Control” means and includes each of the following:

(a) The acquisition, either directly or indirectly, by any individual, entity or group (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act), of more than 50% of either (i) the then outstanding shares of Common Stock, taking into account as outstanding for this purpose such shares of Common Stock issuable upon the exercise of options or warrants, the conversion of convertible shares or debt, and the exercise of any similar right to acquire such Common Stock (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control (i) any acquisition by the Company or any of its subsidiaries or by the Manager or any of its Affiliates, (ii) any acquisition by a trustee or other fiduciary holding the Company’s securities under an employee benefit plan sponsored or maintained by the Company or any of its Affiliates, (iii) any acquisition by an underwriter, initial purchaser or placement agent temporarily holding the Company’s securities pursuant to an offering of such securities or (iv) any acquisition by an entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the then Outstanding Company Common Stock.

(b) Individuals who constitute Incumbent Directors at the beginning of any two-consecutive-year period, together with any new Incumbent Directors who become members of the Board during such two-year period, cease to be a majority of the Board at the end of such two-year period.

(c) The consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), in each case, unless following such Business Combination:

(i) the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination, beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or the analogous governing body) of the entity resulting from such Business Combination (the “Successor Entity”) (or, if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities to elect a majority of the members of the board of directors (or the analogous governing body) of the Successor Entity (the “Parent Company”));

(ii) no Person (other than any employee benefit plan sponsored or maintained by the Successor Entity or the Parent Company) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Successor Entity); and

(iii) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Successor Entity) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination;

(d) The direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries, taken as a whole, to any Person that is not a subsidiary of the Company.

In addition, if a Change in Control (as defined in clauses (a) through (d) above) constitutes a payment event with respect to any Option, SAR, Stock Award, Performance Unit, Incentive Award or Other Equity-Based Award that provides for the deferral of compensation and is subject to Section 409A of the Code, no payment will be made under that award on account of a Change in Control unless the event described in subsection (a), (b), (c) or (d) above, as applicable, constitutes a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5).

1.05. Code

“Code” means the Internal Revenue Code of 1986, and any amendments thereto.

1.06. Committee

“Committee” means the Compensation Committee of the Board. Unless otherwise determined by the Board, the Committee shall consist solely of two or more non-employee members of the Board, each of whom is intended to qualify as a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule, an “outside director” for purposes of Section 162(m) of the Code (if awards under this Plan are subject to the deduction limitation of Section 162(m) of the Code) and an “independent director” under the rules of any exchange or automated quotation system on which the Common Stock is listed, traded or quoted; provided, however, that any action taken by the Committee shall be valid and effective, whether or not the members of the Committee at the time of such action are later determined not to have satisfied the foregoing requirements or otherwise provided in any charter of the Committee. If there is no Compensation Committee, then “Committee” means the Board.

1.07. Common Stock

“Common Stock” means the Class A common stock of the Company.

1.08. Company

“Company” means Bluerock Residential Growth REIT, Inc., a Maryland corporation.

1.09. Control Change Date

“Control Change Date” means the date on which a Change in Control occurs. If a Change in Control occurs on account of a series of transactions, the “Control Change Date” is the date of the last of such transactions on which the Change in Control occurs.

1.10. Corresponding SAR

“Corresponding SAR” means an SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

1.11. Dividend Equivalent Right

“Dividend Equivalent Right” means the right, subject to the terms and conditions prescribed by the Committee, of a Participant to receive (or have credited) cash, securities or other property in amounts equivalent to the cash, securities or other property dividends declared on shares of Common Stock with respect to specified Performance Units, an Other Equity-Based Award or Incentive Award of units denominated in shares of Common Stock or other Company securities, as determined by the Committee, in its sole discretion. The Committee may provide that such Dividend Equivalent Rights (if any) shall be distributed only when, and to the extent that, the underlying award is vested or earned and also may provide that Dividend Equivalent Rights (if any) shall be deemed to have been reinvested in additional shares of Common Stock or otherwise reinvested.

1.12. Effective Date

Subject to the approval of the Plan by the Company’s stockholders in accordance with Article XVIII, “Effective Date” means the date this Plan is adopted by the Board.

1.13. Exchange Act

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.14. Fair Market Value

“Fair Market Value” means, on any given date, the reported “closing” price of a share of Common Stock on the New York Stock Exchange for such date or, if there is no closing price for a share of Common Stock on the date in question, the closing price for a share of Common Stock on the last preceding date for which a quotation exists. If, on any given date, the Common Stock is not listed for trading on the New York Stock Exchange, then Fair Market Value shall be the “closing” price of a share of Common Stock on such other exchange on which the Common Stock is listed for trading for such date (or, if there is no closing price for a share of Common Stock on the date in question, the closing price for a share of Common Stock on the last preceding date for which such quotation exists) or, if the Common Stock is not listed on any exchange, the amount determined by the Committee using any reasonable method in good faith and in accordance with the regulations under Section 409A of the Code.

1.15. Incumbent Directors

“Incumbent Directors” means individuals elected to the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) and whose election or nomination for election to the Board was approved by a vote of at least two-thirds of the directors serving on the Board at the time of the election or nomination, as applicable, shall be an Incumbent Director. No individual designated to serve as a director by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 1.04(a) or Section 1.04(c) and no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors shall be an Incumbent Director.

1.16. Incentive Award

“Incentive Award” means an award awarded under Article XI which, subject to the terms and conditions prescribed by the Committee, entitles the Participant to receive a payment from the Company or an Affiliate of the Company.

1.17. Individuals Plan

“Individuals Plan” means the Bluerock Residential Growth, Inc. 2014 Equity Incentive Plan for Individuals, as amended from time to time.

1.18. Initial Value

“Initial Value” means, with respect to a Corresponding SAR, the option price per share of the related Option and, with respect to an SAR granted independently of an Option, the price per share of Common Stock as determined by the Committee on the date of grant; provided, however, that the price shall not be less than the Fair Market Value on the date of grant. Except as provided in Article XII, the Initial Value of an outstanding SAR may not be reduced (by amendment, cancellation and new grant or otherwise) without the approval of stockholders. In addition, no payment shall be made in cancellation of an SAR without the approval of stockholders if, on the date of cancellation, the Initial Value exceeds Fair Market Value.

1.19. LTIP Unit

“LTIP Unit” means an “LTIP Unit” as defined in the Operating Partnership’s partnership agreement. An LTIP Unit granted under this Plan represents the right to receive the benefits, payments or other rights in respect of an LTIP Unit set forth in that partnership agreement, subject to the terms and conditions of the applicable Agreement and that partnership agreement.

1.20. Manager

“Manager” means BRG Manager, LLC, a Delaware limited liability company and the Company’s external manager.

1.21. Offering

“Offering” means the initial public offering of Common Stock registered under the Securities Act of 1933, as amended.

1.22. OP Units

“OP Units” means units of limited partnership interest of the Operating Partnership.

1.23. Operating Partnership

“Operating Partnership” means Bluerock Residential Holdings, L.P., a Delaware limited partnership and the Company’s operating partnership.

1.24. Option

“Option” means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

1.25. Other Equity-Based Award

“Other Equity-Based Award” means any award other than an Incentive Award, an Option, SAR, a Performance Unit award or a Stock Award which, subject to such terms and conditions as may be prescribed by the Committee, entitles a Participant to receive shares of Common Stock or rights or units valued in whole or in part by reference to, or otherwise based on, shares of Common Stock (including securities convertible into Common Stock) or other equity interests, including LTIP Units.

1.26. Participant

“Participant” means the Manager and any other entity that provides services to the Company or an Affiliate of the Company (including an entity that provides services to the Company or an Affiliate of the Company by virtue of its providing services to the Manager or an Affiliate of the Manager), and that satisfies the requirements of Article IV and is selected by the Committee to receive an award of Performance Units or a Stock Award, an Incentive Award, Option, SAR, Other Equity-Based Award or a combination thereof.

1.27. Performance Units

“Performance Units” means an award, in the amount determined by the Committee, stated with reference to a specified or determinable number of shares of Common Stock, that in accordance with the terms of an Agreement entitles the holder to receive a payment for each specified unit equal to the value of an equal number of shares of Common Stock on the date of payment.

1.28. Plan

“Plan” means this Bluerock Residential Growth REIT, Inc. 2014 Equity Incentive Plan for Entities, as amended from time to time.

1.29. REIT

“REIT” means a real estate investment trust within the meaning of Sections 856 through 860 of the Code.

1.30. SAR

“SAR” means a stock appreciation right that in accordance with the terms of an Agreement entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of the SAR, the excess, if any, of the Fair Market Value at the time of exercise over the Initial Value. References to “SARs” include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

1.31. Stock Award

“Stock Award” means shares of Common Stock awarded to a Participant under Article VIII.

ARITICLE II
PURPOSES

This Plan is intended to assist the Company and its Affiliates in securing and retaining the services of entities that provide services to the Company or an Affiliate of the Company with ability and initiative by enabling such entities to participate in the future success of the Company and its Affiliates and to associate their interests with those of the Company and its stockholders. This Plan is intended to permit the grant of Options, SARs, Stock Awards, Performance Units, Incentive Awards and Other Equity-Based Awards in accordance with this Plan and any procedures that may be established by the Committee.

ARTICLE III
ADMINISTRATION

This Plan shall be administered by the Committee. The Committee shall have authority to grant SARs, Stock Awards, Performance Units, Incentive Awards, Options and Other Equity-Based Awards upon such terms (not inconsistent with the provisions of this Plan), as the Committee may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan), on the exercisability of all or any part of an Option or SAR or on the transferability or forfeitability of a Stock Award, an award of Performance Units, an Incentive Award or an Other Equity-Based Award. Notwithstanding any such conditions, the Committee may, in its discretion, accelerate the time at which any Option or SAR may be exercised, or the time at which a Stock Award or Other Equity-Based Award may become transferable or nonforfeitable or the time at which an Other Equity-Based Award, an Incentive Award or an award of Performance Units may be settled. In addition, the Committee shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of this Plan (including rules and regulations that require or allow Participants to defer the payment of benefits under this Plan); and to make all other determinations necessary or advisable for the administration of this Plan.

The Committee’s determinations under this Plan (including without limitation, determinations of the entities to receive awards under this Plan, the form, amount and timing of such awards, the terms and provisions of such awards and the Agreements) need not be uniform and may be made by the Committee selectively among entities who receive, or are eligible to receive, awards under this Plan, whether or not such entities are similarly situated. The express grant in this Plan of any specific power to the Committee with respect to the administration or interpretation of this Plan shall not be construed as limiting any power or authority of the Committee with respect to the administration or interpretation of this Plan. Any decision made, or action taken, by the Committee in connection with the administration of this Plan shall be final and conclusive. The members of the Committee shall not be liable for any act done in good faith with respect to this Plan or any Agreement, Option, SAR, Incentive Award, Stock Award, Other Equity-Based Award or award of Performance Units. All expenses of administering this Plan shall be borne by the Company.

ARTICLE IV
ELIGIBILITY

The Manager and any entity that provides significant services to the Company or an Affiliate of the Company (including an entity that provides services to the Company or an Affiliate of the Company by virtue of its providing services to the Manager or an Affiliate of the Manager) is eligible to participate in this Plan if the Committee, in its sole reasonable discretion, determines that the participation of such entity is in the best interest of the Company.

ARTICLE V
COMMON SHARES SUBJECT TO PLAN

5.01. Common Shares Issued

Upon the award of Common Stock pursuant to a Stock Award, an Other Equity-Based Award or in settlement of an Incentive Award or an award of Performance Units, the Company may deliver (and shall deliver if required under an Agreement) to the Participant shares of Common Stock from its authorized but unissued Common Shares. Upon the exercise of any Option or SAR, the Company may deliver, to the Participant (or the Participant’s broker if the Participant so directs), shares of Common Stock from its authorized but unissued Common Shares.

5.02. Aggregate Limit

(a) The maximum aggregate number of shares of Common Stock that may be issued under this Plan (pursuant to the exercise of Options and SARs, the grant of Stock Awards or Other Equity-Based Awards and the settlement of Incentive Awards and Performance Units) together with the number of shares of Common Stock issued under the Individuals Plan (pursuant to the exercise of Options and SARs, the grant of Stock Awards or Other Equity-Based Awards and the settlement of Incentive Awards and Performance Units granted under the Individuals Plan) is equal to 1.6 million shares; provided, however, that if an Offering is completed before December 31, 2014, and 8% of the number of shares of Common Stock sold by the Company in the Offering (including any shares of Common Stock sold by the Company to an underwriter pursuant to the underwriter’s exercise of its additional allotment option) is less than 1.6 million shares, then the maximum aggregate number of shares of Common Stock that may be issued under this Plan and the Individuals Plan shall be reduced to that number of shares equal to 8% of the number of shares of Common Stock sold by the Company in the Offering (including any shares of Common Stock sold by the Company to an underwriter pursuant to the underwriter’s exercise of its additional allotment option). Other Equity-Based Awards that are LTIP Units shall reduce the maximum aggregate number of Common Shares that may be issued under this Plan and the Individuals Plan on a one-for-one basis, i.e., the grant of each LTIP Unit shall be treated as an award of a share of Common Stock.

(b) The maximum number of shares of Common Stock that may be issued under this Plan and the Individuals Plan in accordance with Section 5.02(a) shall be subject to adjustment as provided in Article XII.

5.03. Reallocation of Shares

If any award or grant under this Plan or the Individuals Plan (including LTIP Units) expires, is forfeited or is terminated without having been exercised or is paid in cash without a requirement for the delivery of Common Stock, then any shares of Common Stock covered by such lapsed, cancelled, expired, unexercised or cash-settled portion of such award or grant and any forfeited, lapsed, cancelled or expired LTIP Units shall be available for the grant of other Options, SARs, Stock Awards, Other Equity-Based Awards and settlement of Incentive Awards and Performance Units under this Plan or the Individuals Plan. Any shares of Common Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any award under this Plan or the Individuals Plan shall be available for future grants or awards. If shares of Common Stock are issued in settlement of an SAR granted under this Plan or the Individuals Plan, the number of shares of Common Stock available under this Plan and the Individuals Plan shall be reduced by the number of shares of Common Stock for which the SAR was exercised rather than the number of shares of Common Stock issued in settlement of the SAR. To the extent permitted by applicable law or the rules of any exchange on which the Common Stock is listed for trading, shares of Common Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the

Company or any Affiliate of the Company shall not reduce the number of shares of Common Stock available for issuance under this Plan and the Individuals Plan.

ARTICLE VI
OPTIONS

6.01. Award

In accordance with the provisions of Articles III and IV, the Committee will designate each entity to whom an Option is to be granted and will specify the number of shares of Common Stock covered by such awards and the terms and conditions of such awards.

6.02. Option Price

The price per share of Common Stock purchased on the exercise of an Option shall be determined by the Committee on the date of grant, but shall not be less than the Fair Market Value on the date the Option is granted. Except as provided in Article XII, the price per share of Common Stock of an outstanding Option may not be reduced (by amendment, cancellation and new grant or otherwise) without the approval of stockholders. In addition, no payment shall be made in cancellation of an Option without the approval of stockholders if, on the date of cancellation, the Option Price exceeds Fair Market Value.

6.03. Maximum Option Period

The maximum period in which an Option may be exercised shall be determined by the Committee on the date of grant except that no Option shall be exercisable after the expiration of ten years from the date such Option was granted. The terms of any Option may provide that it is exercisable for a period less than such maximum period.

6.04. Transferability

Any rights or restrictions with respect to the ability of the holder of any Option granted under this Plan to transfer such Option shall be set forth in the Agreement relating to such grant.

6.05. Service Provider Status

In the event that the terms of any Option provide that it may be exercised only during continued service or within a specified period of time after termination of continued service, the Committee may decide to what extent temporary interruptions of continuous service shall affect the Option.

6.06. Exercise

Subject to the provisions of this Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine. An Option granted under this Plan may be exercised with respect to any number of whole shares of Common Stock less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares of Common Stock subject to the Option. The exercise of an Option shall result in the termination of any Corresponding SAR to the extent of the number of shares of Common Stock with respect to which the Option is exercised.

6.07. Payment

Subject to rules established by the Committee and unless otherwise provided in an Agreement, payment of all or part of the Option price may be made in cash, certified check, by tendering shares of Common Stock, by attestation of ownership of shares of Common Stock, by a broker-assisted cashless exercise or in such other form or manner acceptable to the Committee. If shares of Common Stock are used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined on the date of exercise) of the Common Stock so surrendered or other consideration paid must not be less than the Option price of the shares for which the Option is being exercised.

6.08. Stockholder Rights

No Participant shall have any rights as a stockholder with respect to shares of Common Stock subject to an Option until the date of exercise of such Option.

ARTICLE VII
SARS

7.01. Award

In accordance with the provisions of Articles III and IV, the Committee will designate each entity to whom SARs are to be granted and will specify the number of shares of Common Stock covered by such awards and the terms and conditions of such awards.

7.02. Maximum SAR Period

The term of each SAR shall be determined by the Committee on the date of grant, except that no SAR shall have a term of more than ten years from the date of grant. The terms of any SAR may provide that it has a term that is less than such maximum period.

7.03. Transferability

Any rights or restrictions with respect to the ability of the holder of any SAR granted under this Plan to transfer such SAR shall be set forth in the Agreement relating to such grant.

7.04. Exercise

Subject to the provisions of this Plan and the applicable Agreement, an SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that a Corresponding SAR that is related to an incentive stock option may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value exceeds the option price of the related Option. An SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the SAR could be exercised. A partial exercise of an SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares of Common Stock subject to the SAR. The exercise of a Corresponding SAR shall result in the termination of the related Option to the extent of the number of shares of Common Stock with respect to which the SAR is exercised.

7.05. Service Provider Status

If the terms of any SAR provide that it may be exercised only during continued service or within a specified period of time after termination of continued service, the Committee may decide to what extent temporary interruptions of continuous service shall affect the SAR.

7.06. Settlement

At the Committee’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, shares of Common Stock, or a combination of cash and Common Stock. No fractional share of Common Stock will be deliverable upon the exercise of an SAR but a cash payment will be made in lieu thereof.

7.07. Stockholder Rights

No Participant shall, as a result of receiving an SAR, have any rights as a stockholder of the Company or any Affiliate of the Company until the date that the SAR is exercised and then only to the extent that the SAR is settled by the issuance of Common Stock.

ARTICLE VIII
STOCK AWARDS

8.01. Award

In accordance with the provisions of Articles III and IV, the Committee will designate each entity to whom a Stock Award is to be made and will specify the number of shares of Common Stock covered by such awards and the terms and conditions of such awards.

8.02. Vesting

The Committee, on the date of the award, may prescribe that a Participant’s rights in a Stock Award shall be forfeitable or otherwise restricted for a period of time or subject to such conditions as may be set forth in the Agreement. By way of example and not of limitation, the Committee may prescribe that a Participant’s rights in a Stock Award shall be forfeitable or otherwise restricted subject to the attainment of objectives stated with reference to the business of the Company or an Affiliate of the Company or a business unit’s attainment of objectives stated with respect to performance criteria established by the Committee.

8.03. Service Provider Status

In the event that the terms of any Stock Award provide that shares may become transferable and nonforfeitable thereunder only after completion of a specified period of employment or continuous service, the Committee may decide in each case to what extent temporary interruptions of continuous service shall affect the Stock Award.

8.04. Stockholder Rights

Unless otherwise specified in accordance with the applicable Agreement, while the shares of Common Stock granted pursuant to the Stock Award may be forfeited or are nontransferable, a Participant will have all rights of a stockholder with respect to a Stock Award, including the right to receive dividends and vote the shares of Common Stock; provided, however, that during such period (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares of Common Stock granted pursuant to a Stock Award, (ii) the Company shall retain custody of any certificates representing shares of Common Stock granted pursuant to a Stock Award, and (iii) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Stock Award. The limitations set forth in the preceding sentence shall not apply after the shares of Common Stock granted under the Stock Award are transferable and are no longer forfeitable.

ARTICLE IX
PERFORMANCE UNIT AWARDS

9.01. Award

In accordance with the provisions of Articles III and IV, the Committee will designate each entity to whom an award of Performance Units is to be made and will specify the number of shares of Common Stock or other securities or property covered by such awards and the terms and conditions of such awards. The Committee also will specify whether Dividend Equivalent Rights are granted in conjunction with the Performance Units.

9.02. Earning the Award

The Committee, on the date of the grant of an award, shall prescribe that the Performance Units will be earned, and the Participant will be entitled to receive payment pursuant to the award of Performance Units, only upon the satisfaction of performance objectives or such other criteria as may be prescribed by the Committee.

9.03. Payment

In the discretion of the Committee, the amount payable when an award of Performance Units is earned may be settled in cash, by the issuance of shares of Common Stock, by the delivery of other securities or property or a combination thereof. A fractional share of Common Stock shall not be deliverable when an award of Performance Units is earned, but a cash payment will be made in lieu thereof. The amount payable when an award of Performance Units is earned shall be paid in a lump sum.

9.04. Stockholder Rights

A Participant, as a result of receiving an award of Performance Units, shall not have any rights as a stockholder until, and then only to the extent that, the award of Performance Units is earned and settled in shares of Common Stock. After an award of Performance Units is earned and settled in Common Stock, a Participant will have all the rights of a stockholder of the Company.

9.05. Transferability

Any rights or restrictions with respect to the ability of the holder of any Performance Unit granted under this Plan to transfer such Performance Unit shall be set forth in the Agreement relating to such grant.

9.06. Service Provider Status

In the event that the terms of any Performance Unit award provide that no payment will be made unless the Participant completes a stated period of continued service, the Committee may decide to what extent temporary interruptions of continuous service shall effect the Performance Unit award.

ARTICLE X

OTHER EQUITY–BASED AWARDS

10.01. Award

In accordance with the provisions of Articles III and IV, the Committee will designate each entity to whom an Other Equity-Based Award is to be made and will specify the number of shares of Common Stock or other equity interests (including LTIP Units) covered by such awards and the terms and conditions of such awards; provided, however, that the grant of LTIP Units must satisfy the requirements of the partnership agreement of the Operating Partnership as in effect on the date of grant. The Committee also will specify whether Dividend Equivalent Rights are granted in conjunction with the Other Equity-Based Award.

10.02. Terms and Conditions

The Committee, at the time an Other Equity-Based Award is made, shall specify the terms and conditions which govern the award. The terms and conditions of an Other Equity-Based Award may prescribe that a Participant’s rights in the Other Equity-Based Award shall be forfeitable, nontransferable or otherwise restricted for a period of time or subject to such other conditions as may be determined by the Committee, in its discretion and set forth in the Agreement. Other Equity-Based Awards may be granted to Participants, either alone or in addition to other awards granted under this Plan, and Other Equity-Based Awards may be granted in the settlement of other Awards granted under this Plan.

10.03. Payment or Settlement

Other Equity-Based Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, shall be payable or settled in shares of Common Stock, cash or a combination of Common Stock and cash, as determined by the Committee in its discretion; provided, however, that any shares of Common Stock that are issued on account of the conversion of LTIP Units into shares of Common Stock shall not be issued under this Plan, i.e., the conversion shall not reduce the number of shares of Common Stock available for issuance under the Plan or the Entities Plan. Other Equity-Based Awards denominated as equity interests other than shares of Common Stock may be paid or settled in shares or units of such equity interests or cash or a combination of both as determined by the Committee in its discretion.

10.04. Service Provider Status

If the terms of any Other Equity-Based Award provides that it may be earned or exercised only during continued service or within a specified period of time after termination of continued service, the Committee may decide to what extent temporary interruptions of continuous service shall affect the Other Equity-Based Award.

10.05. Stockholder Rights

A Participant, as a result of receiving an Other Equity-Based Award, shall not have any rights as a stockholder until, and then only to the extent that, the Other Equity-Based Award is earned and settled in shares of Common Stock.

ARTICLE XI
INCENTIVE AWARDS

11.01. Award

In accordance with the provisions of Articles III and IV, the Committee will designate each entity to whom an Incentive Award is to be made and will specify the terms and conditions of such award. The Committee also will specify whether Dividend Equivalent Rights are granted in conjunction with the Incentive Award.

11.02. Terms and Conditions

The Committee, at the time an Incentive Award is made, shall specify the terms and conditions that govern the award. Such terms and conditions may prescribe that the Incentive Award shall be earned only to the extent that the Participant, the Company or an Affiliate of the Company, during a performance period of at least one year, achieves objectives stated with reference to one or more performance measures or criteria prescribed by the Committee. A goal or objective may be expressed on an absolute basis or relative to the performance of one or more similarly situated companies or a published index. When establishing goals and objectives, the Committee may exclude any or all special, unusual, or extraordinary items as determined under U.S. generally accepted accounting principles including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or non-recurring items, and the cumulative effects of accounting changes. The Committee may also adjust the performance goals for any Incentive Award as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine. Such terms and conditions also may include other limitations on the payment of Incentive Awards including, by way of example and not of limitation, requirements that the Participant complete a specified period of service with the Company or an Affiliate of the Company or that the Company, an Affiliate of the Company, or the Participant attain stated objectives or goals (in addition to those prescribed in accordance with the preceding sentence) as a prerequisite to payment under an Incentive Award.

11.03. Nontransferability

Except to the extent otherwise provided in the applicable Agreement, Incentive Awards granted under this Plan shall, so long as such Incentive Awards are subject to vesting or forfeiture restrictions, be nontransferable except by will or by the laws of descent and distribution. No right or interest of a Participant in an Incentive Award shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

11.04. Service Provider Status

If the terms of an Incentive Award provide that a payment will be made thereunder only if the Participant completes a stated period of continued service, the Committee may decide to what extent temporary interruptions of continuous service shall affect the Incentive Award.

11.05. Settlement

An Incentive Award that is earned shall be settled with a single lump sum payment which may be in cash, shares of Common Stock or a combination of cash and Common Stock, as determined by the Committee.

11.06. Stockholder Rights

No Participant shall, as a result of receiving an Incentive Award, have any rights as a stockholder of the Company or an Affiliate of the Company until the date that the Incentive Award is settled and then only to the extent that the Incentive Award is settled by the issuance of shares of Common Stock.

ARTICLE XII
ADJUSTMENT UPON CHANGE IN COMMON SHARES

The maximum number of shares of Common Stock as to which Options, SARs, Performance Units, Incentive Awards, Stock Awards and Other Equity-Based Awards may be granted under this Plan and the Entities Plan, and the terms of outstanding Stock Awards, Options, SARs, Incentive Awards, Performance Units and Other Equity-Based Awards granted under this Plan and the Entities Plan, shall be adjusted as the Board determines is equitably required in the event that (i) the Company (a) effects one or more nonreciprocal transactions between the Company and its shareholders such as a share dividend, extra-ordinary cash dividend, share split-up, subdivision or consolidation of Common Stock that affects the number or kind of shares of Common Stock (or other securities of the Company) or the Fair Market Value (or the value of other Company securities) and causes a change in the Fair Market Value of the shares of Common Stock subject to outstanding awards or (b) engages in a transaction to which Section 424 of the Code applies or (ii) there occurs any other event which, in the judgment of the Board necessitates such action. Any determination made under this Article XII by the Board shall be nondiscretionary, final and conclusive.

The issuance by the Company of any class of Common Stock, or securities convertible into any class of Common Stock, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of Common Stock or obligations of the Company convertible into such Common Stock or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares of Common Stock as to which Options, SARs, Performance Units, Incentive Awards, Stock Awards and Other Equity-Based Awards may be granted under this Plan and the Entities Plan, or the terms of outstanding Stock Awards, Incentive Awards, Options, SARs, Performance Units or Other Equity-Based Awards under this Plan and the Entities Plan.

The Committee may make Stock Awards and may grant Options, SARs, Performance Units, Incentive Awards or Other Equity-Based Awards under this Plan and under the Entities Plan in substitution for performance shares, phantom shares, share awards, stock options, share appreciation rights, or similar awards held by an individual who becomes an employee of the Company or an Affiliate of the Company in connection with a transaction described in the first paragraph of this Article XII. Notwithstanding any provision of this Plan and the Entities Plan, the terms of such substituted Stock Awards, SARs, Other Equity-Based Awards, Options or Performance Units granted under this Plan or the Entities Plan shall be as the Committee, in its discretion, determines is appropriate.

ARTICLE XIII
COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

No Option or SAR shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal, state and foreign laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all stock exchanges on which the Common Stock may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any certificate issued to represent Common Stock when a Stock Award is granted, a Performance Unit, Incentive Award or Other Equity-Based Award is settled or for which an Option or SAR is exercised may bear such legends and statements as the Committee may deem advisable to assure compliance with federal, state and foreign laws and regulations. No Option or SAR shall be exercisable, no Stock Award or Performance Unit shall be granted, no Common Stock shall be issued, no certificate for Common Stock shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

ARTICLE XIV
GENERAL PROVISIONS

14.01. Effect on Service

Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof), shall confer upon any entity any right to continue in the service of the Company or an Affiliate of the Company or in any way affect any right and power of the Company or an Affiliate of the Company to terminate the service of any entity at any time with or without assigning a reason therefor.

14.02. Unfunded Plan

This Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

14.03. Rules of Construction

Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

All awards made under this Plan are intended to comply with, or otherwise be exempt from, Section 409A of the Code (“Section 409A”), after giving effect to the exemptions in Treasury Regulation sections 1.409A-1(b)(3) through (b)(12). This Plan and all Agreements shall be administered, interpreted and construed in a manner consistent with Section 409A. Nevertheless, the tax treatment of the benefits provided under this Plan or any Agreement is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective directors or trustees, officers, employees or advisors shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or any other taxpayer as a result of the Plan or any Agreement. If any provision of this Plan or any Agreement is found not to comply with, or otherwise not be exempt from, the provisions of Section 409A, it shall be modified and given effect, in the sole discretion of the Committee and without requiring the Participant’s consent, in such manner as the Committee determines to be necessary or appropriate to comply with, or effectuate an exemption from, Section 409A. Each payment under an award granted under this Plan shall be treated as a separate identified payment for purposes of Section 409A.

If a payment obligation under an award or an Agreement arises on account of the Participant’s termination of service and such payment obligation constitutes “deferred compensation” (as defined under Treasury Regulation section 1.409A-1(b)(1), after giving effect to the exemptions in Treasury Regulation sections 1.409A-1(b)(3) through (b))12)), it shall be payable only after the Participant’s “separation from service” (as defined under Treasury Regulation section 1.409A-1(h)).

14.04. Withholding Taxes

Each Participant shall be responsible for satisfying any income, employment and other tax withholding obligations attributable to participation in this Plan. Unless otherwise provided by the Agreement, any such withholding tax obligations may be satisfied in cash (including from any cash payable in settlement of an award of Performance Units, SARs or Other Equity-Based Award) or a cash equivalent acceptable to the Committee. Except to the extent prohibited by Treasury Regulation Section 1.409A-3(j), any minimum statutory federal, state, district, city or foreign withholding tax obligations also may be satisfied (a) by surrendering to the Company shares of Common Stock previously acquired by the Participant; (b) by authorizing the Company to withhold or reduce the number of shares of Common Stock otherwise issuable to the Participant upon the exercise of an Option or SAR, the settlement of a Performance Unit award, Incentive Award or an Other Equity-Based Award (if applicable) or the grant or vesting of a Stock Award; or (c) by any other method as may be approved by the Committee. If shares of Common Stock are used to pay all or part of such withholding tax obligation, the Fair Market Value of the Common Stock surrendered, withheld or reduced shall be determined as of the date of surrender, withholding or reduction and the number of shares of

Common Stock which may be withheld, surrendered or reduced shall be limited to the number of shares of Common Stock which have a Fair Market Value on the date of withholding, surrender or reduction equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for tax purposes that are applicable to such supplemental taxable income.

14.05. REIT Status

This Plan shall be interpreted and construed in a manner consistent with the Company’s status as a REIT. No award shall be granted or awarded, and with respect to any award granted under this Plan, such award shall not vest, be exercisable or be settled (i) to the extent that the grant, vesting, exercise or settlement could cause the Participant or any other person to be in violation of the share ownership limit or any other limitation on ownership or transfer prescribed by the Company’s charter, or (ii) if, in the discretion of the Committee, the grant, vesting, exercise or settlement of the award could impair the Company’s status as a REIT.

14.06. Elections Under Section 83(b)

No Participant may make an election under Section 83(b) of the Code with respect to the grant of any award, the vesting of any award, the settlement of any award or the issuance of Common Stock under the Plan without the consent of the Company, which the Company may grant or withhold in its sole discretion.

ARTICLE XV
CHANGE IN CONTROL

15.01. Impact of Change in Control.

Upon a Change in Control, (i) all outstanding Options and SARs shall be fully vested and exercisable, (ii) outstanding Stock Awards shall be transferable and nonforfeitable and (iii) outstanding Performance Units, Incentive Awards and Other Equity-Based Awards shall be earned and nonforfeitable in their entirety.

15.02. Assumption Upon Change in Control.

In addition to the vesting of awards under Section 15.01, in the event of a Change in Control, the Committee, in its discretion and without the need for a Participant’s consent, may provide that an outstanding Option, SAR, Stock Award, Incentive Award, Performance Unit or Other Equity-Based Award shall be assumed by, or a substitute award granted by, the Successor Entity (or, if applicable, the Parent Company) in the Change in Control; provided however, (a) such assumed or substituted award shall be of the same type of award as the original Option, SAR, Stock Award, Performance Unit, Incentive Award or Other Equity-Based Award being assumed or substituted, and (b) the assumed or substituted award shall be immediately vested and shall have a value (or the difference between the Fair Market Value and the option price or Initial Value in the case of Options and SARs), as of the Control Change Date, that is substantially equal to the value of the original award (or the difference between the Fair Market Value and the option price or Initial Value in the case of Options and SARs) as the Committee determines is equitably required and such other terms and conditions as may be prescribed by the Committee.

15.03. Cash-Out Upon Change in Control.

In addition to the vesting of awards under Section 15.01, in the event of a Change in Control, the Committee, in its discretion and without the need of a Participant’s consent, may provide that each Option, SAR, Stock Award and Performance Unit, Incentive Award and Other Equity-Based Award shall be cancelled in exchange for a payment. The payment may be in cash, Common Stock or other securities or consideration received by stockholders in the Change in Control transaction or, in the case of an Incentive Award, the entire amount that can be paid under the Incentive Award. Except as provided in the preceding sentence with respect to the Incentive Awards, the amount of the payment shall be an amount that is substantially equal to (i) the amount by which the price per share received by stockholders in the Change in Control for each share of Common Stock exceeds the option price or Initial Value in the case of an Option and SAR, or (ii) for each share of Common Stock subject to a Stock Award, Performance Unit or Other Equity-Based Award, the same price per share received by stockholders in the Change in Control for each share of Common Stock or (iii) the value of the other securities or property in which the Performance Unit or Other Equity-Based award is denominated. If the option price or Initial Value exceeds the price per share received by stockholders in the Change in Control transaction, the Option or SAR may be cancelled under this Section 15.03 without any payment to the Participant.

15.04. Limitation of Benefits

The benefits that a Participant may be entitled to receive under this Plan and other benefits that a Participant is entitled to receive under other plans, agreements and arrangements (which, together with the benefits provided under this Plan, are referred to as “Payments”), may constitute Parachute Payments that are subject to Code Sections 280G and 4999. As provided in this Section 15.04, the Parachute Payments will be reduced pursuant to this Section 15.04 if, and only to the extent that, a reduction will allow a Participant to receive a greater Net After Tax Amount than a Participant would receive absent a reduction.

The Accounting Firm will first determine the amount of any Parachute Payments that are payable to a Participant. The Accounting Firm also will determine the Net After Tax Amount attributable to the Participant’s total Parachute Payments.

The Accounting Firm will next determine the largest amount of Payments that may be made to the Participant without subjecting the Participant to tax under Code Section 4999 (the “Capped Payments”). Thereafter, the Accounting Firm will determine the Net After Tax Amount attributable to the Capped Payments.

The Participant will receive the total Parachute Payments or the Capped Payments, whichever provides the Participant with the higher Net After Tax Amount. If the Participant will receive the Capped Payments, the total Parachute Payments will be adjusted by first reducing the amount of any benefits under this Plan or any other plan, agreement or arrangement that are not subject to Section 409A of the Code (with the source of the reduction to be directed by the Participant) and then by reducing the amount of any benefits under this Plan or any other plan, agreement or arrangement that are subject to Section 409A of the Code (with the source of the reduction to be directed by the Participant) in a manner that results in the best economic benefit to the Participant (or, to the extent economically equivalent, in a pro rata manner). The Accounting Firm will notify the Participant and the Company if it determines that the Parachute Payments must be reduced to the Capped Payments and will send the Participant and the Company a copy of its detailed calculations supporting that determination.

As a result of the uncertainty in the application of Code Sections 280G and 4999 at the time that the Accounting Firm makes its determinations under this Article XV, it is possible that amounts will have been paid or distributed to the Participant that should not have been paid or distributed under this Section 15.04 (“Overpayments”), or that additional amounts should be paid or distributed to the Participant under this Section 15.04 (“Underpayments”). If the Accounting Firm determines, based on either the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant, which assertion the Accounting Firm believes has a high probability of success or controlling precedent or substantial authority, that an Overpayment has been made, the Participant must repay the Overpayment to the Company, without interest; provided, however, that no amount will be payable by the Participant to the Company unless, and then only to the extent that, the repayment would either reduce the amount on which the Participant is subject to tax under Code Section 4999 or generate a refund of tax imposed under Code Section 4999. If the Accounting Firm determines, based upon controlling precedent or substantial authority, that an Underpayment has occurred, the Accounting Firm will notify the Participant and the Company of that determination and the amount of that Underpayment will be paid, without interest, to the Participant promptly by the Company.

For purposes of this Section 15.04, the term “Accounting Firm” means the independent accounting firm engaged by the Company immediately before the Control Change Date. For purposes of this Article XV, the term “Net After Tax Amount” means the amount of any Parachute Payments or Capped Payments, as applicable, net of taxes imposed under Code Sections 1, 3101(b) and 4999 and any State or local income taxes applicable to the Participant on the date of payment. The determination of the Net After Tax Amount shall be made using the highest combined effective rate imposed by the foregoing taxes on income of the same character as the Parachute Payments or Capped Payments, as applicable, in effect on the date of payment. For purposes of this Section 15.04, the term “Parachute Payment” means a payment that is described in Code Section 280G(b)(2), determined in accordance with Code Section 280G and the regulations promulgated or proposed thereunder.

Notwithstanding any other provision of this Section 15.04, the limitations and provisions of this Section 15.04 shall not apply to any Participant who, pursuant to an agreement with the Company or the terms of another plan maintained by the Company, is entitled to indemnification or other payment for any liability that the Participant may incur under Code Section 4999. This Section 15.04 shall not limit or otherwise supersede the provisions of any other agreement or plan which provides that a Participant cannot receive Payments in excess of the Capped Payments.

ARTICLE XVI
AMENDMENT

The Board may amend or terminate this Plan at any time; provided, however, that no amendment may adversely impair the rights of Participants with respect to outstanding awards. In addition, an amendment will be contingent on approval of the Company’s stockholders if such approval is required by law or the rules of any exchange on which the Common Stock is listed or if the amendment would materially increase the benefits accruing to Participants under this Plan, materially increase the aggregate number of shares of Common Stock that may be issued under this Plan and the Entities Plan (except as provided in Article XII) or materially modify the requirements as to eligibility for participation in this Plan.

ARTICLE XVII
DURATION OF PLAN

No Stock Award, Performance Unit Award, Incentive Award, Option, SAR or Other Equity-Based Award may be granted under this Plan after the day before the tenth anniversary of the Effective Date. Stock Awards, Performance Unit awards, Options, SARs and Other Equity-Based Awards granted before such date shall remain valid in accordance with their terms.

ARTICLE XVIII
EFFECTIVENESS OF PLAN

Options, SARs, Stock Awards, Performance Unit Awards, Incentive Awards and Other Equity-Based Awards may be granted under this Plan on and after the Effective Date, subject to the approval of the stockholders of the Company within twelve months before or after the date that this Plan is adopted by the Board, provided that no award shall be exercisable, vested or settled until such stockholder approval is obtained.

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

2014 EQUITY INCENTIVE PLAN FOR INDIVIDUALS

ARTICLE I
DEFINITIONS

1.01. Affiliate

“Affiliate” means, with respect to any entity, any other entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the first entity (including, but not limited to, joint ventures, limited liability companies and partnerships). For this purpose, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”) shall mean ownership, directly or indirectly, of 50% or more of the total combined voting power of all classes of voting securities issued by such entity, or the possession, directly or indirectly, of the power to direct the management and policies of such entity, by contract or otherwise.

1.02. Agreement

“Agreement” means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of a Stock Award, an award of Performance Units, an Incentive Award, an Option, SAR or Other Equity-Based Award (including an LTIP Unit) granted to such Participant.

1.03. Board

“Board” means the Board of Directors of the Company.

1.04. Change in Control

“Change in Control” means and includes each of the following:

(a) The acquisition, either directly or indirectly, by any individual, entity or group (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act), of more than 50% of either (i) the then outstanding shares of Common Stock, taking into account as outstanding for this purpose such shares of Common Stock issuable upon the exercise of options or warrants, the conversion of convertible shares or debt, and the exercise of any similar right to acquire such Common Stock (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control (i) any acquisition by the Company or any of its subsidiaries or by the Manager or any of its Affiliates, (ii) any acquisition by a trustee or other fiduciary holding the Company’s securities under an employee benefit plan sponsored or maintained by the Company or any of its Affiliates, (iii) any acquisition by an underwriter, initial purchaser or placement agent temporarily holding the Company’s securities pursuant to an offering of such securities or (iv) any acquisition by an entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the then Outstanding Company Common Stock.

(b) Individuals who constitute Incumbent Directors at the beginning of any two-consecutive-year period, together with any new Incumbent Directors who become members of the Board during such two-year period, cease to be a majority of the Board at the end of such two-year period.

(c) The consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), in each case, unless following such Business Combination:

(i) the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination, beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or the analogous governing body) of the entity resulting from such Business Combination (the “Successor Entity”) (or, if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities to elect a majority of the members of the board of directors (or the analogous governing body) of the Successor Entity (the “Parent Company”));

(ii) no Person (other than any employee benefit plan sponsored or maintained by the Successor Entity or the Parent Company) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Successor Entity); and

(iii) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Successor Entity) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination;

(d) The direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries, taken as a whole, to any Person that is not a subsidiary of the Company.

In addition, if a Change in Control (as defined in clauses (a) through (d) above) constitutes a payment event with respect to any Option, SAR, Stock Award, Performance Unit, Incentive Award or Other Equity-Based Award that provides for the deferral of compensation and is subject to Section 409A of the Code, no payment will be made under that award on account of a Change in Control unless the event described in subsection (a), (b), (c) or (d) above, as applicable, constitutes a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5).

1.05. Code

“Code” means the Internal Revenue Code of 1986, and any amendments thereto.

1.06. Committee

“Committee” means the Compensation Committee of the Board. Unless otherwise determined by the Board, the Committee shall consist solely of two or more non-employee members of the Board, each of whom is intended to qualify as a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule, an “outside director” for purposes of Section 162(m) of the Code (if awards under this Plan are subject to the deduction limitation of Section 162(m) of the Code) and an “independent director” under the rules of any exchange or automated quotation system on which the Common Stock is listed, traded or quoted; provided, however, that any action taken by the Committee shall be valid and effective, whether or not the members of the Committee at the time of such action are later determined not to have satisfied the foregoing requirements or otherwise provided in any charter of the Committee. If there is no Compensation Committee, then “Committee” means the Board; and provided further that with respect to awards made to a member of the Board who is not an employee of the Company or an Affiliate of the Company, “Committee” means the Board.

1.07. Common Stock

“Common Stock” means the Class A common stock of the Company.

1.08. Company

“Company” means Bluerock Residential Growth REIT, Inc., a Maryland corporation.

1.09. Control Change Date

“Control Change Date” means the date on which a Change in Control occurs. If a Change in Control occurs on account of a series of transactions, the “Control Change Date” is the date of the last of such transactions on which the Change in Control occurs.

1.10. Corresponding SAR

“Corresponding SAR” means an SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

1.11. Dividend Equivalent Right

“Dividend Equivalent Right” means the right, subject to the terms and conditions prescribed by the Committee, of a Participant to receive (or have credited) cash, securities or other property in amounts equivalent to the cash, securities or other property dividends declared on shares of Common Stock with respect to specified Performance Units, an Other Equity-Based Award or Incentive Award of units denominated in shares of Common Stock or other Company securities, as determined by the Committee, in its sole discretion. The Committee may provide that such Dividend Equivalent Rights (if any) shall be distributed only when, and to the extent that, the underlying award is vested or earned and also may provide that Dividend Equivalent Rights (if any) shall be deemed to have been reinvested in additional shares of Common Stock or otherwise reinvested.

1.12. Effective Date

Subject to the approval of the Plan by the Company’s stockholders in accordance with Article XVIII, “Effective Date” means the date this Plan is adopted by the Board.

1.13. Entities Plan

“Entities Plan” means the Bluerock Residential Growth REIT, Inc. 2014 Equity Incentive Plan for Entities, as amended from time to time.

1.14. Exchange Act

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.15. Fair Market Value

“Fair Market Value” means, on any given date, the reported “closing” price of a share of Common Stock on the New York Stock Exchange for such date or, if there is no closing price for a share of Common Stock on the date in question, the closing price for a share of Common Stock on the last preceding date for which a quotation exists. If, on any given date, the Common Stock is not listed for trading on the New York Stock Exchange, then Fair Market Value shall be the “closing” price of a share of Common Stock on such other exchange on which the Common Stock is listed for trading for such date (or, if there is no closing price for a share of Common Stock on the date in question, the closing price for a share of Common Stock on the last preceding date for which such quotation exists) or, if the Common Stock is not listed on any exchange, the amount determined by the Committee using any reasonable method in good faith and in accordance with the regulations under Section 409A of the Code.

1.16. Incumbent Directors

“Incumbent Directors” means individuals elected to the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) and whose election or nomination for election to the Board was approved by a vote of at least two-thirds of the directors serving on the Board at the time of the election or nomination, as applicable, shall be an Incumbent Director. No individual designated to serve as a director by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 1.04(a) or Section 1.04(c) and no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors shall be an Incumbent Director.

1.17. Incentive Award

“Incentive Award” means an award awarded under Article XI which, subject to the terms and conditions prescribed by the Committee, entitles the Participant to receive a payment from the Company or an Affiliate of the Company.

1.18. Initial Value

“Initial Value” means, with respect to a Corresponding SAR, the option price per share of the related Option and, with respect to an SAR granted independently of an Option, the price per share of Common Stock as determined by the Committee on the date of grant; provided, however, that the price shall not be less than the Fair Market Value on the date of grant (or 110% of the Fair Market Value on the date of grant in the case of a Corresponding SAR that relates to an incentive stock option granted to a Ten Percent Shareholder). Except as provided in Article XII, the Initial Value of an outstanding SAR may not be reduced (by amendment, cancellation and new grant or otherwise) without the approval of stockholders. In addition, no payment shall be made in cancellation of an SAR without the approval of stockholders if, on the date of cancellation, the Initial Value exceeds Fair Market Value.

1.19. LTIP Unit

“LTIP Unit” means an “LTIP Unit” as defined in the Operating Partnership’s partnership agreement. An LTIP Unit granted under this Plan represents the right to receive the benefits, payments or other rights in respect of an LTIP Unit set forth in that partnership agreement, subject to the terms and conditions of the applicable Agreement and that partnership agreement.

1.20. Manager

“Manager” means BRG Manager, LLC, a Delaware limited liability company and the Company’s external manager.

1.21. Offering

“Offering” means the initial public offering of Common Stock registered under the Securities Act of 1933, as amended.

1.22. OP Units

“OP Units” means units of limited partnership interest of the Operating Partnership.

1.23. Operating Partnership

“Operating Partnership” means Bluerock Residential Holdings, L.P., a Delaware limited partnership and the Company’s operating partnership.

1.24. Option

“Option” means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

1.25. Other Equity-Based Award

“Other Equity-Based Award” means any award other than an Incentive Award, an Option, SAR, a Performance Unit award or a Stock Award which, subject to such terms and conditions as may be prescribed by the Committee, entitles a Participant to receive shares of Common Stock or rights or units valued in whole or in part by reference to, or otherwise based on, shares of Common Stock (including securities convertible into Common Stock) or other equity interests, including LTIP Units.

1.26. Participant

“Participant” means an employee or officer of the Company or an Affiliate of the Company, a member of the Board, or an individual who provides services to the Company or an Affiliate of the Company (including an individual who provides services to the Company or an Affiliate of the Company by virtue of employment with, or providing services to, the Manager or the Operating Partnership or an Affiliate of the Manager or Operating Partnership), and who satisfies the requirements of Article IV and is selected by the Committee to receive an award of Performance Units or a Stock Award, an Incentive Award, Option, SAR, Other Equity-Based Award or a combination thereof.

1.27. Performance Units

“Performance Units” means an award, in the amount determined by the Committee, stated with reference to a specified or determinable number of shares of Common Stock, that in accordance with the terms of an Agreement entitles the holder to receive a payment for each specified unit equal to the value of an equal number of shares of Common Stock on the date of payment.

1.28. Plan

“Plan” means this Bluerock Residential Growth REIT, Inc. 2014 Equity Incentive Plan for Individuals, as amended from time to time.

1.29. REIT

“REIT” means a real estate investment trust within the meaning of Sections 856 through 860 of the Code.

1.30. SAR

“SAR” means a stock appreciation right that in accordance with the terms of an Agreement entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of the SAR, the excess, if any, of the Fair Market Value at the time of exercise over the Initial Value. References to “SARs” include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

1.31. Stock Award

“Stock Award” means shares of Common Stock awarded to a Participant under Article VIII.

1.32. Ten Percent Shareholder

“Ten Percent Shareholder” means any individual owning more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of a “parent corporation” or “subsidiary corporation” (as such terms are defined in Section 424 of the Code) of the Company. An individual shall be considered to own any voting shares owned (directly or indirectly) by or for his or her brothers, sisters, spouse, ancestors or lineal descendants and shall be considered to own proportionately any voting shares owned (directly or indirectly) by or for a corporation, partnership, estate or trust of which such individual is a stockholder, partner or beneficiary.

ARTICLE II
PURPOSES

This Plan is intended to assist the Company and its Affiliates in recruiting and retaining employees, trustees and other individuals who provide services to the Company or an Affiliate of the Company with ability and initiative by enabling such persons to participate in the future success of the Company and its Affiliates and to associate their interests with those of the Company and its stockholders. This Plan is intended to permit the grant of both Options qualifying under Section 422 of the Code (“incentive stock options”) and Options not so qualifying, and the grant of SARs, Stock Awards, Performance Units, Incentive Awards and Other Equity-Based Awards in accordance with this Plan and any procedures that may be established by the Committee. No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option.

ARTICLE III
ADMINISTRATION

This Plan shall be administered by the Committee. The Committee shall have authority to grant SARs, Stock Awards, Performance Units, Incentive Awards, Options and Other Equity-Based Awards upon such terms (not inconsistent with the provisions of this Plan), as the Committee may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan), on the exercisability of all or any part of an Option or SAR or on the transferability or forfeitability of a Stock Award, an award of Performance Units, an Incentive Award or an Other Equity-Based Award. Notwithstanding any such conditions, the Committee may, in its discretion, accelerate the time at which any Option or SAR may be exercised, or the time at which a Stock Award or Other Equity-Based Award may become transferable or nonforfeitable or the time at which an Other Equity-Based Award, an Incentive Award or an award of Performance Units may be settled. In addition, the Committee shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of this Plan (including rules and regulations that require or allow Participants to defer the payment of benefits under this Plan); and to make all other determinations necessary or advisable for the administration of this Plan.

The Committee’s determinations under this Plan (including without limitation, determinations of the individuals to receive awards under this Plan, the form, amount and timing of such awards, the terms and provisions of such awards and the Agreements) need not be uniform and may be made by the Committee selectively among individuals who receive, or are eligible to receive, awards under this Plan, whether or not such persons are similarly situated. The express grant in this Plan of any specific power to the Committee with respect to the administration or interpretation of this Plan shall not be construed as limiting any power or authority of the Committee with respect to the administration or interpretation of this Plan. Any decision made, or action taken, by the Committee in connection with the administration of this Plan shall be final and conclusive. The members of the Committee shall not be liable for any act done in good faith with respect to this Plan or any Agreement, Option, SAR, Incentive Award, Stock Award, Other Equity-Based Award or award of Performance Units. All expenses of administering this Plan shall be borne by the Company.

ARTICLE IV
ELIGIBILITY

Any employee of the Company or an Affiliate of the Company (including a trade or business that becomes an Affiliate of the Company after the adoption of this Plan) and any member of the Board is eligible to participate in this Plan. In addition, any other individual who provides services to the Company or an Affiliate of the Company (including an individual who provides services to the Company or an Affiliate of the Company by virtue of employment with, or providing services to, the Manager or the Operating Partnership or an Affiliate of the Manager or the Operating Partnership) is eligible to participate in this Plan if the Committee, in its sole reasonable discretion, determines that the participation of such individual is in the best interest of the Company.

ARTICLE V
COMMON SHARES SUBJECT TO PLAN

5.01. Common Shares Issued

Upon the award of Common Stock pursuant to a Stock Award, an Other Equity-Based Award or in settlement of an Incentive Award or an award of Performance Units, the Company may deliver (and shall deliver if required under an Agreement) to the Participant shares of Common Stock from its authorized but unissued Common Shares. Upon the exercise of any Option or SAR, the Company may deliver, to the Participant (or the Participant’s broker if the Participant so directs), shares of Common Stock from its authorized but unissued Common Shares.

5.02. Aggregate Limit

(a) The maximum aggregate number of shares of Common Stock that may be issued under this Plan (pursuant to the exercise of Options and SARs, the grant of Stock Awards or Other Equity-Based Awards and the settlement of Incentive Awards and Performance Units) together with the number of shares of Common Stock issued under the Entities Plan (pursuant to the exercise of Options and SARs, the grant of Stock Awards or Other Equity-Based Awards and the settlement of Incentive Awards and Performance Units granted under the Entities Plan) is equal to 1.6 million shares; provided, however, that if an Offering is completed before December 31, 2014, and 8% of the number of shares of Common Stock sold by the Company in the Offering (including any shares of Common Stock sold by the Company to an underwriter pursuant to the underwriter’s exercise of its additional allotment option) is less than 1.6 million shares, then the maximum aggregate number of shares of Common Stock that may be issued under this Plan and the Entities Plan shall be reduced to that number of shares equal to 8% of the number of shares of Common Stock sold by the Company in the Offering (including any shares of Common Stock sold by the Company to an underwriter pursuant to the underwriter’s exercise of its additional allotment option). Other Equity-Based Awards that are LTIP Units shall reduce the maximum aggregate number of Common Shares that may be issued under this Plan and the Entities Plan on a one-for-one basis, i.e., the grant of each LTIP Unit shall be treated as an award of a share of Common Stock.

(b) The maximum number of shares of Common Stock that may be issued under this Plan and the Entities Plan in accordance with Section 5.02(a) shall be subject to adjustment as provided in Article XII.

(c) The maximum number of shares of Common Stock that may be issued upon the exercise of Options that are incentive stock options or Corresponding SARs that are related to incentive stock options shall be determined in accordance with Sections 5.02(a) and 5.02(b).

5.03. Reallocation of Shares

If any award or grant under this Plan or the Entities Plan (including LTIP Units) expires, is forfeited or is terminated without having been exercised or is paid in cash without a requirement for the delivery of Common Stock, then any shares of Common Stock covered by such lapsed, cancelled, expired, unexercised or cash-settled portion of such award or grant and any forfeited, lapsed, cancelled or expired LTIP Units shall be available for the grant of other Options, SARs, Stock Awards, Other Equity-Based Awards and settlement of Incentive Awards and Performance Units under this Plan or the Entities Plan. Any shares of Common Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any award under this Plan or the Entities Plan shall be available for future grants or awards. If shares of Common Stock are issued in settlement of an SAR granted under this Plan or the Entities Plan, the number of shares of Common Stock available under this Plan and the Entities Plan shall be reduced by the number of shares of Common Stock for which the SAR was exercised rather than the number of shares of Common Stock issued in settlement of the SAR. To the extent permitted by applicable law or the rules of any exchange on which the Common Stock is listed for trading, shares of Common Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Affiliate of the Company shall not reduce the number of shares of Common Stock available for issuance under this Plan and the Entities Plan.

ARTICLE VI
OPTIONS

6.01. Award

In accordance with the provisions of Articles III and IV, the Committee will designate each individual to whom an Option is to be granted and will specify the number of shares of Common Stock covered by such awards and the terms and conditions of such awards.

6.02. Option Price

The price per share of Common Stock purchased on the exercise of an Option shall be determined by the Committee on the date of grant, but shall not be less than the Fair Market Value on the date the Option is granted. Notwithstanding the preceding sentence, the price per share of Common Stock purchased on the exercise of any Option that is an incentive stock option granted to an individual who is a Ten Percent Shareholder on the date such option is granted, shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date the Option is granted. Except as provided in Article XII, the price per share of Common Stock of an outstanding Option may not be reduced (by amendment, cancellation and new grant or otherwise) without the approval of stockholders. In addition, no payment shall be made in cancellation of an Option without the approval of stockholders if, on the date of cancellation, the Option Price exceeds Fair Market Value.

6.03. Maximum Option Period

The maximum period in which an Option may be exercised shall be determined by the Committee on the date of grant except that no Option shall be exercisable after the expiration of ten years from the date such Option was granted. In the case of an incentive stock option granted to a Participant who is a Ten Percent

Shareholder on the date of grant, such Option shall not be exercisable after the expiration of five years from the date of grant. The terms of any Option may provide that it is exercisable for a period less than such maximum period.

6.04. Transferability

Any rights or restrictions with respect to the ability of the holder of any Option granted under this Plan to transfer such Option shall be set forth in the Agreement relating to such grant; provided, however, that (a) an Option may be transferred by will or the laws of descent and distribution and (b) an Option that is an incentive stock option may be transferred only by will or laws of descent and distribution.

6.05. Employee Status

Incentive stock options may only be granted to employees of the Company or its “parent” and “subsidiaries” (as such terms are defined in Section 424 of the Code). For purposes of determining the applicability of Section 422 of the Code (relating to incentive stock options), or in the event that the terms of any Option provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

6.06. Exercise

Subject to the provisions of this Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that incentive stock options (granted under this Plan and all plans of the Company and its “parents” and “subsidiaries” (as such terms are defined in Section 424 of the Code)) may not be first exercisable in a calendar year for Common Shares having a Fair Market Value (determined as of the date an Option is granted) exceeding $100,000. An Option granted under this Plan may be exercised with respect to any number of whole shares of Common Stock less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares of Common Stock subject to the Option. The exercise of an Option shall result in the termination of any Corresponding SAR to the extent of the number of shares of Common Stock with respect to which the Option is exercised.

6.07. Payment

Subject to rules established by the Committee and unless otherwise provided in an Agreement, payment of all or part of the Option price may be made in cash, certified check, by tendering shares of Common Stock, by attestation of ownership of shares of Common Stock, by a broker-assisted cashless exercise or in such other form or manner acceptable to the Committee. If shares of Common Stock are used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined on the date of exercise) of the Common Stock so surrendered or other consideration paid must not be less than the Option price of the shares for which the Option is being exercised.

6.08. Stockholder Rights

No Participant shall have any rights as a stockholder with respect to shares of Common Stock subject to an Option until the date of exercise of such Option.

6.09. Disposition of Shares

A Participant shall notify the Company of any sale or other disposition of shares of Common Stock acquired pursuant to an Option that was an incentive stock option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of the Common Stock to the Participant. Such notice shall be in writing and directed to the Secretary of the Company.

ARTICLE VII
SARS

7.01. Award

In accordance with the provisions of Articles III and IV, the Committee will designate each individual to whom SARs are to be granted and will specify the number of shares of Common Stock covered by such awards and the terms and conditions of such awards. No Participant may be granted Corresponding SARs (under this Plan and all plans of the Company and its “parents” and “subsidiaries” (as such terms are defined in Section 424 of the Code)) that are related to incentive stock options which are first exercisable in any calendar year for shares of Common Stock having an aggregate Fair Market Value (determined as of the date the related Option is granted) that exceeds $100,000.

7.02. Maximum SAR Period

The term of each SAR shall be determined by the Committee on the date of grant, except that no SAR shall have a term of more than ten years from the date of grant. In the case of a Corresponding SAR that is related to an incentive stock option granted to a Participant who is a Ten Percent Shareholder on the date of grant, such Corresponding SAR shall not be exercisable after the expiration of five years from the date of grant. The terms of any SAR may provide that it has a term that is less than such maximum period.

7.03. Transferability

Any rights or restrictions with respect to the ability of the holder of any SAR granted under this Plan to transfer such SAR shall be set forth in the Agreement relating to such grant; provided, however, that (a) an SAR may be transferred by will or the laws of descent and distribution and (b) a Corresponding SAR that relates to an incentive stock option may be transferred only by will or the laws of descent and distribution.

7.04. Exercise

Subject to the provisions of this Plan and the applicable Agreement, an SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that a Corresponding SAR that is related to an incentive stock option may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value exceeds the option price of the related Option. An SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the SAR could be exercised. A partial exercise of an SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares of Common Stock subject to the SAR. The exercise of a Corresponding SAR shall result in the termination of the related Option to the extent of the number of shares of Common Stock with respect to which the SAR is exercised.

7.05. Employee Status

If the terms of any SAR provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

7.06. Settlement

At the Committee’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, shares of Common Stock, or a combination of cash and Common Stock. No fractional share of Common Stock will be deliverable upon the exercise of an SAR but a cash payment will be made in lieu thereof.

7.07. Stockholder Rights

No Participant shall, as a result of receiving an SAR, have any rights as a stockholder of the Company or any Affiliate of the Company until the date that the SAR is exercised and then only to the extent that the SAR is settled by the issuance of Common Stock.

ARTICLE VIII
STOCK AWARDS

8.01. Award

In accordance with the provisions of Articles III and IV, the Committee will designate each individual to whom a Stock Award is to be made and will specify the number of shares of Common Stock covered by such awards and the terms and conditions of such awards.

8.02. Vesting

The Committee, on the date of the award, may prescribe that a Participant’s rights in a Stock Award shall be forfeitable or otherwise restricted for a period of time or subject to such conditions as may be set forth in the Agreement. By way of example and not of limitation, the Committee may prescribe that a Participant’s rights in a Stock Award shall be forfeitable or otherwise restricted subject to the attainment of objectives stated with reference to the business of the Company or an Affiliate of the Company or a business unit’s attainment of objectives stated with respect to performance criteria established by the Committee.

8.03. Employee Status

In the event that the terms of any Stock Award provide that shares may become transferable and nonforfeitable thereunder only after completion of a specified period of employment or continuous service, the Committee may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

8.04. Stockholder Rights

Unless otherwise specified in accordance with the applicable Agreement, while the shares of Common Stock granted pursuant to the Stock Award may be forfeited or are nontransferable, a Participant will have all rights of a stockholder with respect to a Stock Award, including the right to receive dividends and vote the shares of Common Stock; provided, however, that during such period (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares of Common Stock granted pursuant to a Stock Award, (ii) the Company shall retain custody of any certificates representing shares of Common Stock granted pursuant to a Stock Award, and (iii) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Stock Award. The limitations set forth in the preceding sentence shall not apply after the shares of Common Stock granted under the Stock Award are transferable and are no longer forfeitable.

ARTICLE IX
PERFORMANCE UNIT AWARDS

9.01. Award

In accordance with the provisions of Articles III and IV, the Committee will designate each individual to whom an award of Performance Units is to be made and will specify the number of shares of Common Stock or other securities or property covered by such awards and the terms and conditions of such awards. The Committee also will specify whether Dividend Equivalent Rights are granted in conjunction with the Performance Units.

9.02. Earning the Award

The Committee, on the date of the grant of an award, shall prescribe that the Performance Units will be earned, and the Participant will be entitled to receive payment pursuant to the award of Performance Units, only upon the satisfaction of performance objectives or such other criteria as may be prescribed by the Committee.

9.03. Payment

In the discretion of the Committee, the amount payable when an award of Performance Units is earned may be settled in cash, by the issuance of shares of Common Stock, by the delivery of other securities or property or a combination thereof. A fractional share of Common Stock shall not be deliverable when an award of Performance Units is earned, but a cash payment will be made in lieu thereof. The amount payable when an award of Performance Units is earned shall be paid in a lump sum.

9.04. Stockholder Rights

A Participant, as a result of receiving an award of Performance Units, shall not have any rights as a stockholder until, and then only to the extent that, the award of Performance Units is earned and settled in shares of Common Stock. After an award of Performance Units is earned and settled in Common Stock, a Participant will have all the rights of a stockholder of the Company.

9.05. Transferability

Any rights or restrictions with respect to the ability of the holder of any Performance Unit granted under this Plan to transfer such Performance Unit shall be set forth in the Agreement relating to such grant; provided, however, that Performance Units may be transferred by will or the laws of descent and distribution.

9.06. Employee Status

In the event that the terms of any Performance Unit award provide that no payment will be made unless the Participant completes a stated period of employment or continued service, the Committee may decide to what extent leaves of absence for government or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

ARTICLE X
OTHER EQUITY-BASED AWARDS

10.01. Award

In accordance with the provisions of Articles III and IV, the Committee will designate each individual to whom an Other Equity-Based Award is to be made and will specify the number of shares of Common Stock or other equity interests (including LTIP Units) covered by such awards and the terms and conditions of such awards; provided, however, that the grant of LTIP Units must satisfy the requirements of the partnership agreement of the Operating Partnership as in effect on the date of grant. The Committee also will specify whether Dividend Equivalent Rights are granted in conjunction with the Other Equity-Based Award.

10.02. Terms and Conditions

The Committee, at the time an Other Equity-Based Award is made, shall specify the terms and conditions which govern the award. The terms and conditions of an Other Equity-Based Award may prescribe that a Participant’s rights in the Other Equity-Based Award shall be forfeitable, nontransferable or otherwise restricted for a period of time or subject to such other conditions as may be determined by the Committee, in its discretion and set forth in the Agreement. Other Equity-Based Awards may be granted to Participants, either alone or in addition to other awards granted under this Plan, and Other Equity-Based Awards may be granted in the settlement of other Awards granted under this Plan.

10.03. Payment or Settlement

Other Equity-Based Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, shall be payable or settled in shares of Common Stock, cash or a combination of Common Stock and cash, as determined by the Committee in its discretion; provided, however, that any shares of Common Stock that are issued on account of the conversion of LTIP Units into shares of Common Stock shall not be issued under this Plan, i.e., the conversion shall not reduce the number of shares of Common Stock available for issuance under the Plan or the Entities Plan. Other Equity-Based Awards denominated as equity interests other than shares of Common Stock may be paid or settled in shares or units of such equity interests or cash or a combination of both as determined by the Committee in its discretion.

10.04. Employee Status

If the terms of any Other Equity-Based Award provides that it may be earned or exercised only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

10.05. Stockholder Rights

A Participant, as a result of receiving an Other Equity-Based Award, shall not have any rights as a stockholder until, and then only to the extent that, the Other Equity-Based Award is earned and settled in shares of Common Stock.

ARTICLE XI
INCENTIVE AWARDS

11.01. Award

In accordance with the provisions of Articles III and IV, the Committee will designate each individual to whom an Incentive Award is to be made and will specify the terms and conditions of such award. The Committee also will specify whether Dividend Equivalent Rights are granted in conjunction with the Incentive Award.

11.02. Terms and Conditions

The Committee, at the time an Incentive Award is made, shall specify the terms and conditions that govern the award. Such terms and conditions may prescribe that the Incentive Award shall be earned only to the extent that the Participant, the Company or an Affiliate of the Company, during a performance period of at least one year, achieves objectives stated with reference to one or more performance measures or criteria prescribed by the Committee. A goal or objective may be expressed on an absolute basis or relative to the performance of one or more similarly situated companies or a published index. When establishing goals and objectives, the Committee may exclude any or all special, unusual, or extraordinary items as determined under U.S. generally accepted accounting principles including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or non-recurring items, and the cumulative effects of accounting changes. The Committee may also adjust the performance goals for any Incentive Award as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine. Such terms and conditions also may include other limitations on the payment of Incentive Awards including, by way of example and not of limitation, requirements that the Participant complete a specified period of employment or service with the Company or an Affiliate of the Company or that the Company, an Affiliate of the Company, or the Participant attain stated objectives or goals (in addition to those prescribed in accordance with the preceding sentence) as a prerequisite to payment under an Incentive Award.

11.03. Nontransferability

Except to the extent otherwise provided in the applicable Agreement, Incentive Awards granted under this Plan shall, so long as such Incentive Awards are subject to vesting or forfeiture restrictions, be nontransferable except by will or by the laws of descent and distribution. No right or interest of a Participant in an Incentive Award shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

11.04. Employee Status

If the terms of an Incentive Award provide that a payment will be made thereunder only if the Participant completes a stated period of employment or continued service the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

11.05. Settlement

An Incentive Award that is earned shall be settled with a single lump sum payment which may be in cash, shares of Common Stock or a combination of cash and Common Stock, as determined by the Committee.

11.06. Stockholder Rights

No Participant shall, as a result of receiving an Incentive Award, have any rights as a stockholder of the Company or an Affiliate of the Company until the date that the Incentive Award is settled and then only to the extent that the Incentive Award is settled by the issuance of shares of Common Stock.

ARTICLE XII
ADJUSTMENT UPON CHANGE IN COMMON SHARES

The maximum number of shares of Common Stock as to which Options, SARs, Performance Units, Incentive Awards, Stock Awards and Other Equity-Based Awards may be granted under this Plan and the Entities Plan, and the terms of outstanding Stock Awards, Options, SARs, Incentive Awards, Performance Units and Other Equity-Based Awards granted under this Plan and the Entities Plan, shall be adjusted as the Board determines is equitably required in the event that (i) the Company (a) effects one or more nonreciprocal transactions between the Company and its shareholders such as a share dividend, extra-ordinary cash dividend, share split-up, subdivision or consolidation of Common Stock that affects the number or kind of shares of Common Stock (or other securities of the Company) or the Fair Market Value (or the value of other Company securities) and causes a change in the Fair Market Value of the shares of Common Stock subject to outstanding awards or (b) engages in a transaction to which Section 424 of the Code applies or (ii) there occurs any other event which, in the judgment of the Board necessitates such action. Any determination made under this Article XII by the Board shall be nondiscretionary, final and conclusive.

The issuance by the Company of any class of Common Stock, or securities convertible into any class of Common Stock, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of Common Stock or obligations of the Company convertible into such Common Stock or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares of Common Stock as to which Options, SARs, Performance Units, Incentive Awards, Stock Awards and Other Equity-Based Awards may be granted under this Plan and the Entities Plan, or the terms of outstanding Stock Awards, Incentive Awards, Options, SARs, Performance Units or Other Equity-Based Awards under this Plan and the Entities Plan.

The Committee may make Stock Awards and may grant Options, SARs, Performance Units, Incentive Awards or Other Equity-Based Awards under this Plan and under the Entities Plan in substitution for performance shares, phantom shares, share awards, stock options, share appreciation rights, or similar awards held by an individual who becomes an employee of the Company or an Affiliate of the Company in connection with a transaction described in the first paragraph of this Article XII. Notwithstanding any provision of this Plan and the Entities Plan, the terms of such substituted Stock Awards, SARs, Other Equity-Based Awards, Options or Performance Units granted under this Plan or the Entities Plan shall be as the Committee, in its discretion, determines is appropriate.

ARTICLE XIII
COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

No Option or SAR shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal, state and foreign laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all stock exchanges on which the Common Stock may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any certificate issued to represent Common Stock when a Stock Award is granted, a Performance Unit, Incentive Award or Other Equity-Based Award is settled or for which an Option or SAR is exercised may bear such legends and statements as the Committee may deem advisable to assure compliance with federal, state and foreign laws and regulations. No Option or SAR shall be exercisable, no Stock Award or Performance Unit shall be granted, no Common Stock shall be issued, no certificate for

Common Stock shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

ARTICLE XIV
GENERAL PROVISIONS

14.01. Effect on Employment and Service

Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof), shall confer upon any individual or entity any right to continue in the employ or service of the Company or an Affiliate of the Company or in any way affect any right and power of the Company or an Affiliate of the Company to terminate the employment or service of any individual or entity at any time with or without assigning a reason therefor.

14.02. Unfunded Plan

This Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

14.03. Rules of Construction

Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

All awards made under this Plan are intended to comply with, or otherwise be exempt from, Section 409A of the Code (“Section 409A”), after giving effect to the exemptions in Treasury Regulation sections 1.409A-1(b)(3) through (b)(12). This Plan and all Agreements shall be administered, interpreted and construed in a manner consistent with Section 409A. Nevertheless, the tax treatment of the benefits provided under this Plan or any Agreement is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective directors or trustees, officers, employees or advisors (other than in his or her individual capacity as a Participant with respect to his or her individual liability for taxes, interest, penalties or other monetary amounts) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or any other taxpayer as a result of the Plan or any Agreement. If any provision of this Plan or any Agreement is found not to comply with, or otherwise not be exempt from, the provisions of Section 409A, it shall be modified and given effect, in the sole discretion of the Committee and without requiring the Participant’s consent, in such manner as the Committee determines to be necessary or appropriate to comply with, or effectuate an exemption from, Section 409A. Each payment under an award granted under this Plan shall be treated as a separate identified payment for purposes of Section 409A.

If a payment obligation under an award or an Agreement arises on account of the Participant’s termination of employment and such payment obligation constitutes “deferred compensation” (as defined under Treasury Regulation section 1.409A-1(b)(1), after giving effect to the exemptions in Treasury Regulation sections 1.409A-1(b)(3) through (b))12)), it shall be payable only after the Participant’s “separation from service” (as defined under Treasury Regulation section 1.409A-1(h)); provided, however, that if the Participant is a “specified employee” (as defined under Treasury Regulation section 1.409A-1(i)) then, subject to any permissible acceleration of payment by the Committee under Treasury Regulation Section 1.409A-3(j)(4)(ii) (domestic relations orders), Treasury Regulation Section 1.409A-3(j)(4)(iii) (conflicts of interest) or Treasury Regulation Section 1.409A-3(j)(4)(iv) (payment of employment taxes) any such payment that is scheduled to be paid within six months after such separation from service shall accrue without interest and shall be paid on the first day of the seventh month beginning after the date of the Participant’s separation from service or, if earlier, within fifteen days after the appointment of the personal representative or executor of the Participant’s estate following the Participant’s death.

14.04. Withholding Taxes

Each Participant shall be responsible for satisfying any income, employment and other tax withholding obligations attributable to participation in this Plan. Unless otherwise provided by the Agreement, any such withholding tax obligations may be satisfied in cash (including from any cash payable in settlement of an award of Performance Units, SARs or Other Equity-Based Award) or a cash equivalent acceptable to the Committee. Except to the extent prohibited by Treasury Regulation Section 1.409A-3(j), any minimum statutory federal, state, district, city or foreign withholding tax obligations also may be satisfied (a) by surrendering to the Company shares of Common Stock previously acquired by the Participant; (b) by authorizing the Company to withhold or reduce the number of shares of Common Stock otherwise issuable to the Participant upon the exercise of an Option or SAR, the settlement of a Performance Unit award, Incentive Award or an Other Equity-Based Award (if applicable) or the grant or vesting of a Stock Award; or (c) by any other method as may be approved by the Committee. If shares of Common Stock are used to pay all or part of such withholding tax obligation, the Fair Market Value of the Common Stock surrendered, withheld or reduced shall be determined as of the date of surrender, withholding or reduction and the number of shares of Common Stock which may be withheld, surrendered or reduced shall be limited to the number of shares of Common Stock which have a Fair Market Value on the date of withholding, surrender or reduction equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for tax purposes that are applicable to such supplemental taxable income.

14.05. REIT Status

This Plan shall be interpreted and construed in a manner consistent with the Company’s status as a REIT. No award shall be granted or awarded, and with respect to any award granted under this Plan, such award shall not vest, be exercisable or be settled (i) to the extent that the grant, vesting, exercise or settlement could cause the Participant or any other person to be in violation of the share ownership limit or any other limitation on ownership or transfer prescribed by the Company’s charter, or (ii) if, in the discretion of the Committee, the grant, vesting, exercise or settlement of the award could impair the Company’s status as a REIT.

14.06. Elections Under Section 83(b)

No Participant may make an election under Section 83(b) of the Code with respect to the grant of any award, the vesting of any award, the settlement of any award or the issuance of Common Stock under the Plan without the consent of the Company, which the Company may grant or withhold in its sole discretion.

ARTICLE XV
CHANGE IN CONTROL

15.01. Impact of Change in Control.

Upon a Change in Control, (i) all outstanding Options and SARs shall be fully vested and exercisable, (ii) outstanding Stock Awards shall be transferable and nonforfeitable and (iii) outstanding Performance Units, Incentive Awards and Other Equity-Based Awards shall be earned and nonforfeitable in their entirety.

15.02. Assumption Upon Change in Control.

In addition to the vesting of awards under Section 15.01, in the event of a Change in Control, the Committee, in its discretion and without the need for a Participant’s consent, may provide that an outstanding Option, SAR, Stock Award, Incentive Award, Performance Unit or Other Equity-Based Award shall be assumed by, or a substitute award granted by, the Successor Entity (or, if applicable, the Parent Company) in the Change in Control; provided however, (a) such assumed or substituted award shall be of the same type of award as the original Option, SAR, Stock Award, Performance Unit, Incentive Award or Other Equity-Based Award being assumed or substituted, and (b) the assumed or substituted award shall be immediately vested and shall have a value (or the difference between the Fair Market Value and the option price or Initial Value in the case of Options and SARs), as of the Control Change Date, that is substantially equal to the value of the original award (or the difference between the Fair Market Value and the option price or Initial Value in the case of Options and SARs) as the Committee determines is equitably required and such other terms and conditions as may be prescribed by the Committee.

15.03. Cash-Out Upon Change in Control.

In addition to the vesting of awards under Section 15.01, in the event of a Change in Control, the Committee, in its discretion and without the need of a Participant’s consent, may provide that each Option, SAR, Stock Award and Performance Unit, Incentive Award and Other Equity-Based Award shall be cancelled in exchange for a payment. The payment may be in cash, Common Stock or other securities or consideration received by stockholders in the Change in Control transaction or, in the case of an Incentive Award, the entire amount that can be paid under the Incentive Award. Except as provided in the preceding sentence with respect to the Incentive Awards, the amount of the payment shall be an amount that is substantially equal to (i) the amount by which the price per share received by stockholders in the Change in Control for each share of Common Stock exceeds the option price or Initial Value in the case of an Option and SAR, or (ii) for each share of Common Stock subject to a Stock Award, Performance Unit or Other Equity-Based Award, the same price per share received by stockholders in the Change in Control for each share of Common Stock or (iii) the value of the other securities or property in which the Performance Unit or Other Equity-Based award is denominated. If the option price or Initial Value exceeds the price per share received by stockholders in the Change in Control transaction, the Option or SAR may be cancelled under this Section 15.03 without any payment to the Participant.

15.04. Limitation of Benefits

The benefits that a Participant may be entitled to receive under this Plan and other benefits that a Participant is entitled to receive under other plans, agreements and arrangements (which, together with the benefits provided under this Plan, are referred to as “Payments”), may constitute Parachute Payments that are subject to Code Sections 280G and 4999. As provided in this Section 15.04, the Parachute Payments will be reduced pursuant to this Section 15.04 if, and only to the extent that, a reduction will allow a Participant to receive a greater Net After Tax Amount than a Participant would receive absent a reduction.

The Accounting Firm will first determine the amount of any Parachute Payments that are payable to a Participant. The Accounting Firm also will determine the Net After Tax Amount attributable to the Participant’s total Parachute Payments.

The Accounting Firm will next determine the largest amount of Payments that may be made to the Participant without subjecting the Participant to tax under Code Section 4999 (the “Capped Payments”). Thereafter, the Accounting Firm will determine the Net After Tax Amount attributable to the Capped Payments.

The Participant will receive the total Parachute Payments or the Capped Payments, whichever provides the Participant with the higher Net After Tax Amount. If the Participant will receive the Capped Payments, the total Parachute Payments will be adjusted by first reducing the amount of any benefits under this Plan or any other plan, agreement or arrangement that are not subject to Section 409A of the Code (with the source of the reduction to be directed by the Participant) and then by reducing the amount of any benefits under this Plan or any other plan, agreement or arrangement that are subject to Section 409A of the Code (with the source of the reduction to be directed by the Participant) in a manner that results in the best economic benefit to the Participant (or, to the extent economically equivalent, in a pro rata manner). The Accounting Firm will notify the Participant and the Company if it determines that the Parachute Payments must be reduced to the Capped Payments and will send the Participant and the Company a copy of its detailed calculations supporting that determination.

As a result of the uncertainty in the application of Code Sections 280G and 4999 at the time that the Accounting Firm makes its determinations under this Article XV, it is possible that amounts will have been paid or distributed to the Participant that should not have been paid or distributed under this Section 15.04 (“Overpayments”), or that additional amounts should be paid or distributed to the Participant under this Section 15.04 (“Underpayments”). If the Accounting Firm determines, based on either the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant, which assertion the Accounting Firm believes has a high probability of success or controlling precedent or substantial authority, that an Overpayment has been made, the Participant must repay the Overpayment to the Company, without interest; provided, however, that no amount will be payable by the Participant to the Company unless, and then only to the extent that, the repayment would either reduce the amount on which the Participant is subject to tax under Code Section 4999 or generate a refund of tax imposed under Code Section 4999. If the Accounting Firm determines, based upon controlling precedent or substantial authority, that an Underpayment has occurred, the Accounting Firm will notify the Participant and the Company of that determination and the amount of that Underpayment will be paid, without interest, to the Participant promptly by the Company.

For purposes of this Section 15.04, the term “Accounting Firm” means the independent accounting firm engaged by the Company immediately before the Control Change Date. For purposes of this Article XV, the term “Net After Tax Amount” means the amount of any Parachute Payments or Capped Payments, as applicable, net of taxes imposed under Code Sections 1, 3101(b) and 4999 and any State or local income taxes applicable to the Participant on the date of payment. The determination of the Net After Tax Amount shall be made using the highest combined effective rate imposed by the foregoing taxes on income of the same character as the Parachute Payments or Capped Payments, as applicable, in effect on the date of payment. For purposes of this Section 15.04, the term “Parachute Payment” means a payment that is described in Code Section 280G(b)(2), determined in accordance with Code Section 280G and the regulations promulgated or proposed thereunder.

Notwithstanding any other provision of this Section 15.04, the limitations and provisions of this Section 15.04 shall not apply to any Participant who, pursuant to an agreement with the Company or the terms of another plan maintained by the Company, is entitled to indemnification or other payment for any liability that the Participant may incur under Code Section 4999. This Section 15.04 shall not limit or otherwise supersede the provisions of any other agreement or plan which provides that a Participant cannot receive Payments in excess of the Capped Payments.

ARTICLE XVI
AMENDMENT

The Board may amend or terminate this Plan at any time; provided, however, that no amendment may adversely impair the rights of Participants with respect to outstanding awards. In addition, an amendment will be contingent on approval of the Company’s stockholders if such approval is required by law or the rules of any exchange on which the Common Stock is listed or if the amendment would materially increase the benefits accruing to Participants under this Plan, materially increase the aggregate number of shares of Common Stock that may be issued under this Plan and the Entities Plan (except as provided in Article XII) or materially modify the requirements as to eligibility for participation in this Plan.

ARTICLE XVII
DURATION OF PLAN

No Stock Award, Performance Unit Award, Incentive Award, Option, SAR or Other Equity-Based Award may be granted under this Plan after the day before the tenth anniversary of the Effective Date. Stock Awards, Performance Unit awards, Options, SARs and Other Equity-Based Awards granted before such date shall remain valid in accordance with their terms.

ARTICLE XVIII
EFFECTIVENESS OF PLAN

Options, SARs, Stock Awards, Performance Unit Awards, Incentive Awards and Other Equity-Based Awards may be granted under this Plan on and after the Effective Date, subject to the approval of the stockholders of the Company within twelve months before or after the date that this Plan is adopted by the Board, provided that no award shall be exercisable, vested or settled until such stockholder approval is obtained.